[GRAPHIC OMITTED]

                               PGP > VALUATION INC
                      REAL ESTATE APPRAISERS & CONSULTANTS




                               COMPLETE APPRAISAL
                                 SUMMARY REPORT
                  ---------------------------------------------
                            PORTLAND BREWING FACILITY
                               2730 NW 31st Avenue
                                Portland, Oregon



                                  PREPARED FOR
                  ---------------------------------------------
                                 Mr. Fred Bowman
                            Portland Brewing Facility
                               2730 NW 31st Avenue
                                Portland, Oregon



                                   PREPARED BY
                  ---------------------------------------------
                              Brian L. Kelley, MAI
                                PGP VALUATION INC
                            110 SW Yamhill, Suite 200
                           Portland, Oregon 97204-3024
                                 (503) 226-0983




                                   OFFICES IN
                  ---------------------------------------------
                          Portland - Sacramento - Salem
                         Seattle - Vancouver - San Diego

                                                        February 4, 2004

         Mr. Fred Bowman
         Portland Brewing Facility
         2730 NW 31st Avenue
         Portland, Oregon


         RE:     PORTLAND BREWING FACILITY
                 2730 NW 31st Avenue
                 Portland, Oregon


        Dear Mr. Bowman:

        At your request, we have appraised the captioned property using generally accepted appraisal principles and practices. The purpose of this appraisal is to estimate the "as is" market value of the fee simple interest in the subject property as a general warehouse/office facility disregarding its current brewery use and its "Value in Use" which reflects the value a specific property has for a specific use. To conduct this appraisal we inspected the subject, researched market information, and analyzed pertinent facts related to the valuation of the property. The subject market area, site, and improvements are described in this report.

        This report is intended to comply with the report requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as adopted by the Appraisal Foundation and the Appraisal Institute; the Financial Institutional Reform Recovery and Enforcement Act (FIRREA). This is a Complete Appraisal presented in a Summary Report format. As such, it presents only summary discussions of the data, reasoning, and analysis that were used in the appraisal process to develop the appraisers' opinion of value. Additional supporting documentation is retained in the appraisers' file. A copy of the engagement letter is included in the Addenda.

Mr. Fred Bowman                                                 February 4, 2004
Portland Brewing Facility                                                 Page 2

1. This appraisal is based on the Extraordinary Assumption that none of the easements discussed in the preliminary title report will affect the utility of the subject or alter its appraised value. If they would have a negative affect on the subject property it could alter our final opinion of value.

2. We make a second Extraordinary Assumption that the cost of removal of all the furniture, fixtures, and equipment will be borne by the owner of that equipment and not the building owner with respect to a conversion of the building from brewery to industrial/office use. If this is an inaccurate assumption, this would alter our final conclusion of value.

3. We have not been supplied with a contractor's estimate to convert the subject from a brewery/restaurant/brewpub to an industrial/office building. We have estimated costs for the modification of the restaurant to office use. However additional expenses would be incurred after the brew kettles, tanks, and piping were removed to fill in holes in the flooring and walls, remove the concrete pads on the floors and level the floors, and demolish non-load bearing partition walls. Any difference between the appraisers' opinion of the cost of conversion and demolition, and the actual costs of conversion and demolition could alter the final opinion of value.

The value above reflects a downward adjustment of $95,000 to account for the estimated costs of modifying the subject improvements to a general light manufacturing/office/restaurant use from its current use as a brewery/corporate office/restaurant.

Based upon our investigation and analysis of available information, the estimated values of the subject as of February 2, 2004, are:

             -------------------------------------------------------
                   VALUE SCENARIO                          VALUE
             -------------------------------------------------------
              Value In Use                              $2,150,000
              "As Is" Fee Simple Market Value           $1,835,000
             -------------------------------------------------------

In addition, based on the Cost Approach "value in use," the allocated value to the building and land only without special improvements is $1,760,000.



















                           (C) 2004 PGP VALUATION INC

Mr. Fred Bowman                                                 February 4, 2004
Portland Brewing Facility                                                 Page 3

This valuation assumes that the site and improvements are free of all hazardous waste and toxic materials, including asbestos. Please refer to the Assumptions and Limiting Conditions section for further discussion regarding this issue.

The analysis has been prepared by the undersigned.

                                        Sincerely,

                                        PGP VALUATION INC




                                        Brian L. Kelley, MAI
                                        OR State Certified General Appraiser
                                        No. C000141
BLK/ee
C040148





































                           (C) 2004 PGP VALUATION INC

                                TABLE OF CONTENTS
                                -----------------
Letter of Transmittal

INTRODUCTION                                                                PAGE
                                                                            ----
  Preliminary Appraisal Information........................................... 1
  Assumptions and Limiting Conditions ........................................ 8

DESCRIPTION
  Subject Property Photographs............................................... 11
  Market Area Description.................................................... 19
    Market Area Map.......................................................... 18
  Site Description........................................................... 21
    Plat Map ................................................................ 25
    Zoning Map............................................................... 26
    Flood Map................................................................ 27
  Description of Improvements................................................ 28
    Site Plan ......................................Error! Bookmark not defined.
  Highest & Best Use Analysis................................................ 35

VALUATION
  Valuation Methodology ..................................................... 40
  Income Capitalization Approach............................................. 42
    Lease Comparable Tabulation Chart........................................ 43
    Lease Comparable Location Map............................................ 44
    Lease Comparables........................................................ 45
    Income Capitalization Approach Summation Table........................... 63
  Sales Comparison Approach.................................................. 64
    Improved Sales Tabulation Chart ......................................... 65
    Improved Sales Location Map.............................................. 66
    Improved Sales Comparables............................................... 67
  Analysis of Value Conclusions.............................................. 83

VALUE IN USE
  Value In Use Analysis ..................................................... 86
    Land Sales Tabulation Chart.............................................. 88
    Land Sales Location Map ................................................. 89
    Land Sale Comparables.................................................... 90
  Scenario 1 - Value In Use Cost Approach.................................... 99
    Marshall Valuation Chart................................................ 102
    Scenario 1- Value in Use Cost Approach Table............................ 105
    Scenario 2- Value in Use Cost Approach Table............................ 110
  Value In Use Conclusion .................................................. 111
  Certification of Appraisal ............................................... 112














C040148                        (C)2004 PGP VALUATION INC                      i

-----------------


ADDENDA
  Subject's Recapitalization/Reorganization Plan
  Preliminary Title Report & Legal Description
  1994 R&H Cost Estimate
  Estimate to Convert Brewery to Light Manufacturing
  Qualifications of PGP VALUATION INC
  Qualifications of Appraisers
















































C040148                        (C)2004 PGP VALUATION INC                      ii

                        PRELIMINARY APPRAISAL INFORMATION
                        ---------------------------------
REPORT ORGANIZATION
-------------------

This section of the report provides an overview of the property and general information relating to the appraisal. The Description section briefly describes the subject market area, site, and improvements. A Highest and Best Use section follows, which establishes the premise on which the subject property is valued. The Valuation section is then presented, which briefly describes the appraisal methods used, and includes comparable information, application of market information to the subject, and valuation analysis. In this appraisal we will provide two valuation sections, the "as is" fee simple market value and the value in use. Additional supporting information is located in the Addenda or within the report file.

PURPOSE, USE AND USER OF APPRAISAL
----------------------------------

The purpose of this appraisal is to estimate the "as is" market value of the fee simple interest and the "value in use" for internal decision making with respect to financing the subject for loan-decision making. The user of this appraisal is Portland Brewing and their assigns.

DEFINITION OF MARKET VALUE
--------------------------

This definition is in compliance with the OCC (Office of the Comptroller of the Currency), FDIC (Federal Deposit Insurance Corporation), FIRREA (Financial Institutions Reform, Recovery, and Enforcement Act), and USPAP (Uniform Standards of Professional Appraisal Practice) as adopted by the Appraisal Foundation and the Appraisal Institute.

Market Value, as defined by the Uniform Standards of Professional Appraisal Practice, 2003 Edition, is:

     "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   buyer and seller are typically motivated;

     2. both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   a reasonable time is allowed for exposure in the open market;

     4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and






C040148                        (C)2004 PGP VALUATION INC                      1

---------------------------------

     5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."(1)

DEFINITION OF USE VALUE
-----------------------

Use Value is defined in the Dictionary of Real Estate  Appraisal,  Third Edition
(1993), as:

     "The value a specific property has for a specific use."

"AS IS" MARKET VALUE
--------------------

"As Is" value refers to the scenario under which a property is evaluated in the condition observed upon inspection as then existing under legal allowed uses without hypothetical conditions, assumptions or qualifications as of the relevant date. In this appraisal we have included several Extraordinary Assumptions do to insufficient available data.

REAL PROPERTY INTEREST APPRAISED
--------------------------------

Fee Simple Estate, is defined in the Dictionary of Real Estate Appraisal, Third Edition (1993), as:

     "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

CASH EQUIVALENCY
----------------

This report presents the cash value of the property. This requires that all comparables utilized must be cash transactions or adjusted to "cash" if advantageous seller financing was involved. In this appraisal, the cash equivalency adjustment is applied prior to all other adjustments in keeping with generally accepted principles and practices.

PERSONAL PROPERTY, FIXTURES, AND INTANGIBLE ITEMS
-------------------------------------------------

This appraisal reports the value of the real estate only, exclusive of the value of personal property, trade fixtures, or intangibles.

USE OF REPORT
-------------

Without prior written approval from the authors, the use of this report is limited to internal decision making regarding financing. All other uses are expressly prohibited. Reliance

--------------------------
(1) The Appraisal Foundation, The Uniform Standards of Professional Appraisal Practice, 2003 e. (United States of America: 2003), p. 224; and Code of Federal Regulations, Part 1608, 7-25-91 revision, p. 2, Section 1608.2 (f).

C040148                        (C)2004 PGP VALUATION INC                      2

---------------------------------

on this report by anyone other than the clients for a purpose not set forth above, is prohibited. The authors' responsibility is limited to the client.

CASH EQUIVALENCY
----------------

This report presents the cash value of the property. This requires that all comparables utilized must be cash transactions or adjusted to "cash" if advantageous seller financing was involved. In this appraisal, the cash equivalency adjustment is applied prior to all other adjustments in keeping with generally accepted principles and practices.

HISTORY AND OWNERSHIP
---------------------

The subject property was purchased for $1,500,000 on September 19, 2001 as a warehouse/office building, excluding any brewery or restaurant leasehold improvements by the Portland Brewing Company from the Portland Brewing Building Company LLC. This sale was between two entities with 80 percent common ownership in each other. No transactions have occurred since.

Prior to this purchase the building was owned by the Portland Brewing Building Company who acquired the property from Western American Exchange Corporation (an intermediary) in February 1992 for $475,000. This transaction reflected the condition of the original improvements before redevelopment began in early 1993. The cost of construction for redevelopment was approximately $1,694,000 including the brewer and restaurant improvements (excluding fixtures and equipment). Previous ownership was in the name of Jack and Marjorie Saltzman who owned the property since 1983. Please note, the mineral rights to the property are owned by Spokane Portland and Seattle Railroad Company who acquired ownership in 1955.

SUBJECT LEASE
-------------

The existing owners do not have a lease in place.

EXPOSURE TIME/MARKETING PERIOD
------------------------------

Exposure time is defined within the USPAP, Statement 6, as:

     "The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market."

Exposure time is best established upon the experience of recent comparable sales. Based on the subject's location, physical characteristics, and current market conditions, and assuming the subject is appropriately priced and competently promoted, an exposure time of 6 to 12 months is estimated for a general warehouse/office/restaurant property.


C040148                        (C)2004 PGP VALUATION INC                      3

---------------------------------

Marketing period is very similar to exposure time, but reflects a projected time period to sell the property, rather than a retrospective estimate. As such, the marketing period for the subject as an industrial/office/restaurant building would take 6 to 12 months.

EXPOSURE AND MARKETING PERIOD-USE VALUE
---------------------------------------

With respect to the exposure period for the subject as a brewery/office and restaurant, there were no similar sales found of brewery/brewpubs in the Portland market. The Portland, Oregon brewery/brewpub business is a niche market that is currently experiencing nationally mergers and consolidations in the business based on over saturation. Because the subject is a special-use property in a down market for breweries (discussed more in the highest and best use section of report), the sale of the subject as a brewery would take longer.

Considering the subject's age, condition, and functional design, the property would be marketable to most brewery companies. While there is a limited number of potential buyers for the subject's brewery use, there is also a very limited supply. We anticipate the sale of the brewery/restaurant would take longer than the sale of the subject as a manufacturing/warehouse/restaurant use.

Based upon the preceding analysis, and recognizing the functional design of the subject for brewery use, an exposure time of two to three years is concluded for the subject's use value.

Marketing period is very similar to exposure time, but reflects a projected time period to sell the property, rather than a retrospective estimate. As such, the marketing period for the subject as a brewery facility with brew pub and restaurant would take two to three years. We did not have any brewery sales to back up our conclusion.

INSPECTION
----------

Date of Inspection:                     February 2, 2004
Ownership Representation:               Bill Wrey, plant manager.
PGP Valuation Inc:                      Brian L. Kelley, M AI

ASSESSMENT AND TAX INFORMATION
------------------------------
Following is the most recent assessment information concerning the subject.

                               2002/2003 TAX YEAR
--------------------------------------------------------------------------------
                      Real Market Value
             -----------------------------------
Tax ID. No.     Land    Improvements     Total    Assessed Value    Annual Taxes
--------------------------------------------------------------------------------
R94129-1150   $390,390    $841,380   $1,231,770      $866,580        $19,427.53
--------------------------------------------------------------------------------




C040148                        (C)2004 PGP VALUATION INC                      4

---------------------------------

The 2002/03 tax rate is $22.42 (taxes/$1,000 of assessed value). It is noted that due to Ballot Measure 50, a property tax limitation measure approved by voters in May 1997, the total assessed value for the 1997/98 tax year was frozen at 90 percent of the 1995/96 assessed value. Taxes in following years can increase a maximum of 3 percent plus bonded indebtedness varying annually.

Because the subject is valued under a triple net expense structure in the Income Capitalization Approach, where the real estate taxes are passed through to the tenant, there is no significant net effect on our concluded value due to changes in taxes.

SCOPE OF ASSIGNMENT
-------------------

The scope of this assignment involved an interior and exterior inspection of the subject property by Brian L. Kelley, MAI, discussions with the owner's representatives, and a thorough analysis of the factors affecting the values and marketability of the subject property. Comparable lease research of light manufacturing buildings utilized in the Income Capitalization Approach was conducted throughout the subject market area and other similar Portland areas. Improved sale comparable research of light manufacturing buildings utilized in the Sales Comparison Approach was conducted throughout the Portland metropolitan area. Comparables were found in these areas from which a reliable value estimate could be drawn. All lease comparables and improved sales were inspected on the exterior. The Income Capitalization and Sales Comparison Approaches have been utilized in valuing the subject as a light manufacturing/ industrial/office building. The subject is unique in that it also contains a brewpub and restaurant. In the Sales Comparison Approach we did not find any light manufacturing buildings with restaurants. In the Income Approach we have included lease comparables for restaurants. The Cost Approach to value is based on the principle that the value of the property is significantly related to its physical characteristics, and that no-one would pay more for the subject than it would cost to build a facility providing similar utility in today's market on a comparable site. While the Cost Approach will be utilized ahead to estimate the subject's value in use, it is not the primary focus of equity investors in determining "market value." Therefore, this approach will not be presented in the subject's market value analysis.

For the "value in use" approach we have used the Cost Approach, as we have just explained. The Income Capitalization Approach and the Sales Comparison Approach were not used because there were no sales or leases of breweries and brewpubs found in the Portland area.













C040148                        (C)2004 PGP VALUATION INC                      5

---------------------------------

In addition to the above, the following sources were contacted to obtain relevant information.

Sources                                      Information
-------------------------------------------  -----------------------------------
Multiple real estate brokers, property       Local area data; lease and building
    managers, property owners                sales information.

Multnomah County Assessor's Office           Subject data.

Co-Star Comps, Inc.                          Market comparable research for
                                             manufacturing and breweries.

City of Portland                             Zoning and planning information.

Metroscan                                    General Subject Information.

Absorption & Vacancy Report, Norris, Beggs   Vacancy and absorption information.
    & Simpson, Second Quarter of 2003

Janet Golden, Greenstead, Accounting         Subject property taxes.
    Company for Portland Brewing Company

Jerome Chicvara, CEO,                        Subject information.
    Portland Brewing Company

Glen James & Bill Wrey                       Subject information.
    Portland Brewing Company

Prior PGP Valuation Inc appraisal reports    Subject information
    of the subject


COMPLIANCE AND COMPETENCY PROVISION
-----------------------------------

The authors of this report possess the education, knowledge, technical skills, and practical experience to complete this assignment competently, in conformance with the stated regulations.

UNAVAILABILITY OF INFORMATION
-----------------------------

Initially, we were told current replacement cost estimates for the subject's increased electrical supply, increased water supply and drainage system would be supplied by the subcontractors that constructed the subject. These estimates were not supplied and would have been beneficial in estimating the subject's "value in use." Other information not available was the location of an easement in the preliminary title report, and contractor's bids to convert the brewery to a light manufacturing building. All other information necessary to develop an estimate of value for the subject property was available to the appraisers. Please also refer to the Extraordinary and Ordinary Assumptions and Limiting Conditions.



C040148                        (C)2004 PGP VALUATION INC                      6

---------------------------------

PERSONAL PROPERTY, FIXTURES AND INTANGIBLE ITEMS
------------------------------------------------

This appraisal reports the value of the real estate only, exclusive of the value of personal property, trade fixtures, or intangibles.

DEDUCTIONS AND DISCOUNTS
------------------------

The values presented herein are subject to deductions and/or discounts to modify the subject from a brewery to a strictly light manufacturing/office space with restaurant in the "as is" fee simple market value. This would require demolishing the pad areas for the brewing vats, pouring a new concrete floor over the existing sloping floor in the light manufacturing section of the building where the brewing process and vats are located, filling in holes in walls and ceiling, and demolishing non-bearing partition walls. We have estimated this cost at approximately $95,000, rounded. There was no contractor's bid to support our conclusions.

DEPARTURE CLAUSE
----------------

As a complete appraisal, this report does not depart from the requirements of the Uniform Standards of Professional Appraisal Practice or the Code of Professional Ethics of the Appraisal Institute.































C040148                        (C)2004 PGP VALUATION INC                      7

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

This appraisal is subject to the following Extraordinary Assumptions:

EXTRAORDINARY ASSUMPTIONS
-------------------------

1. This appraisal is based on the Extraordinary Assumption that none of the easements discussed in the preliminary title report will affect the utility of the subject or alter its appraised value. If they would have a negative affect on the subject property it could alter our final opinion of value.

2. We make a second Extraordinary Assumption that the cost of removal of all the furniture, fixtures, and equipment will be borne by the owner of that equipment and not the building owner with respect to a conversion of the building from brewery to industrial/office use. If this is an inaccurate assumption, this would alter our final conclusion of value.

3. We have not been supplied with a contractor's estimate to convert the subject from a brewery/restaurant/brewpub to an industrial/office building. We have estimated costs for the modification of the restaurant to office use. However additional expenses would be incurred after the brew kettles, tanks, and piping were removed to fill in holes in the flooring and walls, remove the concrete pads on the floors and level the floors, and demolish non-load bearing partition walls. Any difference between the appraisers' opinion of the cost of conversion and demolition, and the actual costs of conversion and demolition could alter the final opinion of value.

The value  above  reflects a downward  adjustment  of $95,000 to account for the
estimated   costs  of   modifying   the  subject   improvements   to  a  general
warehouse/office use from its current use as a brewery/restaurant/pub.

ORDINARY ASSUMPTIONS
--------------------

The legal description was based on the preliminary title report and is assumed to accurately represent the subject. A survey has not been provided to the appraisers. If further verification is required, a survey by a registered surveyor is advised.

We assume no responsibility for matters legal in character, nor do we render any opinion as to title, which is assumed to be marketable. All existing liens, encumbrances, and assessments have been disregarded, unless otherwise noted, and the property is appraised as though free and clear, under responsible ownership, and competent management.

The exhibits in this report are included to assist the reader in visualizing the property. We have made no survey of the property and assume no responsibility in connection with such matters.

Unless otherwise noted herein, it is assumed that there are no encroachments, zoning, or restrictive violations existing in the subject property.






C040148                        (C)2004 PGP VALUATION INC                      8

-----------------------------------

The appraisers assume no responsibility for determining if the property requires environmental approval by the appropriate governing agencies, nor if it is in violation thereof, unless otherwise noted herein.

Information presented in this report has been obtained from reliable sources, and it is assumed that the information is accurate.

This report shall be used for its intended purpose only, and by the parties to whom it is addressed. Possession of the report does not include the right of publication.

The appraisers may not be required to give testimony or to appear in court by reason of this appraisal, with reference to the property in question, unless prior arrangements have been made therefor.

The statements of value and all conclusions shall apply as of the dates shown herein.

The appraisers have no present or contemplated future interest in the property, which is not specifically disclosed in this report.

Neither all, nor any part, of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media without the written consent or approval of the authors. This applies particularly to value conclusions and to the identity of the appraisers and the firm with which the appraisers are connected.

This report must be used in its entirety. Reliance on any portion of the report independent of others may lead the reader to erroneous conclusions regarding the property values. No portion of the report stands alone without approval from the author.

The valuation stated herein assumes professional management and operation of the
property  throughout  the  lifetime  of  the  improvements,   with  an  adequate
maintenance and repair program.

The liability of PGP VALUATION INC and employees is limited to the client only and only up to the amount of the fee actually received for the assignment. Further, there is no accountability, obligation, or liability to any third party. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraisers are in no way responsible for any costs incurred to discover or correct any deficiency in the property. The appraisers assume that there are no hidden or unapparent conditions of the property, subsoil, or structures, which would render it more or less valuable. In the case of limited partnerships or syndication offerings or stock offerings in real estate, the client agrees that in case of lawsuit (brought by lender, partner, or part owner in any form of ownership, tenant, or any other party), any and all awards, settlements, or cost, regardless of outcome; the client will hold PGP VALUATION INC completely harmless.

C040148                        (C)2004 PGP VALUATION INC                      9

-----------------------------------

The appraisers are not qualified to detect the presence of toxic or hazardous substances or materials which may influence or be associated with the property or any adjacent properties, has made no investigation or analysis as to the presence of such materials, and expressly disclaims any duty to note the presence of such materials. Therefore, irrespective of any degree of fault, PGP VALUATION INC and its partners, agents, and employees, shall not be liable for costs, expenses, damages, assessments, or penalties, or diminution in value, property damage, or personal injury (including death) resulting from or otherwise attributable to toxic or hazardous substances or materials, including without limitation hazardous waste, asbestos material, formaldehyde, or any smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, solids, or gasses, waste materials or other irritants, contaminants, or pollutants.

The appraisers assume no responsibility for determining if the subject property complies with the Americans with Disabilities Act (ADA), which prescribes specific building standards which may be applied differently to different buildings, depending on such factors as building age, historical significance, amenability to improvement, and costs of renovation. PGP VALUATION INC its partners, agents, and employees, shall not be liable for any costs, expenses, assessments, penalties, or diminution in value resulting from noncompliance. Except as otherwise noted herein, this appraisal assumes that the subject complies with all ADA standards appropriate to the subject improvements; if the subject is not in compliance, the eventual renovation costs and/or penalties would negatively impact the present value of the subject. If the necessary renovation costs, time period needed for renovation, and penalties for non-compliance (if any) were known today, appropriate deductions would be made to the value conclusion reported herein. Per the architect, the renovation has been completed in compliance with the Americans with Disabilities Act.




























C040148                        (C)2004 PGP VALUATION INC                      10

                          SUBJECT PROPERTY PHOTOGRAPHS
                          ----------------------------







                              [PHOTOGRAPH OMITTED]






      Looking northeast at the front of the subject property. (C040148-01)







                              [PHOTOGRAPH OMITTED]






    Looking east on NW Industrial Street with subject on right. (C040148-02)



























C040148                        (C)2004 PGP VALUATION INC                      11

----------------------------







                              [PHOTOGRAPH OMITTED]







       Looking north on NW 31st Avenue with subject on right. (C040148-03)







                              [PHOTOGRAPH OMITTED]






             Subject's brass kettles next to tap room. (C040148-04)


























C040148                        (C)2004 PGP VALUATION INC                      12

----------------------------







                              [PHOTOGRAPH OMITTED]







                        Subject's tap room. (C040148-05)







                              [PHOTOGRAPH OMITTED]







              Subject's processing and bottling area. (C040148-06)

























C040148                        (C)2004 PGP VALUATION INC                      13

----------------------------







                              [PHOTOGRAPH OMITTED]







                    Additional processing area. (C040148-08)







                              [PHOTOGRAPH OMITTED]







                    Additional processing area. (C040148-13)

























C040148                        (C)2004 PGP VALUATION INC                      14

----------------------------







                              [PHOTOGRAPH OMITTED]







                  Subject's indoor holding tanks. (C040148-12)







                              [PHOTOGRAPH OMITTED]







                 Subject's additional storage area. (C040148-09)

























C040148                        (C)2004 PGP VALUATION INC                      15

----------------------------







                              [PHOTOGRAPH OMITTED]







                  Subject's outdoor storage area. (C040148-07)









































C040148                        (C)2004 PGP VALUATION INC                      16

----------------------------







                              [PHOTOGRAPH OMITTED]







Subject's outdoor silos and C02 storage tank. (C040148-10)









































C040148                        (C)2004 PGP VALUATION INC                      17

----------------------------

                                 MARKET AREA MAP
                                 ---------------












                           [PORTLAND CITY MAP OMITTED]








































C040148                        (C)2004 PGP VALUATION INC                      18

                             MARKET AREA DESCRIPTION
                             -----------------------

MARKET AREA DESCRIPTION
-----------------------

The subject is located in an established industrial area known as Guilds Lake in northwest Portland, 1.75 miles northwest of downtown Portland. The market area is generally bounded by NW Front Avenue and the Willamette River on the north and east, NW Vaughn Street on the south, and NW St. Helens Road and Forest Park on the west. The area is primarily industrial, including a combination of manufacturing, warehousing, and distribution users, with minimal vacant land available for new development.

Existing industrial development consists of older and middle age facilities. The older facilities are typically single-tenant warehouse and manufacturing buildings constructed between the 1940s and 1960s with low ceiling truss heights and limited truck staging areas. Many of these buildings provide access to railroad spurs. Newer concrete tilt-up buildings were constructed between 1960 and 1980 with 18 to 24-foot clear heights, adequate truck staging areas, and dock high and grade level loading capabilities. Heavy manufacturing and petroleum storage facilities are concentrated in the northern portion of the subject market area.

Residential uses in the area are insignificant, limited generally to older dwellings in poor condition slowly being removed in anticipation of redevelopment to industrial uses. New residential development is non-existent. Commercial development in the market area is minimal, limited primarily to smaller office buildings, bank branches and credit unions, three newer motels, and small restaurant operations serving the employment base in the neighborhood. The restaurants typically include older neighborhood taverns in fair to poor condition. A McDonald's fast food restaurant, Subway Sandwich and Jack-in-the-Box are the only major chains in the area, located along NW Yeon Avenue and NW 23rd Avenue.

The zoning in the market area is highly restrictive for both residential and commercial development. While pressure has been put on the neighborhood to increase commercial development, the existing users are strongly united in maintaining the industrial orientation, limiting commercial development.

TRANSPORTATION
--------------

The subject market area is well served by a deep-water channel river, rail and roadway transportation systems. The rail system is extensive throughout the neighborhood. (The rail line is on the east side of the subject but the spur has been removed). Users of the rail system are not as extensive as in years past.

The major arterials in the market area are NW Front Avenue, NW St. Helens Road (State Highway 30), and NW Yeon Avenue, which provides direct access to Interstate 405 and the interstate freeway system.

Air transportation is available approximately 12 miles northeast of the subject neighborhood at the Portland International Airport. Both freight and passenger service are available. Access to the airport requires approximately 30 minutes of automotive travel time.



C040148                        (C)2004 PGP VALUATION INC                      19

-----------------------

SUMMARY
-------

The subject property neighborhood is an established industrial area with very limited commercial and insignificant residential development. The industrial development is mixed, ranging from warehousing and distribution to heavy manufacturing and refinery facilities. The majority of existing developments were constructed between 1940 and 1960 and have functional limitations for many users. Newer, well designed, concrete tilt-up buildings with higher clear heights and more truck staging are experiencing strong occupancies. Due to the strong demand to locate in the area, and the limited vacant land available, occupancy rates in the area are anticipated to remain strong, with real estate values remaining stable or appreciating in accordance with the general trends of the metropolitan area.










































C040148                        (C)2004 PGP VALUATION INC                      20

                                SITE DESCRIPTION
                                ----------------

HAZARDOUS WASTE/MATERIALS:    This appraisal assumes there is no hazardous waste
                              or  toxic  materials,  including  asbestos  at the
                              subject  site that  could  negatively  affect  the
                              value.  Further, the appraisers do not possess the
                              expertise   to  discover   potentially   hazardous
                              materials.

                              We have not conducted any independent investigation regarding hazardous waste. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

                              A Phase I Environmental Assessment was prepared for the subject property by Evergreen Environmental Management, Inc., in November of 2001. According to the Executive Summary of this report and the conclusions and recommendations, the site was evaluated for potential environmental risks associated with historical on-site and surrounding land uses and for possible contamination from hazardous substances, petroleum products, or hazardous waste. The Evergreen Environmental Management, Inc., (EEM) formed a very favorable impression of the brewery property. "Based on a review of historical and regulatory agency documents, as well as previous environmental site investigation reports, it did not appear that the past and current utilization of the subject property had generated any obvious problems that might present environmental liability concerns. Please see this report for further detailed information regarding the subject and the EEM findings.

CENSUS TRACT:                 43

THOMAS BROS.
    Map Number:               596, B/3

CURRENT USE OF SITE:          The  property  was  originally  converted  from  a
                              warehouse/office industrial building to a brewery, corporate office, restaurant and brewpub between 1993 and 1995.

SITE SIZE:                    45,738 square feet (1.05 AC)

SHAPE: Irregular corner site: with 259 feet of frontage on NW industrial Street and 162 feet of frontage on NW 31st Avenue.

TOPOGRAPHY:                   Level at street grade.





C040148                        (C)2004 PGP VALUATION INC                      21

----------------

ABUTTING PROPERTIES--
    North:                    Tilt-up concrete warehouse/office facility.

    South: NW Industrial Street, which separates the subject from two older warehouse/office structures.

    East:                     Railroad  tracks which separate the subject from a
                              concrete  and  metal  clad   manufacturing/storage
                              facility.

    West:                     NW 31st Avenue, which separates the subject from a
                              smaller,     multi-tenant,     concrete    tilt-up
                              distribution warehouse.

UTILITIES--
    Water:                    City of Portland
    Sewer:                    City of Portland
    Natural Gas:              NW Natural Gas
    Electric Power:           Portland General Electric
    Telephone:                Qwest

STREET IMPROVEMENTS--
    NW Industrial Street
    --------------------
        Type:                 Two-lane industrial collector street
        Surface:              Asphalt
        Right-of-Way Width:   60 feet
        Left Turn Lanes:      None
        Curbs:                Yes
        Sidewalks:            Yes

    NW 31st Avenue
    --------------
        Type:                 Industrial neighborhood street
        Surface:              Asphalt
        Right-of-Way Width:   60 feet
        Left Turn Lanes:      None
        Curbs:                Yes
        Sidewalks:            Yes; however, the property directly across NW
                              31st Avenue does not have sidewalks.

EXPOSURE:                     The  subject's   neighborhood   is  the  northwest
                              industrial  area and is  removed  from  Portland's
                              central  commercial  district.  This,  along  with
                              geographical  constraints of the Willamette  River
                              and Forest Park  reduces the traffic flow to users
                              who  are  primarily  destination   oriented.   The
                              traffic that flows through the  neighborhood  that
                              is   destined   for  other   areas  use  the  main
                              thoroughfares. Considering the subject has an interior neighborhood location, removed from the main arterials, the exposure for the subject's restaurant space is considered limited. However,

C040148                        (C)2004 PGP VALUATION INC                      22

----------------

                              exposure is good from NW Industrial Street for an industrial building.

ACCESS: The site has average access with two full access curb cuts with one each on NW 31st Avenue and NW Industrial Street. There is no vehicle access to the back of the building. An alley way (15' wide) leading to the back of the building is being used by the brewery for its conveyor belt system between the subject and a building being leased at 2730 NW 31st Avenue. This access, if it were available, would not provide easy maneuverability for vehicles.

                              Regarding rail access, the adjacent railroad tracks on the east side of the subject are not operational because the spur has been removed for the subject.

CORNER INFLUENCE:             The subject's  corner location  enhances  exposure
                              for the brewhouse.

TRAFFIC COUNT:                There  are no  traffic  counts  for NW  Industrial
                              Street or NW 31st Avenue. The traffic volumes on both streets are largely for industrial use.


EASEMENTS AND
    ENCUMBRANCES:             A   preliminary   title  report  was  provided  by
                              Fidelity  National  Title  Company of Oregon.  The
                              order number was  10-1108202-28  and the effective
                              date of the report was  August  11,  2003.  In the
                              preliminary  title  report there is mention of the
                              typical  easements  for  sewer  with  the  City of
                              Portland  and a street  easement  with the City of
                              Portland.   There   was  also  a  third   easement
                              agreement  (Clause 15)  recorded  August 17, 2001,
                              Recorder's No. 2001-29876 which does not state the purpose of the easement. (See a copy of the preliminary title report in the Addenda).

                              This appraisal is based on the Extraordinary Assumption that none of the easements discussed in the preliminary title report will affect the utility of the subject or alter its appraised value.

ZONING AND
    COMPREHENSIVE PLAN:       IH (Heavy  Industrial).  This zone provides  areas
                              where all kinds of industries may locate including those not desirable in other zones due to their objectionable impacts or appearance. The subject's warehouse and manufacturing uses, with supporting office area, is an allowed use in this zone. The accessory/ corporate office build-out is allowed to be up to 25 percent of the total building size or 25,000 square

C040148                        (C)2004 PGP VALUATION INC                      23

----------------

                              feet, which ever is less. The area for the tap room restaurant, fireside room, and kitchen is allowed if it does not exceed 3,000 square feet. Since the current area is 2,791 square feet, this is also an allowed use in the heavy industrial zone. The outdoor dining area of approximately
                              1,500 square feet is not mentioned in the code according to Ms. Rachael McCormmach, City Planner 1, with the City of Portland. She stated the outdoor dining is not considered a part of the 3,000 square feet of allowed commercial use.

SOILS:                        Appear adequate for industrial  development  based
                              on  the  subject's   existing   development,   and
                              industrial uses on surrounding properties.

FLOOD PLAIN
    AND WETLANDS:             According  to  the  Federal  Emergency  Management
                              Agency (FEMA)  National  Flood  Insurance  Program
                              Flood  Insurance  Rate  Map  Community  Panel  No.
                              410183 0035 C, effective October 18, 1982, the subject is in zone "C," an area not in the 100-year flood plain.

SITE RATING:                  Good for  industrial  development  based on access
                              and   locational    characteristics.    Fair   for
                              commercial  development  based on a location in an
                              industrial  neighborhood,   removed  from  a  main
                              roadway.  However, the restaurant has proved to be
                              highly  successful  in the area due to the limited
                              food service  available.  This is a good  location
                              for a  brewery  due to its  central  location  for
                              distribution.   Overall,   the  neighborhood  will
                              continue to attract industrial users due to its industrial development.





















C040148                        (C)2004 PGP VALUATION INC                      24

                                    PLAT MAP
                                    --------















                                  [MAP OMITTED]









































C040148                        (C)2004 PGP VALUATION INC                      25

                                   ZONING MAP
                                   ----------















                                  [MAP OMITTED]









































C040148                        (C)2004 PGP VALUATION INC                      26

                                    FLOOD MAP
                                    ---------















                                  [MAP OMITTED]









































C040148                        (C)2004 PGP VALUATION INC                      27

                           DESCRIPTION OF IMPROVEMENTS
                           ---------------------------
HAZARDOUS
    MATERIALS/ASBESTOS:       We have not conducted any investigation  regarding
                              this  issue.   This  appraisal  assumes  that  the
                              structure is free of all hazardous waste and toxic
                              materials,   including   (but  not   limited   to)
                              asbestos. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

GENERAL DESCRIPTION:          The subject is a brewery with  warehouse,  office,
                              and restaurant  area.  The warehouse  building was
                              initially  constructed in 1955-1956.  Between 1993
                              and  1995,   the  subject  was  converted  from  a
                              warehouse to a brewery, restaurant, and corporate office area utilizing the shell of the warehouse building and adding additional square footage.

SQUARE FEET/SIZE:

                           BUILDING AREAS/SIZES (SF):
--------------------------------------------------------------------------------
                                    Grade     2nd     3rd     Bsmt.   Total
Building Area                       Level    Level   Level   Level   (SF)
--------------------------------------------------------------------------------
Warehouse                          16,981                                 16,981
Office                              3,270    1,163                         4,433
Brewhouse                             933      933      324      933       3,123
Tap Room, Fireside room & Kitchen   2,791                                  2,791
--------------------------------------------------------------------------------
Total (SF)                         23,975    2,096      324      933      27,328
================================================================================

SITE COVERAGE RATIO:          Fifty-two  percent based on a foot print of 23,975
                              square feet and a total site area of 45,738 square feet.

ARCHITECT--
    Plan Date:                April 1992
    Name/Address:             Arthur M. James Engineering, Inc.
                              319 SW Washington Street
                              Portland, Oregon

ESTIMATED EFFECTIVE AGE:      Five  years  with the  exception  of the  existing
                              warehouse which has an effective age of ten years.

ESTIMATED REMAINING LIFE:     Thirty-five  years for  restaurant,  brewhouse and
                              office; 30 years for warehouse.

FOUNDATION:                   Concrete   slab  with  a  large   portion  of  the
                              restaurant on pier and post construction.








C040148                        (C)2004 PGP VALUATION INC                      28

---------------------------

EXTERIOR WALLS--
    Warehouse:                Combination   of  poured  in  place  concrete  and
                              concrete block.

    Brewhouse:                Poured in place concrete with stucco finish.

    Restaurant/Office:        Combination of concrete and wood frame with stucco
                              finish.

PEDESTRIAN DOORS:             Combination  of metal in metal frame,  and wood in
                              metal frame. The interior doors are solid core wood doors in wood frames and metal doors. The back of the building (north side) has only one metal pedestrian door and no loading doors.

TRUCK DOORS:                  The west side of the  warehouse  building  has two
                              dock high overhead metal doors (8'x10') with levelers; one grade level door (8'x10') with ramp;
                              and one dock high door (13.3'x 13.3') opening to a trash enclosure. There is one overhead dock-high door on the east side of the building that is (12'x12'). There are no truck doors on the back side (north side) of the building.

WINDOWS: There are numerous window configurations. They are primarily glazed double pane in either metal or wood frame. In the brewhouse building there are four large windows that are multi-pane in metal frames which highlight the copper brew kettles.

ROOF STRUCTURE:               The original warehouse  structure is a combination
                              of woof or metal post and wood beam, and loaded concrete walls, with 2 by 6-inch tongue and groove wood sheathing. The new warehouse addition is a metal and wood flat roof with exposed wood beams and plywood sheathing. The restaurant and office areas are wood frame with wood decking.

ROOF COVER:                   Built-up composition roof over the warehouse and a
                              portion of the office building and metal over the remaining brewhouse, restaurant, and parts of the office area.

DECK/PATIO:                   There is a large outdoor  dining area at the front
                              of the subject that is approximately 1,500 square feet. A portion of this deck is covered.

EXTERIOR CONDITION:           The exterior is in good condition.








C040148                        (C)2004 PGP VALUATION INC                      30

---------------------------

INSULATION--
    Roof: R-19 Batt; 2-inch rigid over restaurant area.
    Ceiling: R-19 Batt
    Walls: None
    Floor: R-11 Batt

ELECTRICAL SERVICE:           The  subject  has  a  heavy   electrical   service
                              capacity above the needs of the typical industrial
                              user  due to the  requirements  for  brewery  use.
                              According to plant manager,  Mr. Bill Wrey,  there
                              is a  208-volt,  2500-amp  system  and a  480-volt
                              1200-amp system.  Typical electrical systems are 3
                              phase   480-volt   with  steps  down  to  240  and
                              208-volts   with  400,  600  or   1,000-amps   for
                              warehouse and up to 1200-amps for manufacturing. A facility with 2000-amps would be heavy according to leasing agent Matt Kayser with Trammell Crow.

HEATING AND
    AIR CONDITIONING:         The warehouse  portion and beer  processing  areas
                              are heated by gas fired space heaters hanging from the ceiling. The restaurant, office areas, lab, lunchroom, and restrooms are heated and cooled by five gas pack units on the roof and two heat pumps at the second floor office level.

FIRE SPRINKLERS:              The subject building is sprinkled by a wet system.

INTERIOR SPACE
    ALLOCATION:               The  interior  is  divided  between  a  warehouse,
                              manufacturing,  office, restaurant, and brewhouse.
                              All  components to the facility are attached.  The
                              warehouse/manufacturing  area has a shipping area,
                              storage areas,  including an area for a cooler for
                              the hops and a walk-in for the restaurant, brewery
                              area, lab, lunchroom, locker room with two showers
                              and two restrooms,  restaurant with two restrooms,
                              kitchen and an office area.  There is office space
                              on the ground floor and on the second  floor.  The
                              brewhouse  is  a   three-story   building  with  a
                              basement. The brewhouse's ground floor contains two large copper brewing kettles. The basement is used for tank servicing and the second and third floors are used for general service and equipment areas for the two copper kettles that reach through the second and third floors. The plant manager indicated the kettles could have been installed through the roof. There








C040148                        (C)2004 PGP VALUATION INC                      30

---------------------------

                              are  additionally  approximately  26 brewing  vats
                              that are in the manufacturing area that were installed through the roof of the subject building. These kettles and vats are not a part of this appraisal.

CLEAR HEIGHT:                 The original warehouse portion and the first level
                              of the brewhouse varies in size from 13 to 15 feet, or an average of 14 feet. The new warehouse addition has a 23-foot clear height.

CLEAR SPAN:                   The new  warehouse  has an open span  design.  The
                              other    manufacturing/brewery     portions    are
                              partitioned.

FLOOR COVERINGS--
    Office:                   Carpet
    Restaurant:               Granite, ceramic tile, carpet
    Warehouse/Manufacturing:  Exposed concrete
    Restroom/Locker room:     Ceramic tile
    Lunch Room / Lab:         Vinyl composition tile
    Second Story Office:      Vinyl composition tile

INTERIOR WALLS:               The  warehouse   area  is  exposed   concrete  and
                              concrete block, with plastic panels in the brewery areas. The brewhouse has plaster over sheetrock with a ceramic tile wainscot. The office area is painted drywall. The restaurant area is painted drywall and ceramic tile wainscot with a wood wainscot in the Fireside room.

CEILING--
    Office:                   Suspended T-Bar acoustical tile.

    Restaurant:               Painted  sheetrock.  There is a vaulted ceiling in
                              the  tap  room   restaurant   entry  and   exposed
                              decorative beams in the tap room. The Fireside room has a flat ceiling with decorative wood.

    Warehouse:                Exposed   wood   beams  with  wood   rafters   and
                              insulation. In the brewing and bottling areas the ceiling is a suspended acoustic tile that is water resistant. Various tiles appear to have a black mold from extensive water condensation.

INTERIOR LIGHTING:
    Warehouse:                Suspended  high  pressure  sodium  fixtures,   and
                              suspended fluorescent fixtures.

    Brewhouse:                Surface mounted incandescent track lighting.






C040148                        (C)2004 PGP VALUATION INC                      31

---------------------------

    Office area:              Recessed and suspended  fluorescent  fixtures with
                              track lighting in the conference room.

    Restaurant:               Track  and  ceiling-mounted  decorative  lighting.

PLUMBING:                     There is a men's and women's  restroom  accessible
                              by a corridor  sandwiched  between the  restaurant
                              and office area used by both the employees and the
                              restaurant  patrons.  The men's  restroom  has two
                              sinks,  two toilets  and one  urinal.  The women's
                              restroom  has  two  sinks  and  two  toilets.   In
                              addition there is a men's and women's restroom with two fixtures each and two showers in the locker room. There are numerous sinks and hose bibs located throughout the facility.

MANUFACTURING PLUMBING:       The water supply to the subject has been  upgraded
                              for the manufacturing of beer. Also the drainage system in the warehouse has been enlarged in capacity due to the wet manufacturing.

PERSONAL PROPERTY
    AND TRADE FIXTURES:       Personal  property  and  trade  fixtures  are  not
                              included in this valuation.

INTERIOR FINISH (OFFICE):     Good quality  typical of office  space  associated
                              with a corporate office/warehouse use. However, the conference room has good to excellent quality finish.

INTERIOR CONDITIONS:          Average in  warehouse/manufacturing  area and good
                              to excellent in the restaurant and good in the kitchen.

SITE IMPROVEMENTS
    AND LANDSCAPING:          Landscaping  consists of deciduous trees,  shrubs,
                              grass, ground cover foliage, and an in-ground sprinkler system. Paving includes approximately
                              9,000 square feet of asphalt paved parking area and 594 square feet of concrete paving (truck bay). In addition there is a 1,500 square foot patio area abutting the south (front) elevation, concrete sidewalks, and concrete walks leading from the parking area to the pedestrian entryways.

PARKING: On-site parking consists of an asphalt lot with 23 spaces on the west side of the brewhouse and warehouse and two additional concrete paved spaces on the southeast side of the building. This indicates .91 spaces per each 1,000 square feet of building area. Employees park on the streets.





C040148                        (C)2004 PGP VALUATION INC                      32

---------------------------

GENERAL COMMENTS:             The subject property reflects a good quality level
                              and a  large  portion  of  the  subject  has  been
                              constructed   for   a   specific   use.    Special
                              improvements   for  brewery   use  include   heavy
                              electrical,  increased  water supply and drainage,
                              sanitary  ceilings in the brewery  areas,  plastic
                              covered drywall for water resistance, and slightly
                              sloping   manufacturing   floors   to   facilitate
                              drainage. While the improvements have alternative utility for general warehouse/office use this would require dismantling the brewery fixtures and demolishing the concrete pad areas fastening the brewing vats to the floor. The most probable use of the subject is for the headquarters of a regional brewery facility which is the current use. Overall, the design, appeal, and utility of the subject as a brewery, corporate offices, brewpub, and restaurant are good.

SUMMARY: The information presented above is a basic description of the proposed subject property improvements. This information is utilized in the valuation of the property. Reliance has been placed upon the plans and an inspection of the subject property. It is assumed there are no hidden defects, and that all structural components will be functional and operational, unless otherwise noted. If questions arise regarding the integrity of the structure or its operational components, it may be necessary to consult additional professional resources.

























C040148                        (C)2004 PGP VALUATION INC                      33

                                    SITE PLAN
                                    ---------















                          [GRAPHIC OMITTED - SITE PLAN]









































C040148                        (C)2004 PGP VALUATION INC                      34

                           HIGHEST & BEST USE ANALYSIS
                           ---------------------------

The highest and best use of a property is defined as that reasonable and most probable use that will support its highest present value. The highest and best use, or most probable use, must be legal, physically possible, and marketable.

The highest and best use concept is based upon traditional appraisal theory and reflects the attitudes of typical buyers and sellers who recognize that value is predicated on future benefits. This theory is based upon the wealth maximization of the owner, with consideration given to community goals. A use, which does not meet the needs of the public will not meet the above highest and best use criteria.

The highest and best use of the subject site "as vacant" and "as improved" are discussed below.

                                   "AS VACANT"
                                   -----------

The legal factors influencing the highest and best use of the subject site are primarily government regulations such as zoning ordinances and comprehensive plans. The current zoning is Heavy Industrial, which provides for the widest range of industrial uses. A general industrial/office use is allowable under this zoning, to which the subject conforms. The restaurant is allowed up to 3,000 square feet in size and the office area is allowed up to 25,000 square feet or 25 percent of the building, which ever is smaller. The site's physical characteristics support an industrial use, with no adverse conditions noted. Location characteristics also support an industrial use. This type of use generates the highest value to the site, and there are no adverse supply and demand conditions, other than limited access to the back of the subject building. Based on the built-up industrial character of the area with relatively low vacancy, financial feasibility for an industrial use is supportable. Based upon this analysis, the highest and best use of the subject property site "as vacant" is for industrial development.

MARKET FEASIBILITY
------------------

In this section market conditions influencing the future use of the site will be considered. The major factors influencing marketability are the supply of and the demand for similar sites.

Regarding supply, there is a limited supply of vacant industrial zoned land in the subject's neighborhood, known as the Guild's Lake area, due to the built-up character. Sites that are available would be of older structures in secondary locations ready for demolition.

Overall, supply and demand factors influencing the subject property as vacant are difficult to quantify due to the lack of market data as the area is built-up. However, redevelopment of existing facilities, like the subject or remodeling of existing facilities, indicates good demand for vacant land in the area.

Based on the previous physical and locational characteristics discussed, the subject is a desirable parcel for industrial development, considering the limited amount of ready to build industrial sites in the neighborhood, and good overall appeal.

C040148                        (C)2004 PGP VALUATION INC                      35

---------------------------

MAXIMALLY PRODUCTIVE USE/HIGHEST AND BEST USE CONCLUSION
--------------------------------------------------------

Paraphrasing the definition of maximally productive use as presented in the twelfth addition of The Appraisal of Real Estate, it is that use that produces the highest value of the property. The maximally productive use is a subset of one or more uses that is legally permissible, physically possible and financially feasible. The legal factors limit the utility of the site to industrial use with limited commercial use. Analysis of the subject property as vacant indicates that industrial use is the most probable use and the maximally productive use.

The subject is a desirable industrial parcel, and "as vacant" is competitive against the balance of the available industrial properties in the area. Therefore, the highest and best use of the subject site, "as vacant", is for industrial use.

                                  "AS IMPROVED"
                                  -------------

As described above, legal, location, and physical site considerations support the highest and best use of the subject to be manufacturing/industrial. The physical improvement characteristics have been previously described in this report. The improvements are in good to excellent condition, and are functionally designed for a single tenant manufacturing/industrial use with corporate office and a brewpub and restaurant. The existing office area is 16 percent (4,433 SF / 27,328 SF) of the gross building area, which is within the range for typical industrial buildings of 5 to 25 percent. The brewpub/restaurant and brewhouse are 2,791 square feet and 3,123 square feet respectively. The brewpub and restaurant appear to be widely accepted in this industrial location.

Although the building to land coverage is slightly low for the neighborhood at 52 percent, no surplus land is noted.

Based upon the above analysis, considering legal, physical, and location characteristics, the subject's use as a single tenant manufacturing/warehouse/ office facility and restaurant is supported as its highest and best use "as improved."

Regarding market conditions, the subject's close-in northwest industrial district is an established built-up area, which has historically experienced relatively low vacancy over the years as it is a desirable area for general industrial users. The major factors requiring consideration are the supply and demand conditions that influence the competitive position of the subject property. Based on the Grubb & Ellis, Absorption & Vacancy Report for Manufacturing/Warehouse/Distribution Facilities, Second Quarter 2003. The survey included 115 industrial buildings representing a total square footage of 7,232,039 square feet. During the second quarter of 2003, the vacancy averaged
6.7 percent, a small increase from 5.3 percent during the second quarter of 2002, and 6.7 percent in the third quarter of 2001. The overall vacancy for the entire Portland/Vancouver Industrial market was 11.7 percent in the second quarter of 2003, which is up from the 10.0 percent in 2002 and the 8.1 percent in 2001. In the Portland metropolitan area, the current overall vacancy for manufacturing/warehousing/ distribution is reported at 11.2 percent.

C040148                        (C)2004 PGP VALUATION INC                      36

---------------------------

The subject is currently 100 percent occupied by Portland Brewing Company, and has been since at least 1992 when the property was acquired by the brewing company. During 1993-1995, the western quarter of the warehouse, the brewhouse, restaurant, pub and offices were added to the original structure.

The subject's current use as a brewery facility with restaurant and pub was considered in determining the property's highest and best use as improved. The micro-brewery business and regional brewery has grown in the Northwest and many market participants have developed facilities. However, the continuity in developing the brewing business and maintaining a steady profit is difficult to do with the increased competition. Within the past four years, three suppliers have shut down. They are Rainier Beer in Seattle, Washington; Blitz Beer in Portland, Oregon; and Olympia Beer out of Olympia, Washington in February of 2003.

The owners of the subject building have experienced significant operating losses during the years ended December 2002 and 2001, and have continued to incur losses in the first quarter of 2003. (See in Addenda Note 3, Page F15 Recapitalization/Reorganization Plan in the Form 10-KSB for the year ended December 31, 2002 to the United States Securities and Exchange Commission).

Operating results have fluctuated and may continue to fluctuate as a result of many factors including lower sales projections; changes in its contract brewing services; increases in ingredients, transportation, utility and insurance costs as well as lower fixed overhead absorption on decreasing production volumes. The company also expects the cost to maintain market share in the highly saturated Pacific Northwest craft beer category will continue to contribute to the losses. Income prior to depreciation and amortization expense has been marginal, but is expected to be above cash breakeven in 2003.

The optimum capacity the subject brewery can produce annually is between 100,000 and 130,000 barrels of beer. The number of barrels increases if all the brewing is of the MacTarnahan brand which is subject owned. When the company takes on outside orders to brew different beers, the capacity decreases. In 2003, the company is projected to brew 48,000 barrels of beer according to Mr. Glen James, the accountant for the Portland Brewing Company. In 2002, the company brewed between 57,000 and 58,000 barrels. The difference between 2002 and 2003 is the loss of a major account.

The high peak of the Portland Brewing Companies production was in 1996 and 2001, when 67,000 barrels were brewed.

Overall, the brewing industry has been consolidating and downsizing which negatively affects the existing highest and best use of the subject as improved, as an existing brewery.

The analysis of the subject property "as improved" requires the treatment of two important issues: (1) consideration of alternative uses for the property; and
(2) the marketability of the most probable use. In the following analysis, alternative uses are treated first, followed by a marketability analysis. The five possible alternative treatments of the property are: (1) demolition; (2) expansion; (3) renovation; (4) conversion; and (5) continued use "as is".




C040148                        (C)2004 PGP VALUATION INC                      37

---------------------------

DEMOLITION
----------

One alternative would be to demolish the subject's structure, creating a vacant site. Although it is physically possible and legally permissible to demolish the building, it is not financially feasible, as the value of the property as improved, as indicated in the Value in Use section, far exceeds the value of the land as vacant; thus demolition is not appropriate.

EXPANSION
---------

The subject property was last expanded between 1993 and 1995 adding the shipping warehouse, restaurant, brew pub and office area. Even though the coverage ratio is 52 percent, the additional undeveloped land is used for parking and truck staging. Further expansion is not considered appropriate.

RENOVATION
----------

The original improvements were constructed in 1955-1956, and underwent complete redevelopment as a brewery facility in 1993-1995. The subject reflects average/good to excellent quality and condition with further renovation not needed. While there are over improvements for the typical industrial user due to the specialized improvements associated with the operation of the brewery business, the improvements have good utility for a brewery.

CONVERSION
----------

Conversion of the subject property to a general light manufacturing/industrial building with corporate office space is a strong possibility with the current market conditions of the brewery industry affected by consolidation, downsizing, and closing operations. This alternative is a possible scenario if the brewing industry continues to downsize. The restaurant has done well in this location.

CONTINUED USE "AS IS"
---------------------

The final option is the continued use of the subject property "as is." With respect to legal considerations, the subject site is zoned heavy industrial which allows for a wide variety of industrial uses and some commercial uses. The subject's use as a brewery with restaurant space, below 3,000 square feet, is allowed by right. Any manufacturing or industrial /office use would also be allowed by right.

The physical characteristics of the property have been previously described in this report. For the purposes of this report the subject is divided into five components. The first component discussed is the 5,650 square foot shipping and receiving warehouse area. This area has good utility due to a 23-foot clear height, open span design, and dock high loading. Within this area there is a small wood framed storage/office area with mezzanine storage accessible by stairs, and fork-lift from the grade level. Overall, this addition benefits the marketability of the subject.

C040148                        (C)2004 PGP VALUATION INC                      38

---------------------------

The second component is the original warehouse area that is divided by a partial load bearing wall where the original structure was added onto in the past. In addition, the improvements include further subdivision of this area by wood framed partitions into separate storage/production areas reducing the utility to the typical industrial building users. Also, the 14-foot clear height is below typical warehouse facilities which range from 18 to 22 feet. These improvements would detract from a future manufacturing/industrial user and would probably require demolition of partition walls.

The third component is the brewhouse addition. This portion includes a basement, grade level, and second level at 933 square feet each, and a 324 square foot third level. The total brewhouse size is 3,123 square feet. The second and third floors and basement level are accessible by stairwells only and have limited utility to a typical industrial user. The first floor could be used for office use with modifications, including the removal of the brew kettles. The more practical approach would be to leave the brew kettles as a motif for the restaurant operation which appears to be doing well. The basement and upper levels of the brewhouse have limited utility other than for storage and will be excluded in the net usable square footage in the valuation section. With the deduction of 2,190 square feet of brewhouse in the net rentable square feet, this would reduce the total net rentable area to 25,138 square feet (27,328 SF - 2,190 SF).

The fourth component is the office portion. The ground floor office area is 3,270 square feet and is of good quality and design. The second floor office area is 1,163 square feet and is of average quality and design. The total office space is 4,433 square feet. This space can be used for corporate headquarters or accessory office for any manufacturing/industrial users. It is currently being used as the corporate offices for the Portland Brewing Company.

The fifth component is the restaurant. This component includes the kitchen, tap room restaurant and Fireside room. The interiors are of good quality and are 2,791 square feet. Overall, the subject is in a good location for an industrial or brewery use recognizing good access to local arterials, the freeway systems, and Portland's commercial core area. As evidenced by surrounding uses, this is an industrial area with limited utility for alternative uses and limited commercial development.

Regarding the restaurant space, it is in a secondary commercial location recognizing surrounding development and exposure (i.e., traffic and pedestrian counts). The area has been predominately industrial with no transitions to alternative uses foreseen. The lack of alternative food service in the neighborhood has benefited the restaurant which has become a destination oriented successful restaurant operation.

HIGHEST AND BEST USE "AS IMPROVED" CONCLUSION
---------------------------------------------

There are no brewery properties currently for sale or lease in the market area. These properties are primarily owner occupied and developed by the users. As previously discussed, the brewing industry has reached a saturation point in the Oregon and Washington area and several breweries have closed. The subject owner/users face these same challenges and have had disappointing financial success in the recent past. Based on these facts, the highest and best use of the subject "as improved" is a light manufacturing/industrial/office building and attached restaurant.

C040148                        (C)2004 PGP VALUATION INC                      39

                                    VALUATION
                                    ---------

VALUATION METHODOLOGY
---------------------

The appraisal process is designed to evaluate all factors, which influence value. General market area information has been presented to inform the reader of general outside influences, which may affect value. In addition, a description of the site and existing improvements have been summarized. An analysis of the subject's highest and best use has been presented to evaluate the effects of legal, location, physical, and market considerations which impact the use of the subject. The next part of the appraisal process deals directly with the valuation of the property.

Although the current use of the subject is a brewery with restaurant and pub, we conclude that the highest and best use for the subject is a light manufacturing/ industrial/office building and restaurant. However, for the subject to be utilized as a traditional light manufacturing/industrial office building and restaurant, several modifications would need to be made. It is assumed that all brewing trade fixtures and personal equipment would be removed by the owner. The brewhouse ground floor, restaurant and kitchen areas would be left in tact for continued use as a restaurant with brew pub with beer brewing off premises. Major remodeling to the structure to enable a typical light manufacturing/industrial office function would include the following: (1) demolition of pad areas in the light manufacturing area and a new pour over the existing floor of approximately 11,321 square feet; (2) removal of all non-load bearing walls in the warehouse; (3) patching of holes in the concrete tilt-up walls saw cut for a conveyor system between the subject and a leased building;
(4) and any other holes due to the fixtures and equipment.

The following analysis is based on the conversion of the subject to a typical light manufacturing/industrial office facility and restaurant with appropriate adjustments estimated for the required modifications described above.

The INCOME CAPITALIZATION APPROACH is based upon the premise that industrial properties are income producing, and that investors purchase these properties based on their income producing ability. In this assignment, the direct capitalization approach is applied. In this methodology, market rents for the subject are estimated, an appropriate vacancy and credit loss is deducted as are operating expenses, to arrive at projected net operating income. Finally, net income is capitalized into a value estimate at an appropriately supported rate. This approach utilizes information extracted from the market and compares the subject to properties of similar character and income producing ability.

The SALES COMPARISON APPROACH reflects the principle of substitution. This principle states that no one would pay more than the value of similar properties available in the market. This approach may offer limited reliability because many properties have unique characteristics that cannot be accounted adequately in the adjustment process. In addition, applicable market activity is not always available. Alternatively, in active markets with a sufficient number of appropriate comparables, this approach is a good indicator of value that may best reflect market behavior.






C040148                        (C)2004 PGP VALUATION INC                      40

---------

The COST APPROACH is based upon the principle that the value of the property is significantly related to its physical characteristics, and that no one would pay more for a facility than it would cost to build a like facility in today's market on a comparable site. This analysis is not presented due to the older age of the majority of improvements, which would have required large subjective adjustments for accrued depreciation. In addition, due to the built-up character of the area, current comparable land sales are extremely limited.

The approaches used to value the subject property will be correlated into a final "as is" market value estimate in the Analysis of Value Conclusions section at the end of this report.

We have also been asked to provide a " value in use" for the subject. We will provide a Cost Approach with two scenarios based on replacement costs of the various components of the subject in operation. The "value in use" will then be correlated into a final value conclusion at the end of this report.








































C040148                        (C)2004 PGP VALUATION INC                      41

                         INCOME CAPITALIZATION APPROACH
                         ------------------------------

The first step in the Income Capitalization Approach is to estimate the subject's potential gross income, which is derived by comparing the subject with rental manufacturing/industrial/office properties having similar utility, in similar locations and restaurant comparables. Following this, a vacancy and credit loss allocation will be deducted, as well as stabilized operating expenses, with the resulting net operating income capitalized into perpetuity, indicating value.

SUBJECT LEASE
-------------

The subject is an owner/user building without a lease in place.

LEASE COMPARABLE ANALYSIS
-------------------------

The analysis is conducted on a dollar per square foot per month basis, reflecting market behavior. The comparable rental rates are analyzed on a segregated shell and office surcharge basis. The comparable rental rates have been adjusted for any significant concessions granted, such as free rent.

The analysis is based on a triple net lease in which the landlord is responsible for management and reserves for replacements, and the tenant is responsible for all other expenses.

The following presentation summarizes the comparables most similar to the subject property. A combination of warehouse/office and restaurant leases have been presented. The comparables are compared to the subject and a comment is presented indicating whether the comparable is a high, low, reasonable, or good indicator for the subject. A Lease Comparable Tabulation Chart and Location Map are also presented summarizing the comparables utilized. Following the comparable analysis an income conclusion will be estimated.

Narrative continues on page 44.






















C040148                        (C)2004 PGP VALUATION INC                      41

        MANUFACTURING/INDUSTRIAL/OFFICE LEASE COMPARABLE TABULATION CHART
------------------------------------------------------------------------------------------------------------------------------------
                                        Shell    Office   Effective
                              Lease     Size      Area    Rent/SF/Mo.   Expense      Year     Site
No.     Location            Date/Term   (SF)      (SF)   Shell/Office   Structure    Built  Coverage          Comments
------------------------------------------------------------------------------------------------------------------------------------
1.  Alderwood Corp. Center    5/02     37,600    3,500    $.314/$.65    Triple Net   1996   Ind. Park  Good quality, concrete
    880 NE Alderwood Road    3 Years              (9%)                                                 tilt-up warehouse/office
    (Bldg. D)                                                                                          with dock high loading.
    Portland, Oregon

2.  Alderwood Corp. Center    2/02     36,326    2,224    $.33/$.65     Triple Net   1996   Ind. Park  Good quality, concrete
    8520 NE Alderwood Road   3 Years              (6%)                                                 tilt-up warehouse/office
    (Bldg. B)                                                                                          with dock high loading.
    Portland, Oregon

3.  Northeast Corporate Park  4/01     63,750    2,000    $.312/$.60    Triple Net   1975   Ind. Park  Multi-tenant concrete tilt-up
    3581 NW Yeon Avenue      5 Years              (3%)                                                 industrial complex within
    Portland, Oregon                                                                                   one-half mile of the subject.

4.  Northwest Corp. Park     Asking    18,000    2,000    $.33/$.60     Triple Net   1975   Ind. Park  Multi-tenant industrial
    3424 NW Yeon Avenue                          (11%)                                                 building with truss height of
    Portland, Oregon                                                                                   18 feet.

5.  Northwest Corp. Park      7/01     45,000    1,041    $.31/$.60     Triple Net   1970s  Ind. Park  Multi-tenant concrete tilt-up
    3587 NW Yeon Avenue     10 Years              (2%)                                                 industrial complex within
    Portland, Oregon                                                                                   one-half mile of the subject.

6.  Beaches                   1/00      5,975     N/A    $26.95/SF/Yr.  Triple Net   2000  Freestanding  Dine-in restaurant building
    14450 SW Murray         20 Years                                                        Restaurant   located along a main
      Scholls Dr.                                                                                        arterial, with average
    Beaverton, Oregon                                                                                    access and good exposure.
                                                                                                         Escalations are 6 percent
                                                                                                         every five years.

7.  Sweet Tomatoes            9/99      6,500     N/A       $26.92      Triple Net   1996  Freestanding  Located adjacent to Home
    6600 SW Cardinal Lane   20 Years                         $7.93                          Restaurant   Depot and Office Depot.
    Tigard, Oregon                                          ------                                       Gross sales were not
                                                            $34.85                                       obtained. The lease was
                                                                                                         adjusted upward $7.93 per
                                                                                                         square foot to account for
                                                                                                         TI's. The tenant took the
                                                                                                         space "as is" and paid all
                                                                                                         TI's, which are amortized
                                                                                                         over original term.

8.  Izzy's Pizza Restaurant   5/02      7,230     N/A       $16.53      Triple Net   1978  Freestanding  The lease averages apprx.
    5833 SE Macadam Avenue  10 Years                         $4.37                          Restaurant   $23.00 per square foot over
    Portland, Oregon                                        ------                                       ten years. The tenant has
                                                            $20.90                                       paid $200,000 for TI's,
                                                                                                         which are amortized over a
                                                                                                         ten year period at 10
                                                                                                         percent. The restaurant has
                                                                                                         61 parking spaces or 8.4
                                                                                                         spaces per 1,000 square
                                                                                                         feet is located at a corner
                                                                                                         intersection SW Pendleton
                                                                                                         and SW Macadam.
------------------------------------------------------------------------------------------------------------------------------------
C040148

                          LEASE COMPARABLE LOCATION MAP
                          -----------------------------
















                 [MAP OF PORTLAND AND SURROUNDING CITES OMITTED]








































C040148                        (C)2004 PGP VALUATION INC                      44

                               LEASE COMPARABLE 1
                               ------------------









               [PHOTOGRAPH OF ALDERWOOD CORPORATE CENTER OMITTED]











                                  (C020787-31)

NAME AND LOCATION:                      ALDERWOOD CORPORATE CENTER
                                        8830 NE Alderwood Road (Building D)
                                        Portland, Oregon
LEASE INFORMATION--
DATE OF LEASE:                          May 2002
SIZE OF LEASED SPACE:                   Shell:          37,600 SF
                                        Office:         3,500 SF (9%)
BASE MONTHLY RENT--                     Shell:          $.314/SF
                                        Office:         $.65/SF
EXPENSE STRUCTURE:                      Triple Net ($.09/SF/Mo.)
RENT CONCESSIONS:                       None
RENT ESCALATIONS:                       Flat throughout term
LEASE TERM:                             3 Years

DESCRIPTION--
YEAR BUILT:                             1996
BUILDING AREA:                          824,400 SF (total park)
CONSTRUCTION:                           Tilt-up concrete panels
DESIGN:                                 Multi-tenant, 8-building industrial park
VACANCY:                                1.43% (per REAL-NET, Third Quarter 2002)
ACCESS AND EXPOSURE:                    Access  and   exposure  is  average  for
                                        industrial use.
CLEAR HEIGHT:                           26 feet
TRUCK LOADING:                          Dock and grade level loading.










C040148                        (C)2004 PGP VALUATION INC                      45

------------------

COMMENTS:                               Office area  includes  2,500 square feet
                                        of  newly  constructed  space.  Cost  to
                                        build  the  additional  office  area was
                                        approximately $100,000. According to the
                                        listing agent,  the previous tenant paid
                                        a $90,000 early  termination fee and the
                                        current tenant was able occupy the space
                                        without    the    property     ownership
                                        experiencing any turnover vacancy. As a result, the landlord was able to offer a lower shell rental rate to the new tenant.

CONFIRMED WITH:                         Matt  Kayser,   Trammell   Crow.   (503)
                                        644-9400









































C040148                        (C)2004 PGP VALUATION INC                      46

                               LEASE COMPARABLE 2
                               ------------------









               [PHOTOGRAPH OF ALDERWOOD CORPORATE CENTER OMITTED]











                                  (C020787-32)

NAME AND LOCATION:                      ALDERWOOD CORPORATE CENTER
                                        8520 NE Alderwood Road (Building B)
                                        Portland, Oregon

LEASE INFORMATION--
DATE OF LEASE:                          February 2002
SIZE OF LEASED SPACE:                   Shell:          36,326 SF
                                        Office:         2,224 SF (6%)
BASE MONTHLY RENT--                     Shell:          $.33/SF
                                        Office:         $.65/SF
EXPENSE STRUCTURE:                      Triple Net ($.09/SF/Mo.)
RENT CONCESSIONS:                       None
RENT ESCALATIONS:                       Approximate 3% increase at the beginning
                                        of Year 3.
LEASE TERM:                             3 Years

DESCRIPTION--
YEAR BUILT:                             1996
BUILDING AREA:                          824,400 SF (total park)
CONSTRUCTION:                           Tilt-up concrete panels
DESIGN:                                 Multi-tenant, 8-building industrial park
VACANCY:                                1.43% (per REAL-NET, Third Quarter 2002)
ACCESS AND EXPOSURE:                    Access  and   exposure  is  average  for
                                        industrial use.
CLEAR HEIGHT:                           26 feet
TRUCK LOADING:                          Dock and grade level loading.
COMMENTS:                               Landlord  spent  $8,000  to  add  a  pit
                                        leveler.
CONFIRMED WITH:                         Matt   Kayser,   Trammell   Crow   (503)
                                        644-9400




C040148                        (C)2004 PGP VALUATION INC                      47

                               LEASE COMPARABLE 3
                               ------------------









                              [PHOTOGRAPH OMITTED]











                                   (C01434-64)

LOCATION:                               3581 NW Yeon Avenue
                                        Portland, Oregon

TENANT TYPE OR NAME:                    Warehouse/office

SIZE OF LEASED SPACE:                   Shell:          63,750 SF
                                        Office:         2,000 SF (3%)

DATE OF LEASE:                          April 2001
MONTHLY RENT--
        Shell:                          $.312/SF
        Office:                         $.60/SF
EXPENSE STRUCTURE:                      Triple net
RENT CONCESSIONS:                       None
LEASE TERM:                             5 years

DESCRIPTION--
YEAR BUILT:                             1975
BUILDING AREA:                          678,028 SF
CONSTRUCTION:                           Concrete tilt-up.
DESIGN:                                 A ten building  multiple tenant business
                                        park.
CLEAR HEIGHT:                           24 feet
TRUCK LOADING:                          Dock and grade.

ACCESS AND EXPOSURE:                    Average to good.








C040148                        (C)2004 PGP VALUATION INC                      48

------------------

COMMENTS:                               This lease is  located in the  Northeast
                                        Corporate  Park.  The Park has  exposure
                                        and  frontage  on  NW  Yeon  Avenue,   a
                                        four-lane  arterial  with  center  lane.
                                        This roadway provides direct access to the interstate freeway system.

CONFIRMED WITH:                         Steve   Klein,   Trammell   Crow   (503)
                                        644-9400















































C040148                        (C)2004 PGP VALUATION INC                      49

                               LEASE COMPARABLE 4
                               ------------------









                              [PHOTOGRAPH OMITTED]











                                  (C030810-96)

LOCATION:                               3424 NW Yeon Avenue
                                        Portland, Oregon

TENANT TYPE OR NAME:                    Warehouse/office

SIZE OF LEASED SPACE:                   Shell:          18,000 SF
                                        Office:         2,000 SF (3%)

DATE OF LEASE:                          Asking September 2003
MONTHLY RENT--
                                        Shell:          $.33/SF
                                        Office:         $.60/SF
EXPENSE STRUCTURE:                      Triple net ($.10/SF)
RENT CONCESSIONS:                       None
LEASE TERM:                             3 to 5 years

DESCRIPTION--
YEAR BUILT:                             1975
BUILDING AREA:                          678,028 SF
CONSTRUCTION:                           Concrete tilt-up.
DESIGN:                                 A ten building  multiple tenant business
                                        park.
CLEAR HEIGHT:                           24 feet
TRUCK LOADING:                          Dock and grade.

ACCESS AND EXPOSURE:                    Average to good.







C040148                        (C)2004 PGP VALUATION INC                      50

------------------

COMMENTS:                               This lease is  located in the  Northeast
                                        Corporate  Park.  The Park has  exposure
                                        and  frontage  on  NW  Yeon  Avenue,   a
                                        four-lane  with  center  lane  arterial.
                                        This roadway provides direct access to the interstate freeway system.

CONFIRMED WITH:                         Matt   Kayser,   Trammell   Crow   (503)
                                        644-9400,
                                        Confirmed  by Gary  Cox,  September  15,
                                        2003.













































C040148                        (C)2004 PGP VALUATION INC                      51

                               LEASE COMPARABLE 5
                               ------------------









                              [PHOTOGRAPH OMITTED]











                                  (C020450-108)

NAME AND LOCATION:                      NORTHWEST CORPORATE PARK
                                        3587 NW Yeon Avenue
                                        Portland, Oregon

LEASE INFORMATION--
SIZE OF LEASED SPACE:                   Warehouse Shell:        45,000 SF
                                        Interior Office:        1,040 SF (2%)
DATE OF LEASE:                          July 2001
BASE MONTHLY RENT:                      Warehouse Shell:        $.31/SF
                                        Office Surcharge:       $.60/SF
EXPENSE STRUCTURE:                      Triple net ($.11/SF)
RENT CONCESSIONS:                       None
RENT INCREASES:                         3% per year
LEASE TERM:                             10 years

DESCRIPTION--
YEAR BUILT:                             1975
BUILDING AREA:                          678,028 SF
CONSTRUCTION:                           Concrete tilt-up.
DESIGN:                                 Warehouse and distribution.
CLEAR HEIGHT:                           24 feet
TRUCK LOADING:                          Both dock-high and grade level.
VACANCY:                                5.57% (as of January 1, 2002)
EXPOSURE AND ACCESS:                    Average    access   and   exposure   for
                                        industrial use.
COMMENTS:                               This is a 10-building,  multiple tenant,
                                        industrial park.
CONFIRMED WITH:                         Steven     Klein,      Trammell     Crow
                                        (503-644-9400).





C040148                        (C)2004 PGP VALUATION INC                      52

                               LEASE COMPARABLE 6
                               ------------------









                   [PHOTOGRAPH OF BEACHES RESTAURANT OMITTED]











                                  (C020282-17)

Property Identification
-----------------------
Record ID                               56
Property Name                           Beaches Restaurant
Address                                 14550 SW Murray Scholls Drive,
                                        Beaverton, Washington County, Oregon

Physical Data
-------------
Net SF                                  5,975
Construction Type                       Wood frame & Wood Siding
Stories                                 1
Year Built                              2000
Condition                               Good

General Lease Data
------------------
Tenant                                  Restaurant
Lease Type                              NNN
Tenant Size                             5,975

General Tenant Summary
----------------------
Verification                            In House Database
Rent Charges                            $26.95/SF Annually
Percent Finished                        100%








C040148                        (C)2004 PGP VALUATION INC                      53

------------------

Rent Analysis
-------------
Actual Rent                             $26.95 - $26.95/SF

Remarks
-------
This restaurant is set away from the Murray Scholls Town Center. The lease commenced on January 1, 2000. Some of the tenants in the center are Van Duyn Chocolates, Doddle Pad, Oreck Vacuums, 24 Hour Fitness, Walgreens, Starbucks and Hollywood Video. The property is set away from the shopping center and is next to a man made lake with water fountains.














































C040148                        (C)2004 PGP VALUATION INC                      54

LEASE COMPARABLE 7









                [PHOTOGRAPH OF SWEET TOMATOES RESTAURANT OMITTED]










                                  (C020282-16)

Property Identification
-----------------------
Record ID                               57
Property Type                           CB; Commercial/Retail Building, Other
Property Name                           Sweet Tomatoes
Address                                 6600   SW   Cardinal    Lane,    Tigard,
                                        Washington County, Oregon

Physical Data
-------------
Net SF                                  6,500
Stories                                 1
Year Built                              1999
Condition                               Good

General Lease Data
------------------
Tenant                                  Sweet Tomatoes
Lease Type                              NNN

General Tenant Summary
----------------------
Verification                            John Wittal,  Pacific Realty Associates,
                                        9503) 624-6300, July 11, 2002; Confirmed
                                        by Gary Cox

Rent Analysis
-------------
Actual Rent                             $26.92/SF; $26.92/SF Average

Remarks
-------
The lease rate is for ten years with two, five year options. There are annual rent escalations tied to the CPI. No tenant improvements were provided. The lease commenced in September 1999.

C040148                        (C)2004 PGP VALUATION INC                      55

LEASE COMPARABLE 8









                [PHOTOGRAPH OF SWEET TOMATOES RESTAURANT OMITTED]











                                  (C020392-17)

Property Identification
-----------------------
Record ID                               80
Property Type                           CB; Commercial/Retail Building
Property Name                           Izzy's Pizza Restaurant
Address                                 5833  SW   Macadam   Avenue,   Portland,
                                        Multnomah County, Oregon

Physical Data
-------------
Land Size                               38,842
Gross SF                                8,548
Net SF                                  7,236
Stories                                 1.5
Year Built                              1978
Condition                               average

General Lease Data
------------------
Lease Type                              Triple Net

General Tenant Summary
----------------------
Verification                            Appraisal of property
Tenant Improvements                     $200,000 paid by tenant










C040148                        (C)2004 PGP VALUATION INC                      56

------------------

Rent Analysis
-------------
Actual Rent                             $16.53/SF  + $4.37/SF  amortized  TI's =
                                        $20.90 adjusted

Remarks
-------
This restaurant has a corner location. There are 1,125 square feet of unfinished storage area and 160 square feet of low cost office space not included in the net square footage. There are 61 parking spaces indicating 8.4 spaces per 1,000 square feet. The site coverage is 20 percent and there is dining for 203 people. In the tenth and final year of the lease the rent will have escalated to $24.78 per square foot (see Improved Sale 7). The lease commencement was in May of 2002.










































C040148                        (C)2004 PGP VALUATION INC                      57

------------------------------

The five industrial lease comparables presented indicate a shell rental rate range of $.31 to $.33 per square foot per month. Comparables 3, 4, and 5 ($.31/SF/Mo. And $.33/SF/Mo.) represent the low to high end of the comparable range and reflect leases of large generic warehouse/office space in northwest Portland. All three comparables are similar to the subject with regard to access and availability of off-street parking, but are inferior to the subject in terms of general overall appeal. However, this is offset by their slightly superior functional design, reflecting average to good truck staging areas, open warehouse space, and continuous 20-foot clear height. Considering these, factors, Comparables 3 and 5 are slightly older comparables and at the low end of the rental range for shell space. Comparable 4 is a listing and is at the high end. Comparables 1 and 2 ($.314 and $.33/SF/Mo.) represent the low to high end of the comparable range and are located in the Alderwood Corporate Park. According to the listing agent, the landlord was able to offer a lower shell rental rate to the tenant representing Comparable 1 ($.314/SF/Mo.), as the previous tenant that occupied the space paid a termination fee of $90,000 to vacate the space prior to the lease expiring.

While these comparables are similar to the subject with regard to size, condition, quality of construction, and location, they are superior with regard to age and inferior in appeal. Comparable 1 is a low indicator for the subject's manufacturing/industrial space and Comparable 2 is a reasonable indicator.

Based on the preceding analysis, the subject's manufacturing space is in the middle range of the comparable range. Consequently, for the use of the subject as a general manufacturing or warehouse use, a market rent of $.32 per square foot per month is concluded for the shell lease rate for the subject. In discussions with several leasing brokers in the area, buildings with upgraded electrical and water supply, like the subject, do not receive higher rent than buildings with typical electrical or water supplies.

Regarding the subject's office area, the office surcharge is generally a function of quality, cost, and condition of the build-out, not location or other general real estate issues. In the market, average quality (good to new condition) office space, as supported by all the Comparables ($.60 and $.65/SF/Mo.), typically leases at a surcharge of approximately $.60 to $.65 per square foot depending upon size and quality of finish. The 3,270 square feet of existing office space is approximately nine years in age. This space is in good condition but slightly dated. The estimated rent for this space is $.60 per square foot triple net. The mezzanine office space of 1,163 square feet is in average condition and inferior quality to the existing office space. A surcharge of $.50 per square foot per month (triple net) is concluded for this area.

In the brewhouse, the basement level (933 SF), the second floor level (933 SF) and the third floor level (324 SF) would be limited to small item storage, if any. This is due to the fact that the access to these areas are limited to stairways only and would not be attributed value for general warehouse use by typical users.

Comparable 6 ($26.95/SF) is a freestanding restaurant (Beaches) adjacent to a community shopping center in Beaverton with views of Murray Hill Pond. Access and exposure are good and considered superior to the subject. The larger building size (5,975 SF) versus the subject's (2,791 SF) plus brew house of (933
SF) places upward


C040148                        (C)2004 PGP VALUATION INC                      58

------------------------------

pressure on the lease rate. The lease transaction date of January 2000 puts downward pressure on the lease rate. Overall, Comparable 6 ($26.95/SF/Yr.) is a high lease rate indicator.

Comparable 7 ($34.85/SF/Yr., adj.) is the lease of a freestanding Sweet Tomatoes restaurant located in Tigard and adjacent to Home Depot and Office Depot. The restaurant has exposure to Interstate 5 and average access from Cardinal Lane. The size of the site (54,885 SF) and building ((6,500 SF) are larger than the subject which places downward pressure on the lease rate. Its location next is Interstate 5 is superior to the subject's secondary location in an industrial area. Overall, this is a high indicator at ($34.85/SF/Yr.).

Comparable 8 ($21.85/SF/Yr., adj.) is the lease of an Izzy's freestanding Pizza restaurant located in Portland in a mixed use area of commercial, industrial and residential structures on Macadam Avenue. The restaurant has average exposure and good access. The size of the site (34,842 SF) and building size (7,263 SF) are larger than the subject and put downward pressure on the lease rate. The parking ratio for the comparable is 8.8 spaces per 1,000 square feet versus the subject's .91 spaces per 1,000 square feet. The quality, condition and age are inferior to the subject. The location of the comparable is superior to the subject. Overall, it is a reasonable lease rate indicator.

Based on the three freestanding restaurant comparables and the subject's existing improvements that are joined with a manufacturing building, it is our opinion that the subject could not achieve the same rental rate as the above comparables. We estimate a market lease rate for the subject restaurant at $18.00 per square foot annually or $1.50 per square foot triple net monthly.

                         POTENTIAL GROSS INCOME SUMMARY
----------------------------------------------------------------------------------------
Shell                                   23,975 SF  X  $.32/SF/Mo.  X  12 Mos. = $92,064
Existing Office                         3,270 SF   X  $.60/SF/Mo.  X  12 Mos. = $23,544
Restaurant & First Floor Brewhouse      3,724 SF   X  $1.50/SF/Mo. X  12 Mos. = $67,032
                                                    ($18.00 SF/Yr.)
Second Floor Office                     1,163 SF   X  $.50/SF/Mo.  X  12 Mos. =  $6,978
----------------------------------------------------------------------------------------
Total Potential Gross Income                                                   $189,618
----------------------------------------------------------------------------------------

VACANCY AND CREDIT LOSS
-----------------------

This expense category accounts for the time period between tenants, as well as possible prolonged vacancies under slow market conditions. This assignment reflects the probable vacancy during the economic life of the property, not necessarily the current vacancy. As discussed in the Highest and Best Use section, the overall industrial vacancy for the subject's northwest submarket area has averaged between 7 and 12 percent in the last four years. If owner occupied facilities of 10,000 square feet or less were included in the surveys, the overall vacancy would probably be less, and most likely closer to 5 percent. There is no vacancy information for restaurants. The subject has been 100 percent occupied since opening between 1993-1995 and has created a strong lunch business. A survey of the subject's neighborhood indicates there are no

C040148                        (C)2004 PGP VALUATION INC                      59

------------------------------

apparent high quality restaurants similar to the subject. Based on current conditions, the subject should continue as a good location for its present restaurant use.

Vacancy allocation by investor's is typically 5 percent. The subject is currently 100 percent occupied and has been for an extended period. Relatively low vacancy rates are anticipated in the neighborhood over the long term due to the desirability of the area. Based on this, a stabilized vacancy of 5 percent is concluded for the subject.

OPERATING EXPENSES
------------------

The estimated market rent for the subject is based on a triple net expense structure, with the owner responsible for management and structural maintenance. The tenant is responsible for all other operating expenses, including real estate taxes, insurance, utilities, non-structural repairs, and typical maintenance.

PROFESSIONAL MANAGEMENT--The professional management expense is estimated at 3 percent of the effective gross income. This is at the mid-range of the typical management expense levels of 2 to 4 percent for general industrial facilities, and is appropriate considering the character of the subject and the triple net expense structure.

RESERVES FOR REPLACEMENT--Reserves for replacement are not typical annual cash expenditures, but rather, the annualized cost of major expenses in the future, such as repair of roof systems, repair and replacement of heating systems, et cetera. The reserves for replacement allowance by buyers and sellers for this type of property is typically allocated at 2 percent of effective gross income, or $.10 per square foot per year. Considering the subject's age and condition, a typical market allocation of 2.0 percent of effective gross income which equates to approximately $.12 per square foot, is concluded.

VACANT SPACE EXPENSE/LEASING COMMISSIONS/TENANT IMPROVEMENT COSTS--These three expense items are associated with periodic re-leasing of the building when tenants vacate. These items are real expenses experienced by property owners over the life of the improvements; however, they are not typically recognized as a stabilized operating expense by typical buyers and sellers in the marketplace. It is subsequently not reflected in the market generated overall capitalization rates. Therefore, to maintain consistency with the market, no stabilized vacant space expense, leasing commissions, or tenant improvement costs will be applied in this analysis.

EXPENSE/NOI CONCLUSION
----------------------

The total operating expenses are estimated to be 5 percent of effective gross income, or $9,481. Deducting the total expenses from the estimated effective gross income of $180,137, indicates a stabilized net operating income estimate of $171,130.






C040148                        (C)2004 PGP VALUATION INC                      60

------------------------------

OVERALL CAPITALIZATION RATE
---------------------------

The final step in the Income Capitalization Approach is to capitalize the estimated net income by an appropriate rate. The capitalization rate is estimated utilizing the market sales method. The overall capitalization rate of each sale is derived by dividing its net income by its sale price. This technique illustrates what purchasers are willing to pay for the net income available from competitive investment properties. The capitalization rates indicated by these sales are based on their projected, or anticipated, contract income. This method best approximates the decision-making processes of the typical investor. In concluding an overall capitalization rate for the subject property, a bracketing process is used, reflecting the superior or inferior physical and income-producing characteristics of each sale.

The tabulation chart below presents the market data utilized to estimate the overall capitalization rate for the subject.

                         CAPITALIZATION RATE COMPARABLES
---------------------------------------------------------------------------------------------------------
                                Sales      Year       Size (SF)       Sales                        OAR
No.         Location            Date       Built      (Office)        Price/CEV       NOI/SF       (%)
---------------------------------------------------------------------------------------------------------
1.   Delicor Warehouse          3/02       1971        21,600         $971,500        $3.71       8.25%
     1645 NE 72nd Avenue                                (12%)
     Portland, Oregon


2.   Curl's Warehouse           6/02       1990        74,040        $4,050,000       $4.72       8.62%
     5665 NW Wagon Way                      &           (7%)
     Hillsboro, Oregon                     1998

3.   Integrated Electrical      9/01       2000        45,000        $4,400,000       $8.64       8.84%
     Services Facility                                  (67%)
     6950 NE Campus Way
     Hillsboro, Oregon

4.   Jana's Classics Facility   3/02       1986        76,558        $4,600,000       $5.16       8.59%
     18555 SW Teton Avenue                              (16%)
     Tualatin, Oregon
---------------------------------------------------------------------------------------------------------

All of the capitalization rate comparables are industrial buildings with similar general industrial design and utility. They have varying physical and financial characteristics, and bracket the subject in overall physical and locational characteristics.

The overall  capitalization  rates  indicated by the market sales range  between
8.25 and 8.84 percent. Comparable 1 (8.25%) indicates the low end of the comparable range. It is a single tenant warehouse/office building located adjacent to I-84. It has inferior location, access and is inferior in age (1971) versus the subject's newer remodeled age of (1993-95). The existing tenant is a regional credit tenant with a superior lease (absolute net) which places downward pressure on the capitalization rate. The smaller size of the comparable (21,600 SF versus the subject's 25,138 SF) places downward pressure on the capitalization rate. This is a low indicator for the subject.

Comparable 3 (8.84%) represents the upper end of the capitalization rate range. This comparable is newer in age (2000) versus the subject's (1956, 1993-95 age) which places downward pressure on the overall capitalization rate. The comparable has a

C040148                        (C)2004 PGP VALUATION INC                      61

------------------------------

67 percent office build-out which is an over improvement in comparison to the general industry standards of 5 to 25 percent. The over improvement places upward pressure on the overall rate. The location of the comparable is approximately ten miles west of the City of Portland in comparison to the subject's close-in Portland location, another factor pushing the capitalization rate upward. Overall, it is a high indicator.

COMPARABLE 2 (8.62%) is a slightly low capitalization rate indicator for the subject. This comparable has a location similar to Comparable 4, ten miles from the City of Portland. The larger size (74,040/SF) places upward pressure on the capitalization rate. The age of the comparable (1990-98) is slightly superior to the subject's (1956, 1993-95). The comparable has a smaller office build-out (9% vs. 32%) for the subject which is within the range for office space in industrial buildings. This is a "sale-leaseback." which tends to place downward pressure on the cap rate. The date of sale (6/02) provided slightly favorable interest rates pushing the cap rate downward. Overall, it is a slightly low rate for the subject.

COMPARABLE 4 (8.59%) is a single user larger building (76,558/SF) versus the subject's (25,138/SF of net rentable area) which places upward pressure on the cap rate. The age of the comparable (1986) is inferior to the subject's age of (1956, 1993-95). It is a "sale-leaseback" with the seller signing a 15-year lease. This places downward pressure on the cap rate. Overall, the terms of the sale make this comparable a slightly low rate for the subject.

Based on the above analysis, with the most weight given to Comparables 2 and 3, (8.62% to 8.84%) the overall capitalization rate of 8.75 percent is concluded for the subject.

Restaurant capitalization rates in the Portland area tend to range from 8 to 11 percent. The newer restaurants in good locations and of good quality construction achieve capitalization rates toward the lower end. The two restaurants sales discussed in this appraisal have an 8 percent capitalization rate (Applebee's) and a 10 percent capitalization rate (Chinaman). The subject's restaurant is of good quality to excellent quality. Its location in relation to other high quality constructed restaurants is a negative feature. Overall, a capitalization rate of 8.75 percent seems reasonable and appropriate for the subject's restaurant.

CONCLUSION
----------

The Income Capitalization Approach is summarized on the following page. Dividing the estimated net operating income by the concluded overall capitalization rate, results in a value range conclusion for the subject of ($171,130 / 8.75%) $1,955,771 rounded to:

                                   $1,950,000
                                   ==========

This value conclusion is subject to the Extraordinary and Ordinary Assumptions, and Limiting Conditions presented in the letter of transmittal and on pages 8, 9, and 10.


C040148                        (C)2004 PGP VALUATION INC                      61

====================================================================================================================================
                                                INCOME CAPITALIZATION SUMMATION TABLE
                                                      Portland Brewing Company
====================================================================================================================================
POTENTIAL GROSS INCOME:

  Brewing Facility
    Shell Rent
      First Floor:                      23,975 SF x             $0.320 /SF/Mo. x 12             =       $92,064


                                                                                                                        $92,064

    Office Surcharge
      First Floor/ Existing Office      3,270 SF x              $0.60 /SF/Mo. x 12              =       $23,544
      First Floor Conversion to Office  3,724 SF x              $1.50 /SF/Mo. x 12              =       $67,032
      2nd Floor Office Area:            1,163 SF x              $0.50 /SF/Mo. x 12              =        $6,978
                                      -------
                                        8,157 SF                                                                        $97,554
                                                                                                               -----------------

TOTAL POTENTIAL GROSS INCOME:                                                                                        = $189,618

LESS: VACANCY AND CREDIT LOSS                                 5.00%                                       =             ($9,481)
                                                                                                               -----------------

TOTAL EFFECTIVE GROSS INCOME                                                                              =            $180,137

    LESS EXPENSES
      Management                                     3.00% of EGI               $5,404
      Reserves for Replacement                       2.00% of EGI               $3,603
                                                                        -----------------------
    Total                                                                                                 =             ($9,007)
                                                                                                               -----------------

NET OPERATING INCOME                                                                                      =            $171,130
NOI/SF                                                                                                    =               $6.81

=======================================================================================
                                VALUATION OF INCOME
                Net Operating                                           Capitalization
                   Income                       Divided By                   Rate                         =             Value

                  $171,130                      Divided By                   8.75%                        =          $1,955,771


INDICATED VALUE, INCOME CAPITALIZATION APPROACH (R/O)                                                     =          $1,950,000
                                                                                                               =================

====================================================================================================================================
o The shell space of 23,975 SF consists of : (16,981 SF + 3,270 SF + 933 SF + 2,791 SF)
====================================================================================================================================
C030810

                            SALES COMPARISON APPROACH
                            -------------------------

The Sales Comparison Approach to value is based on the principle of substitution, and states that no one would pay more for the subject property than the value of similar property in the market. In the case of the subject property, this analysis will utilize direct comparison using the price per square foot basis of comparison, as it is commonly used by buyers and sellers in the market. Direct comparison analysis compares improved sales to the subject property on a price per square foot basis. The price per square foot is based upon physical characteristics of the property such as size, age, quality, condition, location, interior improvements, building coverage and overall appeal. Both industrial and restaurant building sales have been presented.

An Improved Sales Tabulation Chart and Improved Sales Location Map are located on the following two pages, summarizing the comparables utilized in the direct comparison analysis.

Narrative continues on page 81.








































C040148                        (C)2004 PGP VALUATION INC                      64

                                                   IMPROVED SALES TABULATION CHART
------------------------------------------------------------------------------------------------------------------------------------
                             Sale      Sale       Building    Finished     Year      Site     Sale
No.     Location             Date      Price      Size (SF)   Area (SF)    Built   Coverage Price/SF            Comments
------------------------------------------------------------------------------------------------------------------------------------
1.  3460 NW Industrial St.   2/02   $1,375,000     28,487       7,122      1955       65%    $48.27    A tilt  up  concrete,  single
    Portland, Oregon                                             (25%)                                 tenant  industrial   building
                                                                                                       with a 20 foot truss  height,
                                                                                                       and three  dock-high  loading
                                                                                                       doors.    The    access   and
                                                                                                       exposure is average.

2.  2720 NW 29th Avenue      9/02   $2,250,000     60,230       4,818      1951       39%    $37.36    Fair   to   average   quality
    Portland, Oregon                    Adj.                     (8%)                          Adj.    poured   in  place   concrete
                                    $1,945,000                                               $32.29    building  with  a  13.6  foot
                                                                                                       truss   height.   The   agent
                                                                                                       indicated      there      was
                                                                                                       approximately   one  acre  of
                                                                                                       excess  land  valued at $7.00
                                                                                                       per  square  foot.  This comp
                                                                                                       has  a  corner  location  and
                                                                                                       minimal  appeal.   There  are
                                                                                                       three  truck  wells  and  one
                                                                                                       grade level door.

3.  2850 NW 31st Avenue      1/02   $3,256,500     71,868       20,000     1957       70%    $45.31    Average   quality,    tilt-up
    Portland, Oregon                                             (28%)                                 concrete     building    with
                                                                                                       building  truss  height of 30
                                                                                                       feet.  There  are 60  parking
                                                                                                       spaces  or  .83   spaces  per
                                                                                                       1,000 square  feet.  The comp
                                                                                                       backs  up  to  the   railroad
                                                                                                       tracks.  There  is  dock-high
                                                                                                       and grade level loading.

4.  10360 SW Spokane Ct.     6/02   $1,960,000     29,600        5,015     1998       32%    $66.22    Newer  concrete  tilt-up with
    Tualatin, Oregon                                             (17%)                                 corner  location  at SW Teton
    (C030810-88)                                                                                       Avenue & Spokane Ct. The comp
                                                                                                       has  truck   well  and  grade
                                                                                                       level  loading  and a 22 foot
                                                                                                       truss   height,   sprinklers,
                                                                                                       heat  and  insulation  in the
                                                                                                       warehouse.   There   are   64
                                                                                                       parking  spaces or 2.40 space
                                                                                                       per 1,000 square feet.

5.  9788 SE 17th Avenue      9/02   $1,125,000     20,662        2,066     1976       45%    $54.45    Average     condition     and
    Milwaukie, Oregon                                            (10%)                                 quality,   concrete   tilt-up
                                                                                                       warehouse/office  located  in
                                                                                                       Milwaukie   Industrial  Park.
                                                                                                       There are 22  parking  spaces
                                                                                                       or 1.06 spaces per 1,000 SF.

6.  Applebee's Restaurant    3/02   $2,650,000     5,825          N/A      1997        8%    $454.94   This  is  a  wood  frame  and
    12717 SE 2nd Circle                                                                                brick  veneer  restaurant  in
    Vancouver, Washington                                                                              good to  excellent  condition
                                                                                                       with a parking ratio of 17.17
                                                                                                       vehicle  parking  spaces  per
                                                                                                       1,000   square   feet.    The
                                                                                                       current  lease  terminates in
                                                                                                       2016 with current annual rent
                                                                                                       of  $38.61/SF/Yr.  There  are
                                                                                                       escalations   of  3   percent
                                                                                                       annually   and  two,   5-year
                                                                                                       options. This sale involved a
                                                                                                       1031 Exchange.

7.  Chinaman Restaurant      2/03   $1,525,000     7,263          N/A      1978       21%    $209.97   This  is  a  wood  frame  and
    5833 SW Macadam Ave.                                                                               stucco  building  in  average
    Portland, Oregon                                                                                   condition.   There   are   61
                                                                                                       parking spaces  indicating an
                                                                                                       average  of 8.40  spaces  per
                                                                                                       1,000 square feet of space.
------------------------------------------------------------------------------------------------------------------------------------
C040148

                           IMPROVED SALES LOCATION MAP
                           ---------------------------

















                 [MAP OF PORTLAND AND SURROUNDING AREA OMITTED]







































C040148                        (C)2004 PGP VALUATION INC                      66

                                 IMPROVED SALE 1
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C030810-13)

Property Identification
-----------------------
Record ID                               718
Property Type                           IB; Industrial Building
Address                                 3460  NW  Industrial  Street,  Portland,
                                        Multnomah County, Oregon

Location                                NW
Tax ID                                  1N1E29CA 1100

Sale Data
---------
Grantor                                 Glen W. & Helen W. Stevens Trust
Grantee                                 Donald W. & Susan K Jensen
Sale Date                               February 28, 2002
Deed Book/Page                          2002-036949
Property Rights                         Fee Simple
Financing                               Cash to seller
Verification                            John   Bowman,   September   16,   2002;
                                        Confirmed by Brett Gresham Mark McClung,
                                        (503)  279-1700,  Cushman  &  Wakefield;
                                        Confirmed by Gary Cox, September 5, 2003
Sale Price                              $1,375,000

Land Data
---------
Land Size                               1.010 Acres or 43,996 SF
Front Footage                           203 ft NW Industrial Street
Zoning                                  IH, Heavy Industrial
Topography                              Level
Utilities                               All available
Shape                                   Rectangular (216' x 203')





C040148                        (C)2004 PGP VALUATION INC                      67

---------------


General Physical Data
---------------------
Building Type                           Single tenant
Gross SF                                28,487
Finished Office SF                      2,279
Year Built                              1955

Indicators
----------
Sale Price/Gross SF                     $48.27

Remarks
-------
The building was purchased for owner occupancy. Construction characteristics include concrete tilt-up exterior walls, grade level and dock high truck doors, 16 to 18-foot clear height, and two doors to facilitate rail access. The building is of average quality and in average condition for its age.






































C040148                        (C)2004 PGP VALUATION INC                      68

                                 IMPROVED SALE 2
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C030810-06)

Property Identification
-----------------------
Record ID                               839
Property Type                           IB: Industrial Building
Address                                 2720 NW 29th Avenue, Portland, Multnomah
                                        County, Oregon 97210
Location                                NW
Tax ID                                  1N1E29AC-00900

Sale Data
---------
Grantor                                 Michael Powell of Powell's Bookstores
Grantee                                 Applied Industrial Technologies
Sale Date                               September 19, 2002
Property Rights                         Fee Simple
Financing                               $562,500 down payment;  1st Key Bank for
                                        $1,687,500 due in 10 years.
Verification                            Todd Collins,  503.227.2500,  August 25,
                                        2003; Confirmed by Gary Cox


Sale Price                              $2,250,000

Land Data
---------
Land Size                               3.57 Acres or 155,509 SF
Front Footage                           400 ft NW  Industrial;  408  ft NW  29th
                                        Avenue
Zoning                                  IH
Topography                              Level
Utilities                               All available
Dimensions                              408' x 400' appx.
Shape                                   Slightly off rectangular.




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
IMPROVED SALE 2(continued)
--------------------------

General Physical Data
---------------------
Building Type:                          Single User
Gross SF                                60,230
Finished Office SF                      4,818
Year Built                              1951

Indicators
----------
Floor Area Ratio                        39%
Sale Price/Gross SF                     $37.36

Remarks
-------
The existing 4,818 square feet of office space were in rough condition. After the purchase, the buyer installed new office space. There is approximately one acre of excess land according to the buyer's broker which was estimated to have a value of $7.00 per square foot or $305,000. The property has three truck wells and one grade level loading door.





































C040148                        (C)2004 PGP VALUATION INC                      70

                                 IMPROVED SALE 3
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C020408-46)

Property Identification
-----------------------
Record ID                               680
Property Type                           IB; Industrial Building
Address                                 2850 NW 31st Avenue, Portland, Multnomah
                                        County, Oregon
Location                                NW
Tax ID                                  R316463

Sale Data
---------
Grantor                                 CNF Properties, Inc.
Grantee                                 Ardanoia LLC
Sale Date                               January 25, 2002
Deed Book/Page                          02-015067
Financing Cash
Verification                            Todd Collins,  Macadam Forbes; Confirmed
                                        by Bryan Chase PH: (503)227-2500
Sale Price                              $3,256,500

Land Data
---------
Land Size                               2.360 Acres or 102,802 SF
Topography                              Level
Utilities                               All public to property
Shape                                   Effectively rectangular
Rail Service                            Rail spur & rail doors

General Physical Data
---------------------
Building Type                           Single tenant
Shell SF                                71,868
Finished Office SF                      20,000
Construction Type                       Concrete




C040148                        (C)2004 PGP VALUATION INC                      71

---------------

Roof Type                               Bow strung
Foundation                              Dock high concrete
Electrical                              Heavy
Sprinklers                              Yes
Floor Height                            22' clear
Year Built                              1957
Condition                               Average

Indicators
----------
Sale Price/Shell SF                     $45.31
Floor Area Ratio                        0.70
Land to Building Ratio                  1.43:1

Remarks
-------
Owner/user to owner/user sale that was not exposed to the open market. Mezzanine storage of 20,000 square feet above office. Office area of 20,000 square feet includes 15,000 square feet of traditional office and 5,000 square feet of air conditioned production space. Freeze protection heat and no insulation in warehouse. Recessed dock and grade truck loading, and rail loading doors.



































C040148                        (C)2004 PGP VALUATION INC                      72

                                 IMPROVED SALE 4
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C030810-85)

Property Identification
-----------------------
Record ID                               800
Property Type                           IB; Industrial Building
Address                                 10360  SW   Spokane   Court,   Tualatin,
                                        Washington County, Oregon
Location                                TUAL
Tax ID                                  2S123BC 00100

Sale Data
---------
Grantor                                 M Marie Turnidge
Grantee                                 Paramount Development LLC
Sale Date                               June 17, 2002
Deed Book/Page                          2002-068591
Property Rights                         Fee Simple
Marketing Time                          15 Months
Financing                               Cash to seller
Verification                            Chuck  Kimball,   Riverwood  Properties;
                                        Confirmed  by Brett  Gresham  PH:  (503)
                                        362-9431
Sale Price                              $1,960,000

Land Data
---------
Land Size                               2.100 Acres or 91,476 SF
Zoning                                  MG, General Manufacturing
Topography                              Level
Utilities                               All available to site
Shape                                   Generally rectangular (203' x 347')







C040148                        (C)2004 PGP VALUATION INC                      73

---------------

General Physical Data
---------------------
Building Type                           Single tenant
Gross SF                                29,600
Finished Office SF                      5,032 (17%)
Year Built                              1998

Indicators
----------
Sale Price/Gross SF                     $66.22

Remarks
-------
Represents the sale of a single-tenant, concrete tilt-up building purchased for owner occupancy. Construction characteristics include three dock high truck doors, one grade level truck door, 22-foot clear height, sprinklers, and both heat and insulation in the warehouse. There is approximately 3,000 square feet of mezzanine storage area above the ground floor office area that is capable of supporting additional office build-out. According to the broker, while no value was directly attributed to the mezzanine area, the buyer and seller considered it an amenity. The site is improved with 71 delineated parking spaces or 2.40 spaces per 1,000 square feet.

































C040148                        (C)2004 PGP VALUATION INC                      74

                                 IMPROVED SALE 5
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C030810-101)
Property Identification
-----------------------
Record ID                               774
Property Type                           IB; Industrial Building
Address                                 9788   SE   17th   Avenue,    Milwaukie,
                                        Clackamas County, Oregon
Location                                Milw
Tax ID                                  00017252

Sale Data
---------
Grantor                                 Bruce & Sherie Kindler
Grantee                                 Daryle & Danielle - Protemp Associates
Sale Date                               September 18, 2002
Deed Book/Page                          02-088529
Financing                               $828,000 cash,  $297,000 seller contract
                                        at 8% for 5 years
Verification                            Rod Brokenshire, (503) 227-2500, Macadam
                                        Forbes; Confirmed by Gary Cox, September
                                        17, 2003
Sale Price                              $1,125,000

Land Data
---------
Land Size                               1.050 Acres or 45,738 SF
Zoning                                  M, Manufacturing
Topography                              Level to sloping
Utilities                               All to property
Shape                                   Slightly irregular rectangle









C040148                        (C)2004 PGP VALUATION INC                      75

---------------

General Physical Data
---------------------
Building Type                           Single tenant
Gross SF                                20,622
Area Breakdown
                   Warehouse            18,564
                   Grade Office          1,058
                   2nd Level Office      1,000

Construction Type                       Tilt-up concrete
Roof Type                               Flat - built-up comp.
Foundation                              Concrete slab
Electrical                              Average
Sprinklers                              None
Floor Height                            21-23'
Year Built                              1976
Condition                               Ave. to good for age

Indicators
----------
Sale Price/Gross SF                     $54.45

Remarks
-------
Purchased for owner occupancy. Roof cover replaced approximately four years ago. Small area slopes down along boundary not buildable. Not in flood plain of Johnson Creek. A second offer was made on the property at $1,200,000 if the first offer fell through.




























C040148                        (C)2004 PGP VALUATION INC                      76

                                 IMPROVED SALE 6
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C030487-02)

Property Identification
-----------------------
Record ID                               840
Property Type                           CB; Commercial/Retail Building
Property Name                           Applebee's
Address                                 12717 SE 2nd  Circle,  Vancouver,  Clark
                                        County, Washington 98684

Sale Data
---------
Grantor                                 Commercial Net lease Realty Service
Grantee                                 David M. Kirkwood
Sale Date                               March 29, 2002
Property Rights                         Leased Fee
Verification                            Ross Candoo,  (206) 352-3900;  Confirmed
                                        by Gary Cox

Sale Price                              $2,650,000

Land Data
---------
Land Size                               69,130
Front Footage                           223 ft SE Mill Plain
Zoning                                  C3
Topography                              Level
Utilities                               All to site
Dimensions                              223 x 310
Shape                                   Rectangular
Income                                  Analysis
Net Operating Income                    $224,899







C040148                        (C)2004 PGP VALUATION INC                      77

---------------

Indicators
----------
Floor Area Ratio                        0.08
Land to Building Ratio                  12.50:1
Overall or Cap Rate                     8.49%

Remarks
-------
The selling broker reported that the property sold at a 8 percent cap rate based on income at the time of sale. The actual absolute triple net income was reported at $224,899 per year. The tenant's lease runs through 2016 with two, five-year options. The lease contains an annual 3 percent rent increase. This was an all cash sale.











































C040148                        (C)2004 PGP VALUATION INC                      78

                                 IMPROVED SALE 7
                                 ---------------







                              [PHOTOGRAPH OMITTED]










                                  (C020391-17)

Property Identification
-----------------------
Record ID                               841
Property Type                           CB; Commercial/Retail Building
Property Name                           Chinaman Restaurant
Address                                 5833  SW   Macadam   Avenue,   Portland,
                                        Multnomah County, Oregon 97201

Sale Data
---------
Grantor                                 Frank T. Ernandes
Grantee                                 Barry Menashe
Sale Date                               February 18, 2003
Verification                            Barry  Menashe,  Buyer  (503)  221-9925;
                                        confirmed  by Gary  Cox,  September  22,
                                        2003.

Sale Price                              $1,525,000

Land Data
---------
Land Size                               34,842
Front Footage                           131  ft SW  Macadam  Avenue;  291  ft SW
                                        Pendleton
Zoning                                  CS
Topography                              level
Utilities                               All to site.










C040148                        (C)2004 PGP VALUATION INC                      79

---------------

Indicators
----------
Floor Area Ratio                                0.21
Land to Building Ratio                          4.76:1

Remarks
-------
The buyer is an investor and had a new tenant in one week. At the time of purchase there was a ten year lease signed by Izzy's Pizza Restaurant, however the building was vacant. The buyer stated, the owner did not have to buy out Izzy's lease. This sale comparable is also Restaurant Lease Comparable 8. The parking ratio is 8.4 spaces per 1,000 square feet of building. The building was reported to have sold with a 10 percent cap rate.











































C040148                        (C)2004 PGP VALUATION INC                      80

-------------------------

COMPARABLE ANALYSIS FOR LIGHT MANUFACTURING/OFFICE PORTION
----------------------------------------------------------
The five comparables industrial building sales presented indicate a sale price range of $32.29 adjusted to $66.44 per square foot.

Comparable 4 ($66.22/SF) is an owner/user purchase that represents the high end of the comparable range. It is slightly larger in size (29,600 SF) versus the subject (25,138 SF) placing downward pressure on the sale price. It is newer in age (1999 Est.) and has a superior parking ratio of 2.40 spaces per 1,000 square feet compared to the subject's .91 spaces per 1,000 square feet. The overall age of the comparable (1998) versus the subject's (1956, 1993-95) is superior. It is inferior in appeal and location. Overall, it is a reasonable to slightly high indicator.

Comparable 2 ($32.29/SF adjusted) is an owner/user purchase that represents the low end of the comparable range, and is a low value indicator for the subject. This comparable has similar access and exposure. It is inferior in condition, quality, appeal and age 91951). The building coverage of the comparable (32%) is superior to the subject's (52%) building to land coverage ratio. A downward adjustment was made to this comparable for excess land. Overall, it is a low indicator.

Comparable 1 ($48.27/SF) is an owner/user purchase that is similar in location. It is inferior in quality, condition, age (1955), appeal, and the site coverage of the comparable (65%) is inferior to the subject's (52%). Overall, it is a low indicator.

Comparable 3 ($45.31/SF) is an owner/user purchase a short distance from the subject in the same neighborhood. Its size (71,868 SF), quality, condition, age
(1957) and coverage ratio are inferior. The office build-out of 20,000 square feet (28%) puts downward pressure on the price per square foot. The building to land coverage ratio of 70 percent is inferior to the subject's 52 percent. Overall, it is a low indicator of value.

Comparable 5 ($54.45/SF) is an owner/user purchase similar in location, and inferior in age (1976), quality, condition, and appeal. The comparable has more truck staging area with a 45 percent building to land coverage ratio. The parking ratio of the comparable is slightly superior (1.06 spaces per 1,000 square feet versus the subject's .91 spaces per 1,000 square feet of building. Overall, it is a low value indicator.

Considering the subject's overall location and physical characteristics relative to the comparables, with the most emphasis on Comparable 4, a unit value of $65.00 per square foot is concluded for the subject's light manufacturing/industrial and office area. This equates to a total value estimate by the Sales Comparison Approach of ($65.00 /SF x 21,414 SF) (25,138 - 2,791 SF
- 933 SF)$1,391,910.

COMPARABLE ANALYSIS FOR RESTAURANT AND BREWHOUSE (GROUND FLOOR)
---------------------------------------------------------------

The appraisers did not find any restaurant sales in combination with light manufacturing/office buildings, similar to the subject. The two restaurant comparables presented below are both freestanding buildings and are high indicators in comparison to the subject.

C040148                        (C)2004 PGP VALUATION INC                      81

-------------------------

Comparable 6 ($454.94/SF) is an Applebee's restaurant and is similar to the subject in quality, condition, and age. The comparable is superior with exposure on a major commercial arterial versus the subject's secondary location in an industrial neighborhood. The comparable's freestanding building design is also superior to the subject restaurants, light manufacturing/office structure. The comparable is also superior in parking ratio 17.17 spaces for each 1,000 square feet of restaurant space compared to the subject's .91 spaces per 1,000 square feet. The comparable also has a building to land coverage ratio of 8 percent while the subject's coverage ratio is 52 percent. The comparable sold with a lease in place until 2016 with two, 5-year options and annual rent increases of 3 percent. The current rent is $38.61 per square foot annually compared to the subject's estimated market rent of $18.00 per square foot annually. Overall, it is a high indicator of value for the subject.

Comparable 7 ($209.97/SF) is a recent restaurant purchase in a mixed-use industrial, commercial and residential area. The comparable sold with a ten-year lease in place to Izzy's Pizza restaurant which was signed in May of 2002 with an average rent of $23.00 per square foot annually triple net. However, at the time of the purchase, the comparable was vacant. The size of the comparable (7,263 SF) is larger than the subject's 2,791 square feet plus 933 square foot brew house. This places downward pressure on the sale price. The comparable's condition, quality, appeal and age (1979) are inferior to the subject. Its location and parking ratio of 8.40 spaces per 1,000 square feet are superior. It is also superior with a building to land coverage ratio of 21 percent compared to the subject's 52 percent. Overall this is a high indicator.

The two restaurant sale comparables indicate a range from $209.97 to $454.94 per square foot. The subject is a unique property in that it is joined to a light manufacturing building and offices. The restaurant could not be sold as an individual unit from its multipurpose building use. In this respect, even though the subject is a high quality designed restaurant in good to excellent condition, it would not fall within the range of the two restaurant sales above. The subject restaurant portion of the subject would receive a higher sales price per square foot than its adjoining light manufacturing and office use. It is our opinion the estimated value for the restaurant section of the subject would be in the $140.00 per square foot range. Based on the 2,791 square feet of restaurant and the 933 square feet of ground floor brewhouse, which we have included in the restaurant square footage, the estimated value of the restaurant area is $521,360 (3,724 SF x $140/SF). The combination of the light manufacturing/office and restaurant portions of the subject are ($1,391,910 + $521,360) $1,913,270, rounded to:

                ONE MILLION NINE HUNDRED FIFTEEN THOUSAND DOLLARS

                                   $1,915,000
                                   ==========










C040148                        (C)2004 PGP VALUATION INC                      82

                          ANALYSIS OF VALUE CONCLUSIONS
                          -----------------------------

INDICATED VALUES
----------------
    Income Capitalization Approach:                                $1,950,000
    Sales Comparison Approach:                                     $1,915,000
    Cost Approach:                                              Not presented

The Analysis of Value Conclusions is the final step in the appraisal process and involves the weighing of the individual valuation techniques in relationship to their substantiation by market data, and the reliability and applicability of each valuation technique to the subject property.

The INCOME CAPITALIZATION APPROACH to value is generally considered to be the best and most accurate measure of the value of income-producing properties, as the value estimate by this approach is based upon the premise that industrial properties are owned for their income-producing ability. Reliable income and expense information was available. However, the subject is a hybrid property with different uses that could be both owner-occupied and leased out. Based on this potential dual use as either an owner-user property or an investment, the Income Capitalization Approach is given equal weight in this analysis.

The SALES COMPARISON APPROACH is based on an analysis relating comparable properties to the subject property, utilizing direct comparison on a price per square foot basis. Industrial buildings similar to the subject are typically purchased by owner/users. Considering recent sales of industrial properties with similar utility in competing areas of the Portland metropolitan area were available. However, there were no industrial properties that also included a functioning high quality restaurant in an industrial area. The absence of similar sales that are a combination light manufacturing/office and restaurant uses compares with the lack of similar lease comparables in the Income
Capitalization Approach. The Sales Comparison Approach is given equal weight with the Income Capitalization Approach.

The COST APPROACH was not presented due to the older age of a substantial portion of the improvements, which would have required large subjective adjustments for accrued depreciation, and phased constructions significantly reducing the reliability of the value estimate. In addition, due to the built-up character of the area, current comparable land sales are extremely limited.



















C040148                        (C)2004 PGP VALUATION INC                      83

-----------------------------

With primary emphasis placed on both the Income and Sales Comparison Approaches, the estimated market value (before a cost of conversion adjustment) of the fee simple interest in the subject, as of September 4, 2003, is:


                ONE MILLION NINE HUNDRED THIRTY THOUSAND DOLLARS

                                   $1,930,000
                                   ==========

COST OF CONVERSION ADJUSTMENT FOR WAREHOUSE/OFFICE
--------------------------------------------------

The above value reflects the subject before deductions for additional expenses to transform the subject from its brewery use (special use) to a light manufacturing use. Expenditures would exist for leveling and resurfacing floor areas where there are builtup vat pads. We have estimated a cost to remove the rebar supported pads. The flooring has additional drainage systems and has a slight slope. We have included a cost to pour over the existing 11,321 square feet of light manufacturing space (16,971 SF - 5,650 SF ) with the sloping floor.

Additional   expenses  include  demolition  costs  to  remove  non-load  bearing partition walls in the manufacturing areas and to fill holes in the loading bearing concrete walls opened up for conveyor belt use to another building.

We have not included any conversion costs for the brewhouse for the basement, second or third floors of 2,190 square feet. (This square footage was not included in the net rentable area in the "as is" fee simple market value but will be included in the value in use).

Using the Marshall Valuation Service to estimate these costs indicates an expense of approximately $95,000, rounded.

These expenses will be deducted to conclude an "as is" market value for the subject of ($1,930,000 - $95,000) $1,835,000.

             ONE MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND DOLLARS

                                   $1,835,000
                                   ==========

This value conclusion is subject to the Extraordinary and Ordinary Assumptions, and Limiting Conditions presented in the letter of transmittal and on pages 8, 9, and 10.











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





























                                  VALUE IN USE
                                  ------------




























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
                              VALUE IN USE ANALYSIS
                              ---------------------

USE VALUE METHODOLOGY
---------------------

As previously defined, the use value of the subject represents "the value a specific property has for a specific use." The most common method utilized by buyers and sellers in the market in determining the use value of a special use property is the Cost Approach, which is based on the principle that the value of the property is significantly related to its physical characteristics, and that no one would pay more for the subject than it would cost to build a facility providing similar utility in today's market on a comparable site. By using the Cost Approach, components of the property that were given partial or no value in the market value analysis are given full value in the use value analysis to reflect full utility by the current user for the subject's current use as a brewery.

The Income Capitalization Approach, as previously defined, does not apply as special use properties such as the subject are typically owner occupied. As such, there is no reliable comparable market information regarding lease rates, expenses, vacancy, and capitalization rates for brewery facilities. In addition, the appraisers did not find any leasing information regarding other breweries. Therefore, the Income Approach is not utilized in this analysis. Similarly, due to the lack of comparable market information regarding sales of similar brewery facilities, the Sales Comparison Approach is not utilized.

Similar to the market value analysis, in addition to the primary improvements, the subject includes cold storage improvements (24' x 30'), a metal siding ammonia shack (11' x 14'), and metal roof and side walls (15' x 64') constructed in the alley way between the subject building at 2730 and a second building at 2750 NW 31st Avenue, used for cold storage for the subject, but not included in this appraisal.

At the end of the section, the contributory value of the subject's secondary improvements and cold storage improvements will be added. The contributory value of these improvements is also based on their depreciated replacement cost.

In the following valuation, the market value of the subject site as general industrial land is estimated and added to the depreciated cost of the improvements.

SITE VALUATION
--------------

In this section, the market value of the combined subject site will be estimated by comparing it with recent sales of vacant industrial zoned land located in the subject's market area.

UNIT OF COMPARISON/ADJUSTMENTS
------------------------------

The price per square foot unit of comparison will be used in this analysis. This indicator will be used as it best reflects the behavior of the typical buyer and seller in the subject market. General analysis reflecting market behavior is utilized to determine which comparables are superior or inferior to the subject. This analysis establishes value parameters for the subject, allowing for a final conclusion of value.

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
VALUE IN USE ANALYSIS (continued)
---------------------

PRESENTATION
------------

Located on the Land Sales Tabulation Chart on the following page is a summary of four land sale comparables utilized to estimate the market value of the combined subject site. A location map and detailed data sheet on each sale is presented following the Land Sales Tabulation Chart. Following the last comparable data sheet, the comparables will be summarized and compared to the subject, and a final estimated site value will be concluded.

Narrative continues on page 98.













































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

                                                     LAND SALES TABULATION CHART
------------------------------------------------------------------------------------------------------------------------------------
                                Sale       Sales      Size
No. Location                    Date       Price      (SF)    Price/SF    Zoning              Comments
------------------------------------------------------------------------------------------------------------------------------------
1.  SW 129th Avenue , N. of     4/01     $400,000    84,506     $4.73       MG     Land was purchased  and assembled  with two other
    SW Herman Street                                                               lots and a 53,000  square foot spec  building was
    Tualatin, Oregon                                                               constructed.

2.  13339 NE Airport Way        5/02   $1,325,000   243,936     $5.43      IG-2    This  comparable  is located  along  Airport Way.
    Portland, Oregon                                                               Three spec. buildings are planned for this site.

3.  West End of                 7/02     $364,425    77,972     $4.67       GI     This  comparable is in a cul-de-sac and is within
    NW Graham Circle                                                               close   proximity  to   Interstate   84  and  the
    Troutdale, Oregon                                                              municipal airport.

4.  3960 NW 268th Ave.          2/03     $245,885    43,560     $5.64  Industrial  This  comparable  was purchased to incorporate it
    Hillsboro, Oregon                       Adj.                 Adj.              with the Hillsboro Municipal Airport. There is an
                                         $195,885               $4.50              older  single  family  structure  on the property
                                                                                   that was given some value.  We have estimated the
                                                                                   improvements  value at $50,000.  The  purchaser's
                                                                                   agent  indicated the land and  improvements  were
                                                                                   purchased   as  a   package   and  no  value  was
                                                                                   independently assigned to the improvements.
------------------------------------------------------------------------------------------------------------------------------------
C040148





























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

                           LAND AND SALES LOCATION MAP
                           ---------------------------















                                  [MAP OMITTED]








































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
                                   LAND SALE 1
                                   -----------










                                  [MAP OMITTED]












                              (C030810 Land Sale 1)
Property Identification
-----------------------
Record ID                               1096
Address                                 SW  129th  Avenue,   N.  of  SW  Herman,
                                        Tualatin,   Washington  County,   Oregon
                                        97062
Location                                TUAL

Sale Data
---------
Grantor                                 Richard H. Leonard
Grantee                                 FHA (Ltd)
Sale Date                               April 18, 2001
Financing                               $192,000  down,   $208,000   carried  by
                                        seller.
Verification                            Dave   Ellis,   Trammell   Crow,   (503)
                                        644-9400; Confirmed by Gary Cox

Sale Price                              $400,000

Land Data
---------
Zoning                                  MG
Topography                              Level
Utilities                               All at site
Shape                                   Rectangular
Landscaping                             None

Land Size Information
---------------------
Gross Land Size                         1.940 Acres or 84,506 SF
Useable Land Size                       1.940 Acres or 84,506 SF 100.00%

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
LAND SALE 1 (continued)

Indicators
----------
Sale Price/Gross Acre                   $206,186
Sale Price/Gross SF                     $4.73
Sale Price/Useable Acre                 $206,186
Sale Price/Useable SF                   $4.73

Remarks
-------
These two lots (10 & 11) were purchased to assemble with two adjacent parcels totaling 64,469 square feet. The owners have constructing a 53,000 square foot concrete tilt-up that can be used by a single user or multi-tenant. This was a spec building.












































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
                                   LAND SALE 2
                                   -----------










                                  [MAP OMITTED]











                              (C030810 Land Sale 2)

Property Identification
-----------------------
Record ID                               1237
Property Type                           IL; Industrial Land
Address                                 13339 NE  Airport  Way (west of NE 138th
                                        Ave.),   Portland,   Multnomah   County,
                                        Oregon 97230
Location                                COL
Tax ID                                  T1N, R2E, Sec 14DC, TL 3100

Sale Data
---------
Grantor                                 Dehina Investments, LLC
Grantee                                 Airport Way Commons
Sale Date                               May 17, 2002
Deed Book/Page                          02-89153
Property Rights                         Fee simple
Conditions of Sale                      Arms Length
Financing                               Cash to seller
Verification                            Bob  Humphrey,   Buyer   Representative,
                                        503.635.9454,   August  6,  2002;  Other
                                        sources:    CoStar   Comps,   MetroScan;
                                        Confirmed by Dan Orman

Sale Price                              $1,325,000

Land Data
---------
Zoning                                  IG-2, General Industrial 2
Topography                              Level
Utilities                               All available
Shape                                   Almost rectangular

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
LAND SALE 2 (continued)
-----------

Land Size Information
---------------------
Gross Land Size                         5.600 Acres or 243,936 SF
Front Footage                           500 ft Feet along Airport Way

Indicators
----------
Sale Price/Gross Acre                   $236,607
Sale Price/Gross SF                     $5.43

Remarks
-------
Located along Airport Way, an area that has experienced significant industrial, business park, and commercial development during the last 10 years. A three building, 86,000 square foot, speculative industrial and flex park is planned for this site, with construction nearing completion (second quarter 2003). The site is all usable, and LID costs have been previously paid by the seller.







































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
                                   LAND SALE 3
                                   -----------








                                  [MAP OMITTED]









                              (C030810 Land Sale 3)
Property Identification
-----------------------
Record ID                               1326
Property Type                           IL; Industrial Land
Property Name                           MML Diagnostics Expansion-site
Address                                 West end of NW Graham Circle, Troutdale,
                                        Multnomah County, Oregon
Location                                TROU
Tax ID                                  1N3E23C 300

Sale Data
---------
Grantor                                 Toyo Tanso USA, Inc.
Grantee                                 MML Diagnostics Packaging
Sale Date                               July 10, 2002
Deed Book/Page                          2002-122392
Property Rights                         fee Simple
Financing                               Cash to seller
Verification                            Jeff Ruzich,  seller,  November 4, 2002;
                                        Other  sources:  Mike  Merino,   Norris,
                                        Beggs  &   Stevens,   Comps   Inc.   and
                                        Multnomah  County records;  Confirmed by
                                        Brett Gresham, Gary S. Cox confirmed with Mike Merino of Norris, Beggs and
                                        Simpson (503) 223-7181. June 2003

Sale Price                              $364,425

Land Data
---------
Zoning                                  GI, General Industrial
Topography                              Level
Utilities                               All available to site
Shape                                   Irregular




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
LAND SALE 3 (continued)
-----------


Land Size Information
---------------------
Gross Land Size                         1.790 Acres or 77,972 SF

Indicators
----------
Sale Price/Gross Acre                   $203,589
Sale Price/Gross SF                     $4.67

Remarks
-------
Purchased by the adjacent property owner for future expansion. This property is now on the market again with an asking price of $5.50 per square foot.










































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
                                   LAND SALE 4
                                   -----------








                                  [MAP OMITTED]









                              (C030810 Land Sale 4)

Property Identification
-----------------------
Record ID                               1475
Address                                 3960   NW   268th   Avenue,   Hillsboro,
                                        Washington County, Oregon 97124

Sale Data
---------
Grantor                                 Jon D. Newton
Grantee                                 Port of Portland
Sale Date                               February 13, 2003
Property Rights                         Fee Simple
Financing                               Cash
Verification                            Bill  Bach,  9/19/03,   (503)  944-7525,
                                        Confirmed by Gary Cox.

Sale Price                              $245,885

Land Data
---------
Zoning                                  Indus
Topography                              Level
Utilities                               All to site.
Dimensions                              160' x 272'
Shape                                   Rectangular

Land Size Information
---------------------
Gross Land Size                         1.000 Acres or 43,560 SF
Front Footage                           160 ft NW 268th Avenue







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
LAND SALE 4 (continued)
-----------

Indicators
----------
Sale Price/Gross Acre                   $245,885
Sale Price/Gross SF                     $5.64

Remarks
-------
This land was purchased to be incorporated into the Portland Hillsboro Airport. There was a single family house on the lot that was given some value. We have estimated the value of the improvements at $50,000. The buyer's agent stated the improvements and land were purchased in a package deal with no specific value allocated for the improvements.












































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
VALUE IN USE ANALYSIS (continued)
---------------------

ANALYSIS OF COMPARABLES
-----------------------

All of the comparables are either similar or larger in size than the subject's (1.05 AC) and range in size from 1.00 to 5.60 acres. With consideration given to each property's characteristics, an average overall value will be concluded for the subject.

The four comparable land sales presented indicate a range in sale prices from $4.67 to $5.43 per square foot. Comparable 2 ($5.43/SF) is a 5.6-acre site that is all usable and is slightly off rectangular. The larger size places downward pressure on the sales price. The transaction date of August 2002 also places downward pressure on the sales price. The location is superior to the subject. Overall, it is a low indicator.

Comparable 1 ($4.73/SF) is a 1.94-acre parcel close to the low end of the range of value. This interior site is inferior in location within the Tualatin/Sherwood area and lacks the corner location of the subject. The 2001 sales transaction date places downward pressure on the price per square foot. Overall, it is a low indicator.

Comparable 3 ($4.67/SF) is a 1.79-acre parcel that represents the low end of the range. It is slightly larger in size (1.79 AC) which places downward pressure on the sales price. The location is inferior to the subject's. It has level topography and is irregular in shape. It is currently listed on the market at $5.50 per square foot. Overall, it is a low indicator of value.

Comparable 4 ($5.64/SF adj. to $4.50/SF) is a one-acre parcel that represents the low end of the value range and is a 2003 sale similar in size to the subject. The topography, shape, and utilities to the site are similar to the subject. The location is inferior to the subject. We have made a $50,000 adjustment for the older single family house improvements and the out buildings. Overall, it is a low indicator.

SITE VALUE CONCLUSION
---------------------

Based on the above comparable analysis, a market value of $6.00 per square foot is concluded for the subject site. This equates to a total market site value of ($6.00/SF x 45,738 SF) $274,428, rounded to:

                                    $275,000
                                    ========













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
                     SCENARIO 1 - VALUE IN USE COST APPROACH
                     ---------------------------------------

In this section, the previously concluded land value is added to the depreciated improvement cost as discussed below.

IMPROVEMENT COST ANALYSIS
-------------------------

The replacement cost new of the subject improvements will be estimated utilizing the Marshall Valuation Service, the subject's actual construction costs trended upward and the estimated costs from another brewery. The analysis is presented below.

MARSHALL VALUATION SERVICE--The Marshall Valuation Service Calculator Cost Method gives average costs for typical buildings of each type, based on averages of detailed construction estimates, actual cost breakdowns, and total end costs of many actual projects. However, because each building is in some way unique, these average cost figures must be further refined to reflect such features as heating/cooling, the height of the walls, and the shape of the structure.
Finally, these costs are refined further for current national economic pressures, and local cost conditions; and lump sum items are added for features that are not included in the refined square foot cost.

The subject's building is best identified by the Marshall Valuation Service and divided into components: WAREHOUSE COMPONENT--is an average cost, Class C, light manufacturing building with a base cost of $32.01; OFFICE COMPONENT--a good quality cost, Class C, ground floor office space with a base cost of $95.28 per square foot with a combination average quality second-story Class C office area ($68.16/SF); RESTAURANT COMPONENT--The Interior restaurant/kitchen space is identified as generally excellent quality, with a base cost of $166.54 per square foot; BREWHOUSE COMPONENT--The ground floor of the brewhouse is identified as generally good quality ($62.60/SF) based on a loft building. The second and third-story are low quality ($30.50/SF) and the basement is an average quality unfinished interior ($19.87/SF). These base construction cost estimates include the following: construction interest, permits, architect's and engineering fees, taxes during construction, and contractor's overhead and profits. Located on a following page is a chart summarizing the respective refinements and calculations pursuant to the Marshall Valuation Service Calculator Cost Method.

The total building shell and office build-out costs indicated on the chart equates to $1,874,118 or $68.58 per square foot.

R&H Construction Company constructed the majority of the subject and improvements in 1993-1995. These improvements included a 5,650 square foot warehouse addition, a 2,791 square foot pub and restaurant, a 3,270 square foot office, and a three-story brewhouse with basement of 3,123 square feet. All of this square footage was added onto an existing industrial building of approximately 11,321 square feet. The R&H cost estimate for the construction and interior build-out of the restaurant and office space was approximately $1,694,000. We have added an additional $300,000 ($26.50/SF) ($300,000/11,321
SF) for the existing concrete industrial building shell indicating a total cost of $1,994,000.

We have trended this $1,994,000 estimate upward from 1994 3 percent annually or 27 percent in total (3% x 9 years) indicating a cost estimate increase of $538,380 to $2,532,380 ($1,994,000 + $538,380) or $92.66 per square foot
($2,538,380/27,328 SF).

C040148                        (C)2004 PGP VALUATION INC                      99

---------------------------------------

The two replacement cost estimates for the subject range from $68.58 to $92.66 per square foot which is a wide variation in the price per square foot.

The trending upward of the subject represents the top of the range and exceeds the current Marshall Valuation Service Cost estimate by 35 percent ($92.66 SF - $68.58 SF = $24.08/$68.58/SF).

Because we are appraising the subject's "value in use," there have been additional upgrades to the subject's special use property that would not be included in the Marshall replacement costs estimates of a light manufacturing building, restaurant, office, and brewhouse. The Marshall Valuation Service does not have replacement costs for a brewery or a brewhouse, the three-story building housing the copper kettles.

We have concluded on the original 1994 construction costs trended upward to the current time that will include the subject breweries additional electrical power, water capacity, and drainage system that is not included in the Marshall Valuation Service.

We will approach this "value in use" cost approach using two scenarios. Scenario 1 will use the original construction costs trended upward and Scenario 2 will use the base costs from the Marshall Valuation Service with the contributory value of the increased electrical supply, water supply and drainage system added as lump sums.

In each  scenario,  in  addition  to the  building  costs,  an  estimate of site improvements and miscellaneous additional soft costs must be included. As mentioned in the Improvement Description, the subject contains site improvements consisting of: (1) asphalt paving; (2) concrete curbs, sidewalks, drainage and lighting; and (3) landscaping. The total area of the site improvements is equal to the area of the improved portion of the site less the building footprint, or approximately (45,738 SF - 23,975 SF) 21,763 square feet. The cost of site improvements are estimated at $3.00 per square foot based on similar restaurant/office/industrial projects, and generally supported by Marshall Valuation Service. This equates to a total estimated site improvement cost of ($3.00/SF x 21,763 SF) $65,000, rounded.

Miscellaneous indirect costs not included in the Marshall Valuation Service cost are items such as appraisal fees, legal fees, and environmental reports. These indirect costs usually run in the range of $20,000 to $50,000. Given the size of the subject development and its specialized character, an expense toward the upper end of the range of $50,000 is estimated.

IMPROVEMENT COST CONCLUSION- SCENARIO 1
---------------------------------------

Adding site improvement and miscellaneous soft costs to the total building costs, indicates a total building and site improvement cost new estimate of ($2,532,212 + $65,000 + $50,000) $2,647,212.







C040148                        (C)2004 PGP VALUATION INC                     100

---------------------------------------

ABSORPTION
----------

Facilities such as the subject property are typically built for owner/users, or are developed on a built-to-suit basis. In either case, they are occupied immediately after construction is completed. Thus, absorption costs are not typically associated with developments of these types of facilities, and will therefore not be added in this analysis.

Narrative continues on page 103.














































C040148                        (C)2004 PGP VALUATION INC                     101

====================================================================================================================================
                                                  BUILDING REPLACEMENT COST NEW
                                                    Marshall Valuation Service
====================================================================================================================================
                                       Warehouse  Restaurant    Office   2nd Floor  Brewhouse    Brewhouse     Brewhouse
                                                      &                   Office    Main Floor   2nd & 3rd     Basement
                                                   Kitchen                                         Floor                     TOTAL
                                      ----------------------------------------------------------------------------------------------
Base Square Foot Cost                    $32.01     $166.54     $95.28    $68.16      $62.60       $30.50       $19.87
    SQUARE FOOT REFINEMENTS
Dock-High Floor                           $2.75       $0.00      $0.00     $0.00       $0.00        $0.00        $0.00
Heating & Cooling                         $0.00       $0.00      $0.00     $4.05       $0.00       ($4.75)       $0.00
Sprinklers                                $1.85       $3.35      $2.96     $2.96       $2.96        $2.96        $2.96
        Adjusted Square Foot Cost        $36.61     $169.89     $98.24    $75.17      $65.56       $28.71       $22.83
    HEIGHT AND SIZE REFINEMENTS
Height per Story Multiplier                1.104       1.000      1.000     1.000       1.000        1.000        1.000
Floor area-perimeter Multiplier            0.975       1.000      1.000     1.000       1.000        1.000        1.000
    Combined height & site Multiplier      1.076    $169.89     $98.24    $75.17      $65.56       $28.71       $22.83

        FINAL CALCULATIONS
Refined Square Foot Cost                 $39.39     $169.89     $98.24    $75.17      $65.56       $28.71       $22.83
Current Cost Multiplier                    1.020       1.020      1.020     1.020       1.020        1.020        1.020
Local Cost Multiplier                      1.100       1.100      1.100     1.100       1.100        1.100        1.100
Final Square Foot Cost                   $44.20     $190.62    $110.23    $84.34      $73.56       $32.21       $25.62
Component Size (SF)                      16,981       2,791      3,270     1,163         933        1,257          933
Component Cost                         $750,560    $532,011   $360,437   $98,088     $68,631      $40,488      $23,903 = $1,874,118

====================================================================================================================================
C020450



























C040148                        (C)2004 PGP VALUATION INC                     102

---------------------------------------

ENTREPRENEURIAL PROFIT & OVERHEAD
---------------------------------

Entrepreneurial profit and overhead compensates the developer for project risk and management. It is unlikely that a developer would proceed with a development unless adequate profit is available to justify the effort. This cost component includes office overhead, staff, and profit. The profit component is typically used to cover excess lease-up or holding costs if absorption does not meet expectations. Entrepreneurial profit and overhead generally ranges between 5 and 20 percent of the improvement replacement cost new (including land acquisition) depending upon project size, location, and marketability.

Considering that the subject is a special-use owner-built property, which is constructed under significantly higher risk conditions than a typical build-to-suit development, but without a significant real estate profit motive, entrepreneurial profit and overhead at the mid range of 10 percent is concluded for the subject and will be utilized in this analysis. This equates to $290,000, rounded. Adding this to the previously concluded improvement replacement cost, indicates a total replacement cost new for the subject of ($2,647,212 + $290,000) $2,937,212.

DEPRECIATION
------------

From the improvement replacement cost new, a dollar amount of depreciation may be deducted. There are three types of depreciation: physical, functional, and external. Physical depreciation is the result of physical wear and tear on the improvements. Functional obsolescence is the result of design or physical problems, which reduce the income-producing ability, or desirability of the subject. External obsolescence is the result of outside influences (economic, neighborhood) which decrease the value of the property.

All three types of depreciation have been considered, and it is concluded that physical is applicable to the subject improvements. Functional and external obsolescence were considered and external obsolescence was found to exist. The subject does not have any functional obsolescence for its "value in use" even though for another user, other than a brewery, the basement, second and third floor of the brewhouse would provide minimal utility. ( In the "as is" fee simple market value, these areas are not included as rentable square feet). However, in the value in use, these areas will be included.

Physical depreciation is caused by deterioration of the improvements caused by wear and tear over time. This depreciation is generally divided into two categories: curable and incurable. In the case of the subject improvements, no deferred maintenance is known to exist. Therefore, only incurable physical depreciation is applicable.

Incurable physical depreciation of the existing improvements will be estimated utilizing an age/life method, in which the estimated effective age of the improvements are divided by the estimated economic life, resulting in a depreciation estimate. The subject improvements are estimated to have a typical economic life of 40 years based on the Marshall Valuation Service. Based upon the actual age and condition of these improvements, and considering the recent renovation to significant portions of the property, the following effective ages are estimated for the separate components of the subject:

C040148                        (C)2004 PGP VALUATION INC                     103

---------------------------------------

       ------------------------------------------------------------------
        Component Description     Size    Effective Age     Depreciation
       ------------------------------------------------------------------
        Warehouse Component    16.981 SF    10 Years            25.0%
        Restaurant              2,791 SF     5 Years            12.5%
        Office (Ground Floor)   3,270 SF     5 Years            12.5%
        Office (2nd Floor)      1,163 SF     5 Years            12.5%
        Brewhouse               3,123 SF     5 Years            12.5%
       ------------------------------------------------------------------
        WEIGHTED AVERAGE         27,328                        18.00%
       ------------------------------------------------------------------

The above analysis indicates an average depreciation estimate of 18 percent. This is applied to the total replacement cost new of the subject as summarized on the table on the following page. Therefore, total incurable physical depreciation for the subject is estimated at ($2,937,212 x .18) $528,698.

We have also included depreciation for external obsolescence. The micro-brewing industry market in Oregon and Washington is at or near a saturation point. Three breweries have closed down in the last four years. The breweries are facing increased competition and a fickle customer base that purchases beer based on the trend at the time. As new beers are brewed, those beer companies with large advertising budgets will draw the public to the new brands. The distributing companies play a large role in the different beers that are on the market shelves. A distributor represents several suppliers and will stock those beers on the shelves that are the most fashionable at the time, at the loss of shelf space to other clients whose beer is not a front runner.

The subject has capacity to brew between 110,000 and 130,000 barrels annually. The most they have ever brewed in anyone year has been 67,000 barrels. They are currently on pace to brew 48,000 barrels in 2003, approximately 9,000 barrels less than in 2002, due to loss of a major account.

Because of the market saturation, merger, consolidation, and closing down of breweries, It is our opinion that if a brewery were to close, an owner would not be able to achieve a price equal to or greater than the replacement cost new. This is based on the over built condition. We estimate external obsolescence for the subject of 15 percent.

DEPRECIATED REPLACEMENT COST CONCLUSION
---------------------------------------

Deducting the incurable physical depreciation and the external obsolescence from the replacement cost new estimate for the subject improvements indicates a depreciated replacement cost estimate of ($2,937,212 - $528,698 - $440,582) $1,967,932.

VALUE CONCLUSION - SCENARIO 1
-----------------------------

The Cost Approach is summarized on the chart on the following page. Adding the estimated depreciated cost of the subject's improvements to the previously concluded site value, results in a market value conclusion of the fee simple interest in the subject by the Cost Approach of ($1,967,932 + $275,000) $2,242,932, rounded to $2,240,000.

C040148                        (C)2004 PGP VALUATION INC                     104

=======================================================================================
                             VALUE IN USE-SCENARIO 1
                          COST APPROACH SUMMATION TABLE
=======================================================================================
                                                   $/SF           SF
TOTAL IMPROVEMENT COST NEW                         $92.66   X   27,328  =   $2,532,212
                Site Improvements                                              $65,000
                Indirect Costs                                                 $50,000
PLUS:           Absorption Costs                    0.00%               =           $0
                Entrepreneurial Profit & Overhead  10.00%               =     $290,000
                                                                         --------------
TOTAL REPLACEMENT COST NEW                                              =   $2,937,212

LESS: DEPRECIATION
        Physical
                Incurable       18%     $528,698
                Curable                       $0
                Functional                    $0
                External        15%     $440,582
TOTAL                                                                   =    ($969,280)
                                                                         --------------

DEPRECIATED REPLACEMENT COST OF IMPROVEMENTS                            =   $1,967,932

PLUS: ESTIMATED LAND VALUE (R/O)   45,738 SF x      $6.00 /SF           =     $275,000
                                                                         --------------
TOTAL                                                                   =   $2,242,932

                                                                         ==============
INDICATED VALUE, COST APPROACH (R/O)                                    =   $2,240,000
                                                                         ==============


=======================================================================================













C040148                        (C)2004 PGP VALUATION INC                     105

---------------------------------------

SCENARIO 2 FOR ESTIMATING THE VALUE IN USE
------------------------------------------

A second method of estimating the subject's "value in use" is to apply the Marshall Valuation Service replacement costs for the subject based on its individual components as light manufacturing, restaurant and office; and then adding the contributory replacement costs based on the subject's increased electrical power, water supply and increased drainage.

Initially above, we discussed the replacement cost for the subject from the Marshall Valuation Service was $68.58 per square foot. We will use this cost per square foot times the subject's 27,328 square feet. This results in a primary base value without the contributing additional electrical, water and drainage. The primary base cost of $68.58 per square foot indicates a replacement cost new of $1,874,154 ($68.58/SF x 27,328 SF). To this we will add the site improvement costs of $65,000 and $50,000 in indirect costs discussed earlier. The total replacement cost becomes $1,989,154.

ENTREPRENEURIAL PROFIT
----------------------

Applying the 10 percent entrepreneurial profit used in the "as is" fee simple value and Scenario 1, additional costs of $230,000, rounded, will be added. ($1,989,154 +$275,000 =$2,264,154 x 10%)$226,415.

DEPRECIATION
------------

We have included 18 percent for incurable physical depreciation and 15 percent for external obsolescence. The total depreciation is $732,321. This depreciation subtracted from the total replacement cost new in Scenario 2 of $2,219,154 indicates a depreciated replacement cost of the improvements of $1,486,833.

LAND VALUE
----------

The land value of $275,000 is added to the depreciated replacement cost new to of $1,486,833 to indicate a cost of $1,760,000. To this cost we will add the contributory value of the increased electrical power, water supply and drainage. The Marshall Valuation Service does not provide any costs for increased drainage. There was no line item in the initial R&H cost estimate for drainage. We have concluded that it was included in the total plumbing costs.

SECONDARY IMPROVEMENTS
----------------------

As previously discussed, the contributory value of the subject's additional amenities will be estimated based on their depreciated replacement costs. To estimate the depreciated replacement cost of these subject improvements, Marshall Valuation Service was utilized. The subject's Walk-in cooler (24'x 30') in the shipping area has a base cost of $28,000 with a $2,000 deduction for a shared wall indicating $26,000 for the walk-in cooler.




C040148                        (C)2004 PGP VALUATION INC                     106

---------------------------------------

The Ammonia Shack is a 154 square foot metal building with a concrete foundation. The base construction costs estimate is $14.57 per square foot and $8.84 per square foot for the covering for the conveyor system that extends outside of the subject building. These costs include the following: construction loan costs including interest during the construction period, permits, architect's and engineering fees, taxes during construction, and contractor's overhead and profits.

The  following   tabulation  chart  presents  the  respective   refinements  and
calculations pursuant to the Marshall Valuation Service Calculator Cost Method.

--------------------------------------------------------------------------------
                                                                    Covering for
Building Description                  Ammonia Shed                    Conveyor
--------------------------------------------------------------------------------
Base Square Foot Cost                   $14.57                          $8.84

Square Foot Refinements
-----------------------
Heating & Cooling                        $0.00                          $0.00
Sprinklers                               $0.00                          $0.00
                                         -----                          -----
Adjusted Square Foot Cost               $14.57                          $8.84

Height And Size Refinements
---------------------------
Height per Story Multiplier               1.000                          1.00
Floor Area-Perimeter Multiplier           1.000                          1.00
                                          -----                          ----
Combined Height & Site Multiplier         1.000                          1.00

Final Calculations
------------------
Refined square foot cost                $14.57                          $8.84
Current cost multiplier                 x 0.99                         x 0.99
Local multiplier                        x 1.09                         x 1.09
                                        ------                         ------
Final square foot cost (R/O)            $15.72                          $9.54
Component Size (SF)                       154                            970
--------------------------------------------------------------------------------
Estimated Component Cost (R/0)          $2,421                         $9,254
--------------------------------------------------------------------------------

The total building shell costs indicated on the chart above equates to $11,675. With respect to entrepreneurial profit and overhead, while secondary improvements are not constructed with a real estate profit motive, this category is minimal and does not include any profit.

Given the condition and functional utility of the secondary improvements for sheltering the conveyor belt as it extends out one building (2730 NW 31st Avenue) and travels into a second building, (2750 NW 31st Avenue) and the ammonia shed, housing the machinery for the cooling process, a physical depreciation estimate of 50 percent is concluded. Deducting this from the subject's replacement costs new results in a depreciated replacement cost estimate of ($11,675 x .50) $5,838, rounded to $6,000.

INCREASED ELECTRICAL POWER AND WATER CAPACITY
---------------------------------------------

The subject building has a heavy electrical service capacity which is above the needs of the typical industrial building. According to plant manager, Mr. Bill Wrey, there is a 208-volt, 2500-amp system and a 480-volt 1200-amp system. Typical light manufacturing buildings have 240 or 480-volts with three phase power and 600, 800 or 1000-amps

C040148                        (C)2004 PGP VALUATION INC                     107

---------------------------------------

according to brokers in the area. The typical cost per square foot for electrical in a light manufacturing building is $5.51 per square foot according to the Marshall Valuation Service (Section 44, page 5, March 2002).

Both subject electrical systems exceed the typical build-out. The plant manager indicated the cost of the electrical when installed was approximately $330,000 or $13.12 per square foot in 1994. Based on 3 percent annual appreciation, this would increase the base electrical cost 27 percent (3% x 9 years) to $16.66 per square foot under current conditions. In a review of the 1994 construction costs by R&H Construction, the costs for electrical amounted to $108,045. This would indicate, based on Mr. Wrey's estimate, that additional electrical power was added when the brewing equipment was installed in order to arrive at his dollar total of $330,000.

The Marshall Valuation Service does not have a cost break down per square foot for electrical service for a brewery. A post office processing facility has an electrical supply cost of $18.33 per square foot for good quality construction (Section 44, page 5, March 2002) and an engineering and research laboratory has a replacement cost estimate of $20.74 per square foot for good quality electrical construction. The subject is estimated to be closer to the post office processing facility at $18.33 per square foot. However, we will use the subject's original costs per square foot trended upward which is $16.66 per square foot. This indicates the subject's additional electrical is estimated at $11.15 per square foot ($16.66/SF - $5.51/SF) or $304,707 (27,328 SF x
$11.15/SF).

Using a depreciation estimate of 18 percent, (based on the depreciation of the subject building) the indicated incurable physical depreciation subtracted from the $304,707 ($304,707 x 18%) indicates the depreciated replacement cost new of $249,860, rounded to $250,000.

INCREASED WATER CAPACITY
------------------------

The Marshall Valuation Service indicates the cost per square foot for good quality plumbing in a light manufacturing building is $2.45 per square foot (Section 44, page 4, March 2002). The plant manager for the subject indicated the initial plumbing cost, with increased water capacity, cost approximately $100,000 in 1994 or $3.66 per square foot ($100,000/27,328 SF) for a three-inch water line. Based on a 3 percent annual appreciation or 27 percent over nine years, the appreciated replacement cost would increase to $4.65 per square foot in 2003. There was no plumbing cost for breweries in the Marshall Valuation Service.

A review of the 1994 R&H Construction costs estimated plumbing expenses were $84,198. Based on Mr. Wrey' estimated of $100,000 there would have been additional costs after the R&H construction.

A post office processing facility has a replacement cost new for good quality plumbing of $5.56 per square foot (Section 44, page 4, March 2002) and an engineering and research laboratory has a replacement cost new of $19.60 per square foot for good quality plumbing. The subject is estimated to be closer to the post office processing facility at $5.56 per square foot. In using the subject plant managers estimated water



C040148                        (C)2004 PGP VALUATION INC                     108

---------------------------------------

supply cost trended upward, The indicated contributory water supply cost is estimated at $2.20 per square foot ($4.65/SF - $2.45/SF) or $60,122 (27,328 SF x
$2.20/SF).

A depreciation estimate of 18 percent, the indicated incurable physical depreciation for the subject building will be subtracted from the $60,122 to indicate the depreciated replacement cost new of $49,300, rounded to $50,000.

SCENARIO 2 TOTAL VALUE ADJUSTMENT TO VALUE IN USE
-------------------------------------------------

Based on the above analysis, the net adjustment equates to ($26,000 + $6,000 + $250,000 + $50,000) $332,000. Adding this to the concluded "value in use" for the subject's primary improvements indicates an overall value in use for the subject by the Cost Approach of ($1,760,000 + $332,000):


                                   $2,092,000
                                   ==========





































C040148                        (C)2004 PGP VALUATION INC                     109

===============================================================================================
                            VALUE IN USE - SCENARIO 2
                          COST APPROACH SUMMATION TABLE
===============================================================================================
                                         $/SF          SF
TOTAL IMPROVEMENT COST NEW              $68.58   X   27,328             =           $1,874,154
        Site Improvements                                                              $65,000
        Indirect Costs                                                                 $50,000
PLUS:   Absorption Costs                        0.00%                   =                   $0
        Entrepreneurial Profit & Overhead      10.00%                   =             $230,000
                                                                                   ------------

TOTAL REPLACEMENT COST NEW                                              =           $2,219,154

LESS: DEPRECIATION
        Physical
                Incurable       18%     $399,448
                Curable                       $0
                Functional                    $0
                External        15%     $332,873
TOTAL                                                                   =            ($732,321)
                                                                                   ------------

DEPRECIATED REPLACEMENT COST OF IMPROVEMENTS                            =           $1,486,833

PLUS: ESTIMATED LAND VALUE (R/O) 45,738 SF x  $6.00 /SF                 =             $275,000
TOTAL                                                                   =           $1,761,833

INDICATED VALUE, COST APPROACH (R/O)                                    =           $1,760,000
                                                                                   ============
PLUS: Contributory Value of Walk-In Cooler (R/O)                        =              $26,000
PLUS: Contributory Value of Ammonia Shack & Outside Cover for Conveyor  =               $6,000
PLUS: Contributory Value of Increased Electrical Supply                 =             $250,000
PLUS: Contributory Value of Increased Water Capacity                    =              $50,000

                                                                                   ============
TOTAL ESTIMATED USE VALUE                                               =           $2,092,000
                                                                                   ============


===============================================================================================
C030810










C040148                        (C)2004 PGP VALUATION INC                     110

                             VALUE IN USE CONCLUSION
                             -----------------------

The following two values were provided based on two different scenarios in estimating the value in use.

                        ----------------------------------
                         Scenario 1            $2,240,000
                         Scenario 2            $2,092,000
                        ----------------------------------

SCENARIO 1 was based on the upward trending of the subject's original costs of construction over a nine-year period at 3 percent annually. The 3 percent was determined by the appraisers based on an average estimated appreciation. In actuality, the annual appreciation could be higher or lower and may not particularly apply to the subject's construction costs. However, without a current replacement cost estimate by R&H Construction of the subject brewery, this was the next best way to apply the given costs for the subject. This scenario is considered to be credible and is given good weight.

SCENARIO 2 was based on the current generic Marshall Valuation Service replacement costs for a typical light manufacturing building, restaurant, office, and for the brew pub, the replacement costs for a loft were used. The Marshall Service does not have specialty costs for a brewery. Applying these base costs did not take into account the contributory value for the increased electrical power, water and drainage system. The plant manager provided approximate amounts for the costs of these increased systems. We trended these costs upward and compared them with other buildings with increased services from the Marshall Valuation Service. This Scenario which was used to support Scenario 1 appears to make more assumptions than the first scenario. We have given this scenario less weight.

Based on the two scenarios, the subject's "Value in Use" is $2,150,000.

                 TWO MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS

                                   $2,150,000
                                   ==========





















C040148                        (C)2004 PGP VALUATION INC                     111

CERTIFICATION OF APPRAISAL

I certify that, to the best of my knowledge and belief:

o    The statements of fact contained in this report are true and correct.

o    The reported  analyses,  opinions,  and conclusions are limited only by the
     reported  assumptions  and  limiting  conditions,   and  are  my  personal,
     impartial, and unbiased professional analyses, opinions, and conclusions.

o I have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

o I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

o My engagement in this assignment was not contingent upon developing or reporting predetermined results.

o My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

o My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice, as set forth by the Appraisal Standards Board of the Appraisal Foundation.

o I, Brian L. Kelley, MAI , have made a personal inspection of the property that is the subject of this report.

o No one provided significant real property appraisal assistance to the person signing this certification.

o The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

As of the date of this report, I, Brian L. Kelley, MAI , am currently certified under the continuing education program of the Appraisal Institute.


--------------------------------------- ----------------------------------------
Brian L. Kelley, MAI                                    Date
OR State Certified General Appraiser
No. C000141









C040148                        (C)2004 PGP VALUATION INC                     112

                              PGP } VALUATION INC
                      REAL ESTATE APPRAISERS & CONSULTANTS


                               COMPLETE APPRAISAL
                    ----------------------------------------
                    SUMMARY REPORT PORTLAND BREWING FACILITY
                      2730 NW 31st Avenue Portland, Oregon

                                  PREPARED FOR
                    ----------------------------------------
                              Ms. Rhoda van Engelen
                             Washington Mutual Bank
                         1301 Fifth Avenue, 12th Floor
                           Seattle, Washington 98111

                                   PREPARED BY
                    ----------------------------------------
                                Gary S. Cox, MAI
                              Brian L. Kelley, MAI
                               PGP VALUATION INC
                             SW Yamhill, Suite 200
                   Portland, Oregon 97204-3024 (503) 226-0983

                                   OFFICES IN
                    ----------------------------------------
                          Portland - Sacramento - Salem
                         Seattle - Vancouver - San Diego

                                                        September 23, 2003

Ms. Rhoda van Engelen
Washington Mutual Bank
1301 Fifth Avenue, 12th Floor
Seattle, Washington 98111
RE: PORTLAND BREWING FACILITY

2730 NW 31st Avenue
Portland, Oregon
Dear Ms. van Engelen:

At your request, we have appraised the captioned property using generally accepted appraisal principles and practices. The purpose of this appraisal is to estimate the "as is" market value of the fee simple interest in the subject property as a general warehouse/office facility disregarding its current brewery use and its "Value in Use" which reflects the value a specific property has for a specific use. To conduct this appraisal we inspected the subject, researched market information, and analyzed pertinent facts related to the valuation of the property. The subject market area, site, and improvements are described in this report.

This report is intended to comply with the report requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as adopted by the Appraisal Foundation and the Appraisal Institute; the Financial Institutional Reform Recovery and Enforcement Act (FIRREA). This is a Complete Appraisal presented in a Summary Report format. As such, it presents only summary discussions of the data, reasoning, and analysis that were used in the appraisal process to develop the appraisers' opinion of value. Additional supporting documentation is retained in the appraisers' file. A copy of the engagement letter is included in the Addenda.

Ms. Rhonda van Engelen                                        September 23, 2003
Washington Mutual Bank                                                    Page 2


1. This appraisal is based on the Extraordinary Assumption that none of the easements discussed in the preliminary title report will affect the utility of x subject property it or alter its appraised value. If they would have a negative affect on the subject property it could alter our final opinion of value.

2. We make a second Extraordinary Assumption that the cost of removal of all the furniture, fixtures, and equipment will be borne by the owner of that equipment and not the building owner with respect to a conversion of the building from brewery to industrial/office use. If this is an inaccurate assumption, this would alter our final conclusion of value.

3. We have not been supplied with a contractor's estimate to convert the subject from a brewery/restaurant/brewpub to an industrial/office building. We have estimated costs for the modification of the restaurant to office use. However additional expenses would be incurred after the brew kettles, tanks, and piping were removed to fill in holes in the flooring and walls, remove the concrete pads on the floors and level the floors, and demolish non-load bearing partition walls. Any difference between the appraisers' opinion of the cost of conversion and demolition, and the actual costs of conversion and demolition could alter the final opinion of value.

The value above reflects a downward adjustment of $95,000 to account for the estimated costs of modifying the subject improvements to a general light manufacturing/office/restaurant use from its current use as a brewery/corporate office/restaurant.

Based upon our investigation and analysis of available information, the estimated values of the subject as of September 4, 2003 are:

                       VALUE SCENARIO                           VALUE

                       Value In Use                             $2,150,000

                       "As Is" Fee Simple Market Value          $1,825,000





















                               PGP VALUATION INC

Ms. Rhonda van Engelen                                        September 23, 2003
Washington Mutual Bank                                                    Page 3



This valuation assumes that the site and improvements are free of all hazardous waste and toxic materials, including asbestos. Please refer to the Assumptions and Limiting Conditions section for further discussion regarding this issue.

The analysis has been prepared by the undersigned.

                                        Sincerely,

                                        PGP VALUATION INC


                                        Gary S. Cox, MAI
                                        OR State Certified General Appraiser
                                        No. C000712

                                        Brian L. Kelley, MAI
                                        OR State Certified General Appraiser
                                        No. C000141

GSC/BLK/lmt
C030810

































                               PGP VALUATION INC

                               TABLE Of CONTENTS
                               -----------------

Letter of Transmittal

INTRODUCTION                                                               PAGE
Preliminary Appraisal Information............................................ 1
Assumptions and Limiting Conditions.......................................... 8

DESCRIPTION
ubject Property Photographs................................................ 11
Market Area Description..................................................... 21
 Market Area Map............................................................ 20
Site Description............................................................ 23
 Plat Map................................................................... 27
 Zoning Map................................................................. 28
 Flood Map.................................................................. 29
Description of Improvements................................................. 30
 Site Plan.................................................................. 36
Highest & Best Use Analysis................................................. 37

VALUATION
Valuation Methodology....................................................... 42
Income Capitalization Approach.............................................. 44
 Lease Comparable Tabulation Chart.......................................... 45
 Lease Comparable Location Map.............................................. 46
 Lease Comparables.......................................................... 47
 Income Capitalization Approach Summation Table............................. 65
Sales Comparison Approach................................................... 66
 Improved Sales Tabulation Chart............................................ 67
 Improved Sales Location Map................................................ 68
 Improved Sales Comparables................................................. 69
Analysis of Value Conclusions............................................... 85

VALUE IN USE
Value In Use Analysis....................................................... 88
 Land Sales Tabulation Chart................................................ 90
 Land Sales Location Map.................................................... 91
 Land Sale Comparables...................................................... 92
Scenario 1 - Value In Use Cost Approach.................................... 101
 Marshall Valuation Chart.................................................. 104
 Scenario 1- Value in Use Cost Approach Table.............................. 107
 Scenario 2- Value in Use Cost Approach Table.............................. 112
Value In Use Conclusion.................................................... 113
Certification of Appraisal................................................. 114













C030810                        PGP VALUATION INC                               i

ADDENDA
 Engagement Letter
 Subject's Recapitalization/Reorganization Plan
 Preliminary Title Report & Legal Description
 1994 R&H Cost Estimate
 Estimate to Convert Brewery to Light Manufacturing
 Qualifications of PGP VALUATION INC
 Qualifications of Appraisers

C030810                        PGP VALUATION INC                              ii

                       PRELIMINARY APPRAISAL INFORMATION
                       ---------------------------------

REPORT ORGANIZATION
-------------------
This section of the report provides an overview of the property and general information relating to the appraisal. The Description section briefly describes the subject market area, site, and improvements. A Highest and Best Use section follows, which establishes the premise on which the subject property is valued. The Valuation section is then presented, which briefly describes the appraisal methods used, and includes comparable information, application of market information to the subject, and valuation analysis. In this appraisal we will provide two valuation sections, the "as is" fee simple market value and the value in use. Additional supporting information is located in the Addenda or within the report file.

PURPOSE, USE AND USER OF APPRAISAL
----------------------------------
The purpose of this appraisal is to estimate the "as is" market value of the fee simple interest and the "value in use" for internal decision making with respect to financing the subject for loan-decision making. The user of this appraisal is Washington Mutual Bank.

DEFINITION OF MARKET VALUE
--------------------------
This definition is in compliance with the OCC (Office of the Comptroller of the Currency), FDIC (Federal Deposit Insurance Corporation), FIRREA (Financial Institutions Reform, Recovery, and Enforcement Act), and USPAP (Uniform Standards of Professional Appraisal Practice) as adopted by the Appraisal Foundation and the Appraisal Institute.

Market Value, as defined by the Uniform Standards of Professional Appraisal Practice, 2003 Edition, is:

   "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

   1. buyer and seller are typically motivated;

   2. both parties are well informed or well advised, and acting in what they consider their own best interests;

   3. a reasonable time is allowed for exposure in the open market; 4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

C030810                        PGP VALUATION INC                               1

---------------------------------------------

   5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

DEFINITION OF USE VALUE
-----------------------
Use Value is defined in the Dictionary of Real Estate Appraisal, Third Edition
(1993), as:

   "The value a specific property has for a specific use."

"AS IS" MARKET VALUE
--------------------
"As Is" value refers to the scenario under which a property is evaluated in the condition observed upon inspection as then existing under legal allowed uses without hypothetical conditions, assumptions or qualifications as of the relevant date. In this appraisal we have included several Extraordinary Assumptions do to insufficient available data.

REAL PROPERTY INTEREST APPRAISED
--------------------------------
Fee Simple Estate, is defined in the Dictionary of Real Estate Appraisal, Third Edition (1993), as:

   "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

CASH EQUIVALENCY
----------------
This report presents the cash value of the property. This requires that all comparables utilized must be cash transactions or adjusted to "cash" if advantageous seller financing was involved. In this appraisal, the cash equivalency adjustment is applied prior to all other adjustments in keeping with generally accepted principles and practices.

PERSONAL PROPERTY, FIXTURES, AND INTANGIBLE ITEMS
-------------------------------------------------
This appraisal reports the value of the real estate only, exclusive of the value of personal property, trade fixtures, or intangibles.

USE OF REPORT
-------------
Without prior written approval from the authors, the use of this report is limited to internal decision making regarding financing. All other uses are expressly prohibited. Reliance


----------
1 The Appraisal Foundation, The Uniform Standards of Professional Appraisal Practice, 2003 e. (United States of America: 2003), p. 224; and Code of Federal Regulations, Part 1608, 7-25-91 revision, p. 2, Section 1608.2 (f).

C030810                        PGP VALUATION INC                               2

---------------------------------------------

on this report by anyone other than the clients for a purpose not set forth above, is prohibited. The authors' responsibility is limited to the client.

CASH EQUIVALENCY
----------------
This report presents the cash value of the property. This requires that all comparables utilized must be cash transactions or adjusted to "cash" if advantageous seller financing was involved. In this appraisal, the cash equivalency adjustment is applied prior to all other adjustments in keeping with generally accepted principles and practices.

HISTORY AND OWNERSHIP

The subject property was purchased for $1,500,000 on September 19, 2001 as a warehouse/office building, excluding any brewery or restaurant leasehold improvements by the Portland Brewing Company from the Portland Brewing Building Company LLC. This sale was between two entities with 80 percent common ownership in each other. No transactions have occurred since.

Prior to this purchase the building was owned by the Portland Brewing Building Company who acquired the property from Western American Exchange Corporation (an intermediary) in February 1992 for $475,000. This transaction reflected the condition of the original improvements before redevelopment began in early 1993. The cost of construction for redevelopment was approximately $1,694,000 including the brewer and restaurant improvements (excluding fixtures and equipment). Previous ownership was in the name of Jack and Marjorie Saltzman who owned the property since 1983. Please note, the mineral rights to the property are owned by Spokane Portland and Seattle Railroad Company who acquired ownership in 1955.

SUBJECT LEASE
-------------
The existing owners do not have a lease in place.

EXPOSURE TIME/MARKETING PERIOD
------------------------------
Exposure time is defined within the USPAP, Statement 6, as:

   "The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market."

   Exposure time is best established upon the experience of recent comparable sales. Based on the subject's location, physical characteristics, and current market conditions, and assuming the subject is appropriately priced and competently promoted, an exposure time of 6 to 12 months is estimated for a general warehouse/office/restaurant property.

C030810                        PGP VALUATION INC                               3

---------------------------------------------

Marketing period is very similar to exposure time, but reflects a projected time period to sell the property, rather than a retrospective estimate. As such, the marketing period for the subject as an industrial/office/restaurant building would take 6 to 12 months.

EXPOSURE AND MARKETING PERIOD-USE VALUE
---------------------------------------
With respect to the exposure period for the subject as a brewery/office and restaurant, there were no similar sales found of brewery/brewpubs in the Portland market. The Portland, Oregon brewery/brewpub business is a niche market that is currently experiencing nationally mergers and consolidations in the business based on over saturation. Because the subject is a special-use property in a down market for breweries (discussed more in the highest and best use section of report), the sale of the subject as a brewery would take longer.

Considering the subject's age, condition, and functional design, the property would be marketable to most brewery companies. While there is a limited number of potential buyers for the subject's brewery use, there is also a very limited supply. We anticipate the sale of the brewery/restaurant would take longer than the sale of the subject as a manufacturing/warehouse/restaurant use.

Based upon the preceding analysis, and recognizing the functional design of the subject for brewery use, an exposure time of two to three years is concluded for the subject's use value.

Marketing period is very similar to exposure time, but reflects a projected time period to sell the property, rather than a retrospective estimate. As such, the marketing period for the subject as a brewery facility with brew pub and restaurant would take two to three years. We did not have any brewery sales to back up our conclusion.

INSPECTION
----------
Date of Inspection:           August 27, 2003, and September 4, 2003

Ownership Representation:     Glen James, accountant for the subject and Bill
                              Wrey, plant manager.

PGP Valuation Inc:            Gary S. Cox, MAI
                              Brian L. Kelley, MAI (exterior inspection 8/29/03)

ASSESSMENT AND TAX INFORMATION
------------------------------
Following is the most recent assessment information concerning the subject.

                               2002/2003 TAX YEAR

                      Real Market Value
            -----------------------------------
Tax ID. No.   Land     Improvements     Total    Assessed Value    Annual Taxes
----------- --------   ------------  ----------  --------------    ------------
R94129-1150 $390,390     $872,410    $1,262,800  $841,340.00        $17,841.22


C030810                        PGP VALUATION INC                               4

---------------------------------------------

The 2002/03 tax rate is $21.2057 (taxes/$1,000 of assessed value). It is noted that due to Ballot Measure 50, a property tax limitation measure approved by voters in May 1997, the total assessed value for the 1997/98 tax year was frozen at 90 percent of the 1995/96 assessed value. Taxes in following years can increase a maximum of 3 percent plus bonded indebtedness varying annually.

Because the subject is valued under a triple net expense structure in the Income Capitalization Approach, where the real estate taxes are passed through to the tenant, there is no significant net effect on our concluded value due to changes in taxes.

SCOPE OF ASSIGNMENT
-------------------
The scope of this assignment involved an interior and exterior inspection of the subject property by Gary S. Cox, MAI, discussions with the owner's representatives, and a thorough analysis of the factors affecting the values and marketability of the subject property. Comparable lease research of light manufacturing buildings utilized in the Income Capitalization Approach was conducted throughout the subject market area and other similar Portland areas. Improved sale comparable research of light manufacturing buildings utilized in the Sales Comparison Approach was conducted throughout the Portland metropolitan area. Comparables were found in these areas from which a reliable value estimate could be drawn. All lease comparables and improved sales were inspected on the exterior. The Income Capitalization and Sales Comparison Approaches have been utilized in valuing the subject as a light manufacturing/ industrial/office building. The subject is unique in that it also contains a brewpub and restaurant. In the Sales Comparison Approach we did not find any light manufacturing buildings with restaurants. In the Income Approach we have included lease comparables for restaurants. The Cost Approach to value is based on the principle that the value of the property is significantly related to its physical characteristics, and that no-one would pay more for the subject than it would cost to build a facility providing similar utility in today's market on a comparable site. While the Cost Approach will be utilized ahead to estimate the subject's value in use, it is not the primary focus of equity investors in determining "market value." Therefore, this approach will not be presented in the subject's market value analysis.

For the "value in use" approach we have used the Cost Approach, as we have just explained. The Income Capitalization Approach and the Sales Comparison Approach were not used because there were no sales or leases of breweries and brewpubs found in the Portland area.

Brian L. Kelley, MAI, inspected the exterior of the subject, but not the comparables and has reviewed the report and concurs with the value conclusions.












C030810                        PGP VALUATION INC                               5

---------------------------------------------

In addition to the above, the following sources were contacted to obtain relevant information.

Sources                                  Information
--------------------------------------   --------------------------------------
Multiple real estate brokers, property   Local area data; lease and building
managers, property owners                sales information.


Multnomah County Assessor's Office       Subject data.

Co-Star Comps, Inc.                      Market comparable research for
                                         manufacturing and breweries.

City of Portland                         Zoning and planning information.

Metroscan                                General Subject Information.

Absorption & Vacancy Report, Norris,     Vacancy and absorption information.
  Beggs & Simpson, Second Quarter of
  2003

Janet Golden, Greenstead, Accounting     Subject property taxes.
  Company for Portland Brewing Company

Jerome Chicvara, CEO,                    Subject information.
Portland Brewing Company

Glen James & Bill Wrey                   Subject information.
Portland Brewing Company

Prior PGP Valuation Inc appraisal        Subject information
  reports of the subject

COMPLIANCE AND COMPETENCY PROVISION
-----------------------------------
The authors of this report possess the education, knowledge, technical skills, and practical experience to complete this assignment competently, in conformance with the stated regulations.

UNAVAILABILITY OF INFORMATION
-----------------------------
Initially, we were told current replacement cost estimates for the subject's increased electrical supply, increased water supply and drainage system would be supplied by the subcontractors that constructed the subject. These estimates were not supplied and would have been beneficial in estimating the subject's "value in use." Other information not available was the location of an easement in the preliminary title report, and contractor's bids to convert the brewery to a light manufacturing building. All other information necessary to develop an estimate of value for the subject property was available to the appraisers. Please also refer to the Extraordinary and Ordinary Assumptions and Limiting Conditions.

C030810                        PGP VALUATION INC                               6

---------------------------------------------

PERSONAL PROPERTY, FIXTURES AND INTANGIBLE ITEMS
------------------------------------------------
This appraisal reports the value of the real estate only, exclusive of the value of personal property, trade fixtures, or intangibles.

DEDUCTIONS AND DISCOUNTS
------------------------
The values presented herein are subject to deductions and/or discounts to modify the subject from a brewery to a strictly light manufacturing/office space with restaurant in the "as is" fee simple market value. This would require demolishing the pad areas for the brewing vats, pouring a new concrete floor over the existing sloping floor in the light manufacturing section of the building where the brewing process and vats are located, filling in holes in walls and ceiling, and demolishing non-bearing partition walls. We have estimated this cost at approximately $95,000, rounded. There was no contractor's bid to support our conclusions.

DEPARTURE CLAUSE
----------------
As a complete appraisal, this report does not depart from the requirements of the Uniform Standards of Professional Appraisal Practice or the Code of Professional Ethics of the Appraisal Institute.


































C030810                        PGP VALUATION INC                               7

                      ASSUMPTIONS AND LIMITING CONDITIONS
                      -----------------------------------

This appraisal is subject to the following Extraordinary Assumptions:

EXTRAORDINARY ASSUMPTIONS
-------------------------
1. This appraisal is based on the Extraordinary Assumption that none of the easements discussed in the preliminary title report will affect the utility of the subject or alter its appraised value. If they would have a negative affect on the subject property it could alter our final opinion of value.

2. We make a second Extraordinary Assumption that the cost of removal of all the furniture, fixtures, and equipment will be borne by the owner of that equipment and not the building owner with respect to a conversion of the building from brewery to industrial/office use. If this is an inaccurate assumption, this would alter our final conclusion of value.

3. We have not been supplied with a contractor's estimate to convert the subject from a brewery/restaurant/brewpub to an industrial/office building. We have estimated costs for the modification of the restaurant to office use. However additional expenses would be incurred after the brew kettles, tanks, and piping were removed to fill in holes in the flooring and walls, remove the concrete pads on the floors and level the floors, and demolish non-load bearing partition walls. Any difference between the appraisers' opinion of the cost of conversion and demolition, and the actual costs of conversion and demolition could alter the final opinion of value.

The value above reflects a downward adjustment of $95,000 to account for the estimated costs of modifying the subject improvements to a general warehouse/office use from its current use as a brewery/restaurant/pub.

ORDINARY ASSUMPTIONS

The legal description was based on the preliminary title report and is assumed to accurately represent the subject. A survey has not been provided to the appraisers. If further verification is required, a survey by a registered surveyor is advised.

We assume no responsibility for matters legal in character, nor do we render any opinion as to title, which is assumed to be marketable. All existing liens, encumbrances, and assessments have been disregarded, unless otherwise noted, and the property is appraised as though free and clear, under responsible ownership, and competent management.

The exhibits in this report are included to assist the reader in visualizing the property. We have made no survey of the property and assume no responsibility in connection with such matters.

Unless otherwise noted herein, it is assumed that there are no encroachments, zoning, or restrictive violations existing in the subject property.

C030810                        PGP VALUATION INC                               8

-----------------------------------------------

The appraisers assume no responsibility for determining if the property requires environmental approval by the appropriate governing agencies, nor if it is in violation thereof, unless otherwise noted herein.

Information presented in this report has been obtained from reliable sources, and it is assumed that the information is accurate.

This report shall be used for its intended purpose only, and by the parties to whom it is addressed. Possession of the report does not include the right of publication.

The appraisers may not be required to give testimony or to appear in court by reason of this appraisal, with reference to the property in question, unless prior arrangements have been made therefor.

The statements of value and all conclusions shall apply as of the dates shown herein.

The appraisers have no present or contemplated future interest in the property, which is not specifically disclosed in this report.

Neither all, nor any part, of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media without the written consent or approval of the authors. This applies particularly to value conclusions and to the identity of the appraisers and the firm with which the appraisers are connected.

This report must be used in its entirety. Reliance on any portion of the report independent of others may lead the reader to erroneous conclusions regarding the property values. No portion of the report stands alone without approval from the author.

The valuation stated herein assumes professional management and operation of the property throughout the lifetime of the improvements, with an adequate maintenance and repair program.

The liability of PGP VALUATION INC and employees is limited to the client only and only up to the amount of the fee actually received for the assignment. Further, there is no accountability, obligation, or liability to any third party. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraisers are in no way responsible for any costs incurred to discover or correct any deficiency in the property. The appraisers assume that there are no hidden or unapparent conditions of the property, subsoil, or structures, which would render it more or less valuable. In the case of limited partnerships or syndication offerings or stock offerings in real estate, the client agrees that in case of lawsuit (brought by lender, partner, or part owner in any form of ownership, tenant, or any other party), any and all awards, settlements, or cost, regardless of outcome; the client will hold PGP VALUATION INC completely harmless.






C030810                        PGP VALUATION INC                               9

-----------------------------------------------


The appraisers are not qualified to detect the presence of toxic or hazardous substances or materials which may influence or be associated with the property or any adjacent properties, has made no investigation or analysis as to the presence of such materials, and expressly disclaims any duty to note the presence of such materials. Therefore, irrespective of any degree of fault, PGP VALUATION INC and its partners, agents, and employees, shall not be liable for costs, expenses, damages, assessments, or penalties, or diminution in value, property damage, or personal injury (including death) resulting from or otherwise attributable to toxic or hazardous substances or materials, including without limitation hazardous waste, asbestos material, formaldehyde, or any smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, solids, or gasses, waste materials or other irritants, contaminants, or pollutants.

The appraisers assume no responsibility for determining if the subject property complies with the Americans with Disabilities Act (ADA), which prescribes specific building standards which may be applied differently to different buildings, depending on such factors as building age, historical significance, amenability to improvement, and costs of renovation. PGP VALUATION INC its partners, agents, and employees, shall not be liable for any costs, expenses, assessments, penalties, or diminution in value resulting from noncompliance. Except as otherwise noted herein, this appraisal assumes that the subject complies with all ADA standards appropriate to the subject improvements; if the subject is not in compliance, the eventual renovation costs and/or penalties would negatively impact the present value of the subject. If the necessary renovation costs, time period needed for renovation, and penalties for non-compliance (if any) were known today, appropriate deductions would be made to the value conclusion reported herein. Per the architect, the renovation has been completed in compliance with the Americans with Disabilities Act.



























C030810                        PGP VALUATION INC                              10

                          SUBJECT PROPERTY PHOTOGRAPHS
                          ----------------------------

[PHOTO OMITTED]

        looking north at the front of the subject property. (C030810-12)



[PHOTO OMITTED]

            Looking east at west elevation of subject. (C030810-73)















































C030810                        PGP VALUATION INC                              11
                          SUBJECT PROPERTY PHOTOGRAPHS
                          ----------------------------

[PHOTO OMITTED]

       Looking west on NW 31st Avenue with subject on right. (C030810-77)



[PHOTO OMITTED]

           Looking north at east of the subject building. (C030810-76)















































C030810                        PGP VALUATION INC                              12
                          SUBJECT PROPERTY PHOTOGRAPHS
                          ----------------------------

[PHOTO OMITTED]

        Looking east on NW 31st Avenue with subject on left. (C030810-10)



[PHOTO OMITTED]

                      Subject conference room. (C030810-71)















































C030810                        PGP VALUATION INC                              13
                          SUBJECT PROPERTY PHOTOGRAPHS
                          ----------------------------

[PHOTO OMITTED]

                    Typical second floor office area. (C030810-69)



[PHOTO OMITTED]

                    Typical ground floor office. (C030810-72)















































C030810                        PGP VALUATION INC                              14

----------------------------------------

[PHOTO OMITTED]

       Subject's outdoor dining area at front of building.  (C030810-23)



[PHOTO OMITTED]


              Tap room restaurant area of the subject. (C030810-22)














































C030810                        PGP VALUATION INC                              15

----------------------------------------

[PHOTO OMITTED]

             Subject's fireside room next to tap room. (C030810-20)



[PHOTO OMITTED]


                      Subject's kitchen area. (C030810-24)














































C030810                        PGP VALUATION INC                              16

----------------------------------------

[PHOTO OMITTED]

             Subject's brass kettles next to tap room. (C030810-31)



[PHOTO OMITTED]


       Subject's warehouse area with 23-foot building height. (C030810-33)














































C030810                        PGP VALUATION INC                              17

----------------------------------------

[PHOTO OMITTED]

              Subject's processing and bottling area. (C030810-52)



[PHOTO OMITTED]


                    Additional processing area. (C030810-59)














































C030810                        PGP VALUATION INC                              18

----------------------------------------

[PHOTO OMITTED]

                     Roof of subject property. (C030810-42)



[PHOTO OMITTED]


                     Back of subject property. (C030810-54)














































C030810                        PGP VALUATION INC                              19

                                 MARKET AREA MAP
                                 ---------------

[PORTLAND AREA MAP OMITTED]























































C030810                        PGP VALUATION INC                              20

                            MARKET AREA DESCRIPTION
                            -----------------------


MARKET AREA DESCRIPTION
-----------------------
The subject is located in an established industrial area known as Guilds Lake in northwest Portland, 1.75 miles northwest of downtown Portland. The market area is generally bounded by NW Front Avenue and the Willamette River on the north and east, NW Vaughn Street on the south, and NW St. Helens Road and Forest Park on the west. The area is primarily industrial, including a combination of manufacturing, warehousing, and distribution users, with minimal vacant land available for new development.

Existing industrial development consists of older and middle age facilities. The older facilities are typically single-tenant warehouse and manufacturing buildings constructed between the 1940s and 1960s with low ceiling truss heights and limited truck staging areas. Many of these buildings provide access to railroad spurs. Newer concrete tilt-up buildings were constructed between 1960 and 1980 with 18 to 24-foot clear heights, adequate truck staging areas, and dock high and grade level loading capabilities. Heavy manufacturing and petroleum storage facilities are concentrated in the northern portion of the subject market area.

Residential uses in the area are insignificant, limited generally to older dwellings in poor condition slowly being removed in anticipation of redevelopment to industrial uses. New residential development is non-existent. Commercial development in the market area is minimal, limited primarily to smaller office buildings, bank branches and credit unions, three newer motels, and small restaurant operations serving the employment base in the neighborhood. The restaurants typically include older neighborhood taverns in fair to poor condition. A McDonald's fast food restaurant, Subway Sandwich and Jack-in-the-Box are the only major chains in the area, located along NW Yeon Avenue and NW 23rd Avenue.

The zoning in the market area is highly restrictive for both residential and commercial development. While pressure has been put on the neighborhood to increase commercial development, the existing users are strongly united in maintaining the industrial orientation, limiting commercial development.


TRANSPORTATION
--------------
The subject market area is well served by a deep-water channel river, rail and roadway transportation systems. The rail system is extensive throughout the neighborhood. (The rail line is on the east side of the subject but the spur has been removed). Users of the rail system are not as extensive as in years past.

The major arterials in the market area are NW Front Avenue, NW St. Helens Road (State Highway 30), and NW Yeon Avenue, which provides direct access to Interstate 405 and the interstate freeway system.

Air transportation is available approximately 12 miles northeast of the subject neighborhood at the Portland International Airport. Both freight and passenger service are available. Access to the airport requires approximately 30 minutes of automotive travel time.



C030810                        PGP VALUATION INC                              21

-----------------------------------


SUMMARY
-------
The subject property neighborhood is an established industrial area with very limited commercial and insignificant residential development. The industrial development is mixed, ranging from warehousing and distribution to heavy manufacturing and refinery facilities. The majority of existing developments were constructed between 1940 and 1960 and have functional limitations for many users. Newer, well designed, concrete tilt-up buildings with higher clear heights and more truck staging are experiencing strong occupancies. Due to the strong demand to locate in the area, and the limited vacant land available, occupancy rates in the area are anticipated to remain strong, with real estate values remaining stable or appreciating in accordance with the general trends of the metropolitan area.










































C030810                        PGP VALUATION INC                              22

                                SITE DESCRIPTION
                                ----------------

Hazardous Waste/Materials:    This appraisal assumes there is no hazardous waste
                              or toxic materials, including asbestos at the subject site that could negatively affect the value. Further, the appraisers do not possess the expertise to discover potentially hazardous materials.

                              We have not conducted any independent
                              investigation regarding hazardous waste. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

                              A Phase I Environmental Assessment was prepared for the subject property by Evergreen Environmental Management, Inc., in November of 2001. According to the Executive Summary of this report and the conclusions and recommendations, the site was evaluated for potential environmental risks associated with historical on-site and surrounding land uses and for possible contamination from hazardous substances, petroleum products, or hazardous waste. The Evergreen Environmental Management, Inc., (EEM) formed a very favorable impression of the brewery property. "Based on a review of historical and regulatory agency documents, as well as previous environmental site investigation reports, it did not appear that the past and current utilization of the subject property had generated any obvious problems that might present environmental liability concerns. Please see this report for further detailed information regarding the subject and the EEM findings.

Census Tract:                 43

Thomas Bros. Map Number:      596, B/3

Current Use of Site:          The property was originally converted from a
                              warehouse/office industrial building to a brewery, corporate office, restaurant and brewpub between 1993 and 1995.

Site Size:                    45,738 square feet (1.05 AC)

Shape: Irregular corner site: with 259 feet of frontage on NW industrial Street and 162 feet of frontage on NW 31st Avenue.

Topography:                   Level at street grade.



C030810                        PGP VALUATION INC                              23

----------------------------
C030810 PGP VALUATION INC 24

Abutting Properties--
   North:                     Tilt-up concrete warehouse/office facility.

   South: NW Industrial Street, which separates the subject from two older warehouse/office structures.

   East: Railroad tracks which separate the subject from a concrete and metal clad manufacturing/storage facility.

   West: NW 31st Avenue, which separates the subject from a smaller, multi-tenant, concrete tilt-up distribution warehouse.

Utilities--
   Water:                     City of Portland
   Sewer:                     City of Portland
   Natural                    Gas: NW Natural Gas
   Electric                   Power: Portland General Electric
   Telephone:                 Qwest

Street Improvements--
   NW Industrial Street
   --------------------
      Type:                   Two-lane industrial collector street
      Surface:                Asphalt
      Right-of-Way            Width: 60 feet
      Left                    Turn Lanes: None
      Curbs:                  Yes
      Sidewalks:              Yes

   NW 31st Avenue
   --------------
      Type:                   Industrial neighborhood street
      Surface:                Asphalt
      Right-of-Way            Width: 60 feet
      Left                    Turn Lanes: None
      Curbs:                  Yes
      Sidewalks:              Yes; however, the property directly across NW 31st
                              Avenue does not have sidewalks.


Exposure:                     The subject's neighborhood is the northwest
                              industrial area and is removed from Portland's central commercial district. This, along with geographical constraints of the Willamette River and Forest Park reduces the traffic flow to users who are primarily destination oriented. The traffic that flows through the neighborhood that is destined for other areas use the main thoroughfares. Considering the subject has an interior neighborhood location, removed from the main arterials, the exposure for the subject's restaurant space is considered limited. However,

C030810                        PGP VALUATION INC                              24

----------------------------

                              exposure is good from NW Industrial Street for an industrial building.

Access: The site has average access with two full access curb cuts with one each on NW 31st Avenue and NW Industrial Street. There is no vehicle access to the back of the building. An alley way (15' wide) leading to the back of the building is being used by the brewery for its conveyor belt system between the subject and a building being leased at 2730 NW 31st Avenue. This access, if it were available, would not provide easy maneuverability for vehicles. Regarding rail access, the adjacent railroad tracks on the east side of the subject are not operational because the spur has been removed for the subject.

Corner Influence: The subject's corner location enhances exposure for the brewhouse.

Traffic Count: There are no traffic counts for NW Industrial Street or NW 31st Avenue. The traffic volumes on both streets are largely for industrial use.

Easements and
   Encumbrances:              A preliminary title report was provided by
                              Fidelity National Title Company of Oregon. The order number was 10-1108202-28 and the effective date of the report was August 11, 2003. In the preliminary title report there is mention of the typical easements for sewer with the City of Portland and a street easement with the City of Portland. There was also a third easement agreement (Clause 15) recorded August 17, 2001,
                              Recorder's No. 2001-29876 which does not state the purpose of the easement. (See a copy of the preliminary title report in the Addenda).

                              This appraisal is based on the Extraordinary
                              Assumption that none of the easements discussed in the preliminary title report will affect the utility of the subject or alter its appraised value.

Zoning and
Comprehensive Plan:           IH (Heavy Industrial). This zone provides areas
                              where all kinds of industries may locate including those not desirable in other zones due to their objectionable impacts or appearance. The subject's warehouse and manufacturing uses, with supporting office area, is an allowed use in this zone. The accessory/ corporate office build-out is allowed to be up to 25 percent of the total building size or 25,000 square

C030810                        PGP VALUATION INC                              25

----------------------------

                              feet, which ever is less. The area for the tap room restaurant, fireside room, and kitchen is allowed if it does not exceed 3,000 square feet. Since the current area is 2,791 square feet, this is also an allowed use in the heavy industrial zone. The outdoor dining area of approximately 1,500 square feet is not mentioned in the code according to Ms. Rachael McCormmach, City Planner 1, with the City of Portland. She stated the outdoor dining is not considered a part of the 3,000 square feet of allowed commercial use.

Soils: Appear adequate for industrial development based on the subject's existing development, and industrial uses on surrounding properties.

Flood Plain
   and Wetlands:              According to the Federal Emergency Management
                              Agency (FEMA) National Flood Insurance Program
                              Flood Insurance Rate Map Community Panel No.
                              410183 0035 C, effective October 18, 1982, the subject is in zone "C," an area not in the 100-year flood plain.

Site Rating:                  Good for industrial development based on access
                              and locational characteristics. Fair for commercial development based on a location in an industrial neighborhood, removed from a main roadway. However, the restaurant has proved to be highly successful in the area due to the limited food service available. This is a good location for a brewery due to its central location for distribution. Overall, the neighborhood will continue to attract industrial users due to its industrial development.




















C030810                        PGP VALUATION INC                              26

                                    PLAT MAP
                                    --------


[MAP OMITTED]






















































C030810                        PGP VALUATION INC                              27

                                   ZONING MAP
                                   ----------

[MAP OMITTED]























































C030810                        PGP VALUATION INC                              28

                                   FLOOD MAP
                                   ---------

[MAP OMITTED]






















































C030810                        PGP VALUATION INC                              29

                          DESCRIPTION OF IMPROVEMENTS
                          ---------------------------


Hazardous
   Materials/Asbestos:

                              We have not conducted any investigation regarding this issue. This appraisal assumes that the structure is free of all hazardous waste and toxic materials, including (but not limited to) asbestos. Please refer to the Assumptions and Limiting Conditions section regarding this issue.

General Description:

                              The subject is a brewery with warehouse, office, and restaurant area. The warehouse building was initially constructed in 1955-1956. Between 1993 and 1995, the subject was converted from a warehouse to a brewery, restaurant, and corporate office area utilizing the shell of the warehouse building and adding additional square footage.

Square Feet/Size:

                           BUILDING AREAS/SIZES (SF):
                           Grade     2nd       3rd       Bsmt.      Total
Building Area              Level     Level     Level     Level      (SF)
-----------------------    --------- --------- --------- ---------- ----------
Warehouse                  16,981                                      16,981
Office                      3,270     1,163                             4,433
Brewhouse                     933       933      324        933         3,123
Tap Room, Fireside room
  & Kitchen                 2,791                                       2,791
-----------------------    --------- --------- --------- ---------- ----------
Total (SF)                 23,975     2,096      324        933        27,328
=======================    ========= ========= ========= ========== ==========

Site Coverage Ratio:          Fifth-two percent based on a foot print of 23,975
                              square feet and a total site area of 45,738 square feet.

Architect--
   Plan Date:                 April 1992
   Name/Address:              Arthur M. James Engineering, Inc.
                              319 SW Washington Street Portland, Oregon


Estimated Effective Age:      Five years with the exception of the existing
                              warehouse which has an effective age of ten years.

Estimated Remaining Life :    Thirty-five years for restaurant, brewhouse and
                              office; 30 years for warehouse.

Foundation:                   Concrete slab with a large portion of the
                              restaurant on pier and post construction.


C030810                        PGP VALUATION INC                              30

---------------------------------------

Exterior Walls--
   Warehouse:                 Combination of poured in place concrete and
                              concrete block.

   Brewhouse:                 Poured in place concrete with stucco finish.

   Restaurant/Office:         Combination of concrete and wood frame with stucco
                              finish.

Pedestrian                    Doors: Combination of metal in metal frame, and
                              wood in metal frame. The interior doors are solid core wood doors in wood frames and metal doors.
                              The back of the building (north side) has only one metal pedestrian door and no loading doors.

Truck Doors:                  The west side of the warehouse building has two
                              dock high overhead metal doors (8'x10') with levelers; one grade level door (8'x10') with ramp;
                              and one dock high door (13.3'x 13.3') opening to a trash enclosure. There is one overhead dock-high door on the east side of the building that is (12'x12'). There are no truck doors on the back side (north side) of the building.

Windows: There are numerous window configurations. They are primarily glazed double pane in either metal or wood frame. In the brewhouse building there are four large windows that are multi-pane in metal frames which highlight the copper brew kettles.

Roof Structure:               The original warehouse structure is a combination
                              of woof or metal post and wood beam, and loaded concrete walls, with 2 by 6-inch tongue and groove wood sheathing. The new warehouse addition is a metal and wood flat roof with exposed wood beams and plywood sheathing. The restaurant and office areas are wood frame with wood decking.

Roof Cover:                   Built-up composition roof over the warehouse and a
                              portion of the office building and metal over the remaining brewhouse, restaurant, and parts of the office area.

Deck/Patio:                   There is a large outdoor dining area at the front
                              of the subject that is approximately 1,500 square feet. A portion of this deck is covered.

Exterior Condition:           The exterior is in good condition.








C030810                        PGP VALUATION INC                              31

---------------------------------------


Insulation--
Roof:                         R-19 Batt; 2-inch rigid over restaurant area.
Ceiling:                      R-19 Batt
Walls:                        None
Floor:                        R-11 Batt

Electrical Service:           The subject has a heavy electrical service
                              capacity above the needs of the typical industrial user due to the requirements for brewery use.
                              According to plant manager, Mr. Bill Wrey, there is a 208-volt, 2500-amp system and a 480-volt
                              1200-amp system. Typical electrical systems are 3 phase 480-volt with steps down to 240 and 208-volts with 400, 600 or 1,000-amps for warehouse and up to 1200-amps for manufacturing. A facility with 2000-amps would be heavy according to leasing agent Matt Kayser with Trammell Crow.

Heating and
  Air Conditioning:           The warehouse portion and beer processing areas
                              are heated by gas fired space heaters hanging from the ceiling. The restaurant, office areas, lab, lunchroom, and restrooms are heated and cooled by five gas pack units on the roof and two heat pumps at the second floor office level.

Fire Sprinklers:              The subject building is sprinkled by a wet system.

Interior Space
   Allocation:

                              The interior is divided between a warehouse, manufacturing, office, restaurant, and brewhouse. All components to the facility are attached. The warehouse/manufacturing area has a shipping area, storage areas, including an area for a cooler for the hops and a walk-in for the restaurant, brewery area, lab, lunchroom, locker room with two showers and two restrooms, restaurant with two restrooms, kitchen and an office area. There is office space on the ground floor and on the second floor. The brewhouse is a three-story building with a basement. The brewhouse's ground floor contains two large copper brewing kettles. The basement is used for tank servicing and the second and third floors are used for general service and equipment areas for the two copper kettles that reach through the second and third floors. The plant manager indicated the kettles could have been installed through the roof. There





C030810                        PGP VALUATION INC                              32

---------------------------------------

                              are additionally approximately 26 brewing vats that are in the manufacturing area that were installed through the roof of the subject building. These kettles and vats are not a part of this appraisal.

Clear Height:

                              The original warehouse portion and the first level of the brewhouse varies in size from 13 to 15 feet, or an average of 14 feet. The new warehouse addition has a 23-foot clear height. Clear Span:
                              The new warehouse has an open span design. The other manufacturing/brewery portions are partitioned.

Floor Coverings--
   Office:                    Carpet
   Restaurant:                Granite, ceramic tile, carpet
   Warehouse/Manufacturing:   Exposed concrete
   Restroom/Locker            room: Ceramic tile
   Lunch                      Room / Lab: Vinyl composition tile
   Second                     Story Office: Vinyl composition tile

Interior Walls:               The warehouse area is exposed concrete and
                              concrete block, with plastic panels in the brewery areas. The brewhouse has plaster over sheetrock with a ceramic tile wainscot. The office area is painted drywall. The restaurant area is painted drywall and ceramic tile wainscot with a wood wainscot in the Fireside room.

Ceiling--
   Office:                    Suspended T-Bar acoustical tile.
   Restaurant:                Painted sheetrock. There is a vaulted ceiling in
                              the tap room restaurant entry and exposed
                              decorative beams in the tap room. The Fireside
                              room has a flat ceiling with decorative wood.
   Warehouse:                 Exposed wood beams with wood rafters and
                              insulation. In the brewing and bottling areas the ceiling is a suspended acoustic tile that is water resistant. Various tiles appear to have a black mold from extensive water condensation.

Interior Lighting:
   Warehouse:                 Suspended high pressure sodium fixtures, and
                              suspended fluorescent fixtures.

   Brewhouse:                 Surface mounted incandescent track lighting.



C030810                        PGP VALUATION INC                              33

---------------------------------------


   Office area:               Recessed and suspended fluorescent fixtures with
                              track lighting in the conference room.

   Restaurant:                Track and ceiling-mounted decorative lighting.

Plumbing:                     There is a men's and women's restroom accessible
                              by a corridor sandwiched between the restaurant and office area used by both the employees and the restaurant patrons. The men's restroom has two sinks, two toilets and one urinal. The women's restroom has two sinks and two toilets. In addition there is a men's and women's restroom with two fixtures each and two showers in the locker room. There are numerous sinks and hose bibs located throughout the facility.

Manufacturing Plumbing:       The water supply to the subject has been upgraded
                              for the manufacturing of beer. Also the drainage system in the warehouse has been enlarged in capacity due to the wet manufacturing.

Personal Property
   And Trade Fixtures:        Personal property and trade fixtures are not
                              included in this valuation.

Interior Finish (Office):     Good quality typical of office space associated
                              with a corporate office/warehouse use. However, the conference room has good to excellent quality finish.

Interior Conditions:          Average in warehouse/manufacturing area and good
                              to excellent in the restaurant and good in the kitchen.

Site Improvements
   And Landscaping:           Landscaping consists of deciduous trees, shrubs,
                              grass, ground cover foliage, and an in-ground sprinkler system. Paving includes approximately
                              9,000 square feet of asphalt paved parking area and 594 square feet of concrete paving (truck bay). In addition there is a 1,500 square foot patio area abutting the south (front) elevation, concrete sidewalks, and concrete walks leading from the parking area to the pedestrian entryways.

Parking: On-site parking consists of an asphalt lot with 23 spaces on the west side of the brewhouse and warehouse and two additional concrete paved spaces on the southeast side of the building. This indicates .91 spaces per each 1,000 square feet of building area. Employees park on the streets.




C030810                        PGP VALUATION INC                              33

---------------------------------------


General Comments:             The subject property reflects a good quality level
                              and a large portion of the subject has been constructed for a specific use. Special improvements for brewery use include heavy electrical, increased water supply and drainage, sanitary ceilings in the brewery areas, plastic covered drywall for water resistance, and slightly sloping manufacturing floors to facilitate drainage. While the improvements have alternative utility for general warehouse/office use this would require dismantling the brewery fixtures and demolishing the concrete pad areas fastening the brewing vats to the floor. The most probable use of the subject is for the headquarters of a regional brewery facility which is the current use. Overall, the design, appeal, and utility of the subject as a brewery, corporate offices, brewpub, and restaurant are good.

Summary: The information presented above is a basic description of the proposed subject property improvements. This information is utilized in the valuation of the property. Reliance has been placed upon the plans and an inspection of the subject property. It is assumed there are no hidden defects, and that all structural components will be functional and operational, unless otherwise noted. If questions arise regarding the integrity of the structure or its operational components, it may be necessary to consult additional professional resources.
























C030810                        PGP VALUATION INC                              35

                         HIGHEST AND BEST USE ANALYSIS
                         -----------------------------


The highest and best use of a property is defined as that reasonable and most probable use that will support its highest present value. The highest and best use, or most probable use, must be legal, physically possible, and marketable.

The highest and best use concept is based upon traditional appraisal theory and reflects the attitudes of typical buyers and sellers who recognize that value is predicated on future benefits. This theory is based upon the wealth maximization of the owner, with consideration given to community goals. A use, which does not meet the needs of the public will not meet the above highest and best use criteria.

The highest and best use of the subject site "as vacant" and "as improved" are discussed below.


                                  "AS VACANT"
                                  -----------

The legal factors influencing the highest and best use of the subject site are primarily government regulations such as zoning ordinances and comprehensive plans. The current zoning is Heavy Industrial, which provides for the widest range of industrial uses. A general industrial/office use is allowable under this zoning, to which the subject conforms. The restaurant is allowed up to 3,000 square feet in size and the office area is allowed up to 25,000 square feet or 25 percent of the building, which ever is smaller. The site's physical characteristics support an industrial use, with no adverse conditions noted. Location characteristics also support an industrial use. This type of use generates the highest value to the site, and there are no adverse supply and demand conditions, other than limited access to the back of the subject building. Based on the built-up industrial character of the area with relatively low vacancy, financial feasibility for an industrial use is supportable. Based upon this analysis, the highest and best use of the subject property site "as vacant" is for industrial development.

MARKET FEASIBILITY
------------------
In this section market conditions influencing the future use of the site will be considered. The major factors influencing marketability are the supply of and the demand for similar sites.

Regarding supply, there is a limited supply of vacant industrial zoned land in the subject's neighborhood, known as the Guild's Lake area, due to the built-up character. Sites that are available would be of older structures in secondary locations ready for demolition.

Overall, supply and demand factors influencing the subject property as vacant are difficult to quantify due to the lack of market data as the area is built-up. However, redevelopment of existing facilities, like the subject or remodeling of existing facilities, indicates good demand for vacant land in the area.

Based on the previous physical and locational characteristics discussed, the subject is a desirable parcel for industrial development, considering the limited amount of ready to build industrial sites in the neighborhood, and good overall appeal.

C030810                        PGP VALUATION INC                              37

-----------------------------------------


MAXIMALLY PRODUCTIVE USE/HIGHEST AND BEST USE CONCLUSION
--------------------------------------------------------
Paraphrasing the definition of maximally productive use as presented in the twelfth addition of The Appraisal of Real Estate, it is that use that produces the highest value of the property. The maximally productive use is a subset of one or more uses that is legally permissible, physically possible and financially feasible. The legal factors limit the utility of the site to industrial use with limited commercial use. Analysis of the subject property as vacant indicates that industrial use is the most probable use and the maximally productive use.

The subject is a desirable industrial parcel, and "as vacant" is competitive against the balance of the available industrial properties in the area. Therefore, the highest and best use of the subject site, "as vacant", is for industrial use.


                                 "AS IMPROVED"
                                 -------------

As described above, legal, location, and physical site considerations support the highest and best use of the subject to be manufacturing/industrial. The physical improvement characteristics have been previously described in this report. The improvements are in good to excellent condition, and are functionally designed for a single tenant manufacturing/industrial use with corporate office and a brewpub and restaurant. The existing office area is 16 percent (4,433 SF/27,328 SF) of the gross building area, which is within the range for typical industrial buildings of 5 to 25 percent. The brewpub/restaurant and brewhouse are 2,791 square feet and 3,123 square feet respectively. The brewpub and restaurant appear to be widely accepted in this industrial location.

Although the building to land coverage is slightly low for the neighborhood at 52 percent, no surplus land is noted.

Based upon the above analysis, considering legal, physical, and location characteristics, the subject's use as a single tenant manufacturing/warehouse/ office facility and restaurant is supported as its highest and best use "as improved."

Regarding market conditions, the subject's close-in northwest industrial district is an established built-up area, which has historically experienced relatively low vacancy over the years as it is a desirable area for general industrial users. The major factors requiring consideration are the supply and demand conditions that influence the competitive position of the subject property. Based on the "Grubb & Ellis, Absorption & Vacancy Report for Manufacturing/Warehouse/Distribution Facilities, Second Quarter 2003." The survey included 115 industrial buildings representing a total square footage of 7,232,039 square feet. During the second quarter of 2003, the vacancy averaged
6.7 percent, a small increase from 5.3 percent during the second quarter of 2002, and 6.7 percent in the third quarter of 2001. The overall vacancy for the entire Portland/Vancouver Industrial market was 11.7 percent in the second quarter of 2003, which is up from the 10.0 percent in 2002 and the 8.1 percent in 2001. In the Portland metropolitan area, the current overall vacancy for manufacturing/warehousing/ distribution is reported at 11.2 percent.

C030810                        PGP VALUATION INC                              38

-----------------------------------------


The subject is currently 100 percent occupied by Portland Brewing Company, and has been since at least 1992 when the property was acquired by the brewing company. During 1993-1995, the western quarter of the warehouse, the brewhouse, restaurant, pub and offices were added to the original structure.

The subject's current use as a brewery facility with restaurant and pub was considered in determining the property's highest and best use as improved. The micro-brewery business and regional brewery has grown in the Northwest and many market participants have developed facilities. However, the continuity in developing the brewing business and maintaining a steady profit is difficult to do with the increased competition. Within the past four years, three suppliers have shut down. They are Rainier Beer in Seattle, Washington; Blitz Beer in Portland, Oregon; and Olympia Beer out of Olympia, Washington in February of 2003.

The owners of the subject building have experienced significant operating losses during the years ended December 2002 and 2001, and have continued to incur losses in the first quarter of 2003. (See in Addenda Note 3, Page F15 Recapitalization/Reorganization Plan in the Form 10-KSB for the year ended December 31, 2002 to the United States Securities and Exchange Commission).

Operating results have fluctuated and may continue to fluctuate as a result of many factors including lower sales projections; changes in its contract brewing services; increases in ingredients, transportation, utility and insurance costs as well as lower fixed overhead absorption on decreasing production volumes. The company also expects the cost to maintain market share in the highly saturated Pacific Northwest craft beer category will continue to contribute to the losses. Income prior to depreciation and amortization expense has been marginal, but is expected to be above cash breakeven in 2003.

The optimum capacity the subject brewery can produce annually is between 100,000 and 130,000 barrels of beer. The number of barrels increases if all the brewing is of the MacTarnahan brand which is subject owned. When the company takes on outside orders to brew different beers, the capacity decreases. In 2003, the company is projected to brew 48,000 barrels of beer according to Mr. Glen James, the accountant for the Portland Brewing Company. In 2002, the company brewed between 57,000 and 58,000 barrels. The difference between 2002 and 2003 is the loss of a major account.

The high peak of the Portland Brewing Companies production was in 1996 and 2001, when 67,000 barrels were brewed.

Overall, the brewing industry has been consolidating and downsizing which negatively affects the existing highest and best use of the subject as improved, as an existing brewery.

The analysis of the subject property "as improved" requires the treatment of two important issues: (1) consideration of alternative uses for the property; and
(2) the marketability of the most probable use. In the following analysis, alternative uses are treated first, followed by a marketability analysis. The five possible alternative treatments of the property are: (1) demolition; (2) expansion; (3) renovation; (4) conversion; and (5) continued use "as is".

C030810                        PGP VALUATION INC                              39

-----------------------------------------


DEMOLITION
----------

One alternative would be to demolish the subject's structure, creating a vacant site. Although it is physically possible and legally permissible to demolish the building, it is not financially feasible, as the value of the property as improved, as indicated in the Value in Use section, far exceeds the value of the land as vacant; thus demolition is not appropriate.

EXPANSION
---------
The subject property was last expanded between 1993 and 1995 adding the shipping warehouse, restaurant, brew pub and office area. Even though the coverage ratio is 52 percent, the additional undeveloped land is used for parking and truck staging. Further expansion is not considered appropriate.

RENOVATION
----------
The original improvements were constructed in 1955-1956, and underwent complete redevelopment as a brewery facility in 1993-1995. The subject reflects average/good to excellent quality and condition with further renovation not needed. While there are over improvements for the typical industrial user due to the specialized improvements associated with the operation of the brewery business, the improvements have good utility for a brewery.

CONVERSION
----------
Conversion of the subject property to a general light manufacturing/industrial building with corporate office space is a strong possibility with the current market conditions of the brewery industry affected by consolidation, downsizing, and closing operations. This alternative is a possible scenario if the brewing industry continues to downsize. The restaurant has done well in this location.

CONTINUED USE "AS IS"

The final option is the continued use of the subject property "as is." With respect to legal considerations, the subject site is zoned heavy industrial which allows for a wide variety of industrial uses and some commercial uses. The subject's use as a brewery with restaurant space, below 3,000 square feet, is allowed by right. Any manufacturing or industrial /office use would also be allowed by right.

The physical characteristics of the property have been previously described in this report. For the purposes of this report the subject is divided into five components. The first component discussed is the 5,650 square foot shipping and receiving warehouse area. This area has good utility due to a 23-foot clear height, open span design, and dock high loading. Within this area there is a small wood framed storage/office area with mezzanine storage accessible by stairs, and fork-lift from the grade level. Overall, this addition benefits the marketability of the subject.





C030810                        PGP VALUATION INC                              40

-----------------------------------------


The second component is the original warehouse area that is divided by a partial load bearing wall where the original structure was added onto in the past. In addition, the improvements include further subdivision of this area by wood framed partitions into separate storage/production areas reducing the utility to the typical industrial building users. Also, the 14-foot clear height is below typical warehouse facilities which range from 18 to 22 feet. These improvements would detract from a future manufacturing/industrial user and would probably require demolition of partition walls.

The third component is the brewhouse addition. This portion includes a basement, grade level, and second level at 933 square feet each, and a 324 square foot third level. The total brewhouse size is 3,123 square feet. The second and third floors and basement level are accessible by stairwells only and have limited utility to a typical industrial user. The first floor could be used for office use with modifications, including the removal of the brew kettles. The more practical approach would be to leave the brew kettles as a motif for the restaurant operation which appears to be doing well. The basement and upper levels of the brewhouse have limited utility other than for storage and will be excluded in the net usable square footage in the valuation section. With the deduction of 2,190 square feet of brewhouse in the net rentable square feet, this would reduce the total net rentable area to 25,138 square feet (27,328 SF - 2,190 SF).

The fourth component is the office portion. The ground floor office area is 3,270 square feet and is of good quality and design. The second floor office area is 1,163 square feet and is of average quality and design. The total office space is 4,433 square feet. This space can be used for corporate headquarters or accessory office for any manufacturing/industrial users. It is currently being used as the corporate offices for the Portland Brewing Company.

The fifth component is the restaurant. This component includes the kitchen, tap room restaurant and Fireside room. The interiors are of good quality and are 2,791 square feet. Overall, the subject is in a good location for an industrial or brewery use recognizing good access to local arterials, the freeway systems, and Portland's commercial core area. As evidenced by surrounding uses, this is an industrial area with limited utility for alternative uses and limited commercial development.

Regarding the restaurant space, it is in a secondary commercial location recognizing surrounding development and exposure (i.e., traffic and pedestrian counts). The area has been predominately industrial with no transitions to alternative uses foreseen. The lack of alternative food service in the neighborhood has benefited the restaurant which has become a destination oriented successful restaurant operation.


HIGHEST AND BEST USE "AS IMPROVED" CONCLUSION

There are no brewery properties currently for sale or lease in the market area. These properties are primarily owner occupied and developed by the users. As previously discussed, the brewing industry has reached a saturation point in the Oregon and Washington area and several breweries have closed. The subject owner/users face these same challenges and have had disappointing financial success in the recent past. Based on these facts, the highest and best use of the subject "as improved" is a light manufacturing/industrial/office building and attached restaurant.

C030810                        PGP VALUATION INC                              41

                                   VALUATION
                                   ---------


VALUATION METHODOLOGY
---------------------
The appraisal process is designed to evaluate all factors, which influence value. General market area information has been presented to inform the reader of general outside influences, which may affect value. In addition, a description of the site and existing improvements have been summarized. An analysis of the subject's highest and best use has been presented to evaluate the effects of legal, location, physical, and market considerations which impact the use of the subject. The next part of the appraisal process deals directly with the valuation of the property.

Although the current use of the subject is a brewery with restaurant and pub, we conclude that the highest and best use for the subject is a light manufacturing/ industrial/office building and restaurant. However, for the subject to be utilized as a traditional light manufacturing/industrial office building and restaurant, several modifications would need to be made. It is assumed that all brewing trade fixtures and personal equipment would be removed by the owner. The brewhouse ground floor, restaurant and kitchen areas would be left in tact for continued use as a restaurant with brew pub with beer brewing off premises. Major remodeling to the structure to enable a typical light manufacturing/industrial office function would include the following: (1) demolition of pad areas in the light manufacturing area and a new pour over the existing floor of approximately 11,321 square feet; (2) removal of all non-load bearing walls in the warehouse; (3) patching of holes in the concrete tilt-up walls saw cut for a conveyor system between the subject and a leased building;
(4) and any other holes due to the fixtures and equipment.

The following analysis is based on the conversion of the subject to a typical light manufacturing/industrial office facility and restaurant with appropriate adjustments estimated for the required modifications described above.

The Income Capitalization Approach is based upon the premise that industrial properties are income producing, and that investors purchase these properties based on their income producing ability. In this assignment, the direct capitalization approach is applied. In this methodology, market rents for the subject are estimated, an appropriate vacancy and credit loss is deducted as are operating expenses, to arrive at projected net operating income. Finally, net income is capitalized into a value estimate at an appropriately supported rate. This approach utilizes information extracted from the market and compares the subject to properties of similar character and income producing ability.

The Sales Comparison Approach reflects the principle of substitution. This principle states that no one would pay more than the value of similar properties available in the market. This approach may offer limited reliability because many properties have unique characteristics that cannot be accounted adequately in the adjustment process. In addition, applicable market activity is not always available. Alternatively, in active markets with a sufficient number of appropriate comparables, this approach is a good indicator of value that may best reflect market behavior.






C030810                        PGP VALUATION INC                              42

---------------------


The Cost Approach is based upon the principle that the value of the property is significantly related to its physical characteristics, and that no one would pay more for a facility than it would cost to build a like facility in today's market on a comparable site. This analysis is not presented due to the older age of the majority of improvements, which would have required large subjective adjustments for accrued depreciation. In addition, due to the built-up character of the area, current comparable land sales are extremely limited.

The approaches used to value the subject property will be correlated into a final "as is" market value estimate in the Analysis of Value Conclusions section at the end of this report.

We have also been asked to provide a " value in use" for the subject. We will provide a Cost Approach with two scenarios based on replacement costs of the various components of the subject in operation. The "value in use" will then be correlated into a final value conclusion at the end of this report.







































C030810                        PGP VALUATION INC                              43

                         INCOME CAPITALIZATION APPROACH
                         ------------------------------


The first step in the Income Capitalization Approach is to estimate the subject's potential gross income, which is derived by comparing the subject with rental manufacturing/industrial/office properties having similar utility, in similar locations and restaurant comparables. Following this, a vacancy and credit loss allocation will be deducted, as well as stabilized operating expenses, with the resulting net operating income capitalized into perpetuity, indicating value.


SUBJECT LEASE
-------------
The subject is an owner/user building without a lease in place.


LEASE COMPARABLE ANALYSIS

The analysis is conducted on a dollar per square foot per month basis, reflecting market behavior. The comparable rental rates are analyzed on a segregated shell and office surcharge basis. The comparable rental rates have been adjusted for any significant concessions granted, such as free rent.

The analysis is based on a triple net lease in which the landlord is responsible for management and reserves for replacements, and the tenant is responsible for all other expenses.

The following presentation summarizes the comparables most similar to the subject property. A combination of warehouse/office and restaurant leases have been presented. The comparables are compared to the subject and a comment is presented indicating whether the comparable is a high, low, reasonable, or good indicator for the subject. A Lease Comparable Tabulation Chart and Location Map are also presented summarizing the comparables utilized. Following the comparable analysis an income conclusion will be estimated.

Narrative continues on page 46.





















C030810                        PGP VALUATION INC                              44

        MANUFACTURING/INDUSTRIAL/OFFICE LEASE COMPARABLE TABULATION CHART
        -----------------------------------------------------------------

                                        Shell  Office  Effective
                             Lease      Size   Area    Rent/SF/Mo.   Expense     Year    Site
No.  Location                Date/Term  (SF)   (SF)    Shell/Office  Structure   Built   Coverage         Comments
 1.  Alderwood Corp. Center    5/02     37,600 3,500   $.314/$.65    Triple Net  1996    Ind. Park   Good quality, concrete tilt-up
     880 NE Alderwood Road    3 Years          (9%)                                                  warehouse/office with dock
     (Bldg. D)                                                                                       high loading.
     Portland, Oregon

2.   Alderwood Corp. Center    2/02     36,326 2,224   $.33/$.65     Triple Net  1996    Ind. Park   Good quality, concrete tilt-up
     8520 NE Alderwood Road   3 Years          (6%)                                                  warehouse/office with dock
     (Bldg. B)                                                                                       high loading.
     Portland, Oregon

3.   Northeast Corporate Park  4/01     63,750 2,000   $.312/$.60    Triple Net  1975    Ind. Park   Multi-tenant concrete tilt-up
     3581 NW Yeon Avenue      5 Years          (3%)                                                  industrial complex within
     Portland, Oregon                                                                                one-half mile of the subject.

4.   Northwest Corp. Park     Asking    18,000 2,000   $.33/$.60     Triple Net  1975    Ind. Park   Multi-tenant industrial
     3424 NW Yeon Avenue                       (11%)                                                 building with truss height
     Portland, Oregon                                                                                of 18 feet.

5.   Northwest Corp. Park     7/01      45,000 1,041   $.31/$.60     Triple Net  1970s   Ind. Park   Multi-tenant concrete tilt-up
     3587 NW Yeon Avenue     10 Years          (2%)                                                  industrial complex within
     Portland, Oregon                                                                                one-half mile of the subject.

6.   Beaches                  1/00       5,975 N/A     $26.95/SF/Yr. Triple Net  2000  Freestanding  Dine-in restaurant building
     14450 SW Murray Scholls 20 Years                                                  Restaurant    located along a main arterial,
     Beaverton, Oregon                                                                               with average access and good
                                                                                                     exposure. Escalations are 6
                                                                                                     percent every five years.

7.   Sweet Tomatoes           9/99       6,500 N/A     $26.92        Triple Net  1996 Freestanding   Located adjacent to Home Depot
     6600 SW Cardinal Lane   20 Years                   $7.93                         Restaurant     and Office Depot. Gross sales
     Tigard, Oregon                                    $34.85                                        were not obtained. The lease
                                                                                                     was adjusted upward $7.93 per
                                                                                                     square foot to account for
                                                                                                     TI's. The tenant took the space
                                                                                                     "as is" and paid for all TI's,
                                                                                                     which are amortized over the
                                                                                                     original term.

8.   Izzy's Pizza Restaurant  5/02       7,230 N/A     $16.53        Triple Net  1978 Freestanding   The lease averages apprx.
     5833 SE Macadam Avenue  10 Years                   $4.37                    Restaurant          $23.00 per square foot over ten
     Portland, Oregon                                  $20.90                                        years. The tenant has paid
                                                                                                     $200,000 for TI's, which are
                                                                                                     amortized over a ten year
                                                                                                     period at 10 percent. The
                                                                                                     restaurant has 61 parking
                                                                                                     spaces or 8.4 spaces per 1,000
                                                                                                     square feet. It is located at a
C030810                                                                                              corner intersection of SW

                          LEASE COMPARABLE LOCATION MAP
                          -----------------------------


[MAP OMITTED]






















































C030810                        PGP VALUATION INC                              46

                               LEASE COMPARABLE 1
                               ------------------

[PICTURE OMITTED]

                                  (C020787-31)

NAME AND LOCATION:            ALDERWOOD CORPORATE CENTER
                              8830 NE Alderwood Road (Building D)
                              Portland, Oregon

LEASE INFORMATION--
DATE OF LEASE:                May 2002
SIZE OF LEASED SPACE:         Shell:   37,600 SF
                              Office:  3,500 SF (9%)
BASE MONTHLY RENT--           Shell:   $.314/SF
                              Office:  $.65/SF
EXPENSE STRUCTURE:            Triple Net ($.09/SF/Mo.)
RENT CONCESSIONS:             None
RENT ESCALATIONS:             Flat throughout term
LEASE TERM:                   3 Years

DESCRIPTION--
YEAR BUILT:                   1996
BUILDING AREA:                824,400 SF (total park)
CONSTRUCTION:                 Tilt-up concrete panels
DESIGN:                       Multi-tenant, 8-building industrial park
VACANCY:                      1.43% (per REAL-NET, Third Quarter 2002)
ACCESS AND EXPOSURE:          Access and exposure is average for industrial use.
CLEAR HEIGHT:                 26 feet
TRUCK LOADING:                Dock and grade level loading.



























C030810                        PGP VALUATION INC                              47

------------------



COMMENTS:                     Office area includes 2,500 square feet of newly
                              constructed space. Cost to build the additional office area was approximately $100,000. According to the listing agent, the previous tenant paid a $90,000 early termination fee and the current tenant was able occupy the space without the property ownership experiencing any turnover vacancy. As a result, the landlord was able to offer a lower shell rental rate to the new tenant.

CONFIRMED WITH:               Matt Kayser, Trammell Crow. (503)644-9400


C030810                        PGP VALUATION INC                              48

                               LEASE COMPARABLE 2
                               ------------------

[PICTURE OMITTED]

                                  (C020787-32)

NAME AND LOCATION:            ALDERWOOD CORPORATE CENTER
                              8520 NE Alderwood Road (Building B)
                              Portland, Oregon

LEASE INFORMATION--
DATE OF LEASE:                February 2002
SIZE OF LEASED SPACE:         Shell: 36,326 SF
                              Office: 2,224 SF (6%)
BASE MONTHLY RENT--           Shell: $.33/SF
                              Office: $.65/SF
EXPENSE STRUCTURE:            Triple Net ($.09/SF/M o.)
RENT CONCESSIONS:             None
RENT ESCALATIONS:             Approximate 3% increase at the beginning of
                              Year 3.
LEASE TERM:                   3 Years

DESCRIPTION--
YEAR BUILT:                   1996
BUILDING AREA:                824,400 SF (total park)
CONSTRUCTION:                 Tilt-up concrete panels
DESIGN:                       Multi-tenant, 8-building industrial park
VACANCY:                      1.43% (per REAL-NET, Third Quarter 2002)
ACCESS AND EXPOSURE:          Access and exposure is average for industrial use.
CLEAR HEIGHT:                 26 feet
TRUCK LOADING:                Dock and grade level loading.
COMMENTS:                     Landlord spent $8,000 to add a pit leveler.
CONFIRMED WITH:               Matt Kayser, Trammell Crow (503) 644-9400

























C030810                        PGP VALUATION INC                              49

                               LEASE COMPARABLE 3
                               ------------------

[PICTURE OMITTED]

                                  (C01434-64)

LOCATION:                     3581 NW Yeon Avenue
                              Portland, Oregon
TENANT TYPE OR NAME:          Warehouse/office
SIZE OF LEASED SPACE:         Shell: 63,750 SF
                              Office: 2,000 SF (3%)
DATE OF LEASE:                April 2001
MONTHLY RENT--
                              Shell: $.312/SF
                              Office: $.60/SF
EXPENSE STRUCTURE:            Triple net
RENT CONCESSIONS:             None
LEASE TERM:                   5 years

DESCRIPTION--
YEAR BUILT:                   1975
BUILDING AREA:                678,028 SF
CONSTRUCTION:                 Concrete tilt-up.
DESIGN:                       A ten building multiple tenant business park.
CLEAR HEIGHT:                 24 feet
TRUCK LOADING:                Dock and grade.
ACCESS AND EXPOSURE:          Average to good.
































C030810                        PGP VALUATION INC                              50

LEASE COMPARABLE 3 (CONTINUED
------------------


COMMENTS:                     This lease is located in the Northeast Corporate
                              Park. The Park has exposure and frontage on NW
                              Yeon Avenue, a four-lane arterial with center lane. This roadway provides direct access to the interstate freeway system.

CONFIRMED WITH:               Steve Klein, Trammell Crow (503) 644-9400

















































C030810                        PGP VALUATION INC                              51

                               LEASE COMPARABLE 4
                               ------------------

[PICTURE OMITTED]

                                  (C030810-96)


LOCATION:                     3424 NW Yeon Avenue
                              Portland, Oregon
TENANT TYPE OR NAME:          Warehouse/office
SIZE OF LEASED SPACE:         Shell: 18,000 SF
Office:                       2,000 SF (3%)
DATE OF LEASE:                Asking September 2003
MONTHLY RENT--
                              Shell: $.33/SF
                              Office: $.60/SF
EXPENSE STRUCTURE:            Triple net ($.10/SF)
RENT CONCESSIONS:             None
LEASE TERM:                   3 to 5 years

DESCRIPTION--
YEAR BUILT:                   1975
BUILDING AREA:                678,028 SF
CONSTRUCTION:                 Concrete tilt-up.
DESIGN:                       A ten building multiple tenant business park.
CLEAR HEIGHT:                 24 feet
TRUCK LOADING:                Dock and grade.
ACCESS AND EXPOSURE:          Average to good.






























C030810                        PGP VALUATION INC                              52

------------------


COMMENTS:                     This lease is located in the Northeast Corporate
                              Park. The Park has exposure and frontage on NW
                              Yeon Avenue, a four-lane with center lane arterial. This roadway provides direct access to the interstate freeway system.

CONFIRMED WITH:               Matt Kayser, Trammell Crow (503) 644-9400,
                              Confirmed by Gary Cox, September 15, 2003.















































C030810                        PGP VALUATION INC                              53

                               LEASE COMPARABLE 5
                               ------------------

[PICTURE OMITTED]

                                  (C020450-108)


NAME AND LOCATION:              NORTHWEST CORPORATE PARK
                                3587 NW Yeon Avenue
                                Portland, Oregon

LEASE INFORMATION--
SIZE OF LEASED SPACE:           Warehouse Shell: 45,000 SF
                                Interior Office: 1,040 SF (2%)
DATE OF LEASE:                  July 2001
BASE MONTHLY RENT:              Warehouse Shell: $.31/SF
Office Surcharge:               $.60/SF
EXPENSE STRUCTURE:              Triple net ($.11/SF)
RENT CONCESSIONS:               None
RENT INCREASES:                 3% per year
LEASE TERM:                     10 years

DESCRIPTION--
YEAR BUILT:                     1975
BUILDING AREA:                  678,028 SF
CONSTRUCTION:                   Concrete tilt-up.
DESIGN:                         Warehouse and distribution.
CLEAR HEIGHT:                   24 feet
TRUCK LOADING:                  Both dock-high and grade level.
VACANCY:                        5.57% (as of January 1, 2002)
EXPOSURE AND ACCESS:            Average access and exposure for industrial use.
COMMENTS:                       This is a 10-building, multiple tenant,
                                industrial park.
CONFIRMED WITH:                 Steven Klein, Trammell Crow (503-644-9400).
























C030810                        PGP VALUATION INC                              54

                               LEASE COMPARABLE 6
                               ------------------

[PICTURE OMITTED]

                                  (C020282-12)

Property Identification
Record ID                     56
Property Name                 Beaches Restaurant
Address                       14550 SW Murray Scholls Drive, Beaverton,
                              Washington County, Oregon

Physical Data
                              Net SF 5,975
Construction Type             Wood frame & Wood Siding
Stories                       1
Year Built                    2000
Condition                     Good

General Lease Data
Tenant                        Restaurant
Lease Type                    NNN
Tenant Size                   5,975

General Tenant Summary
Verification                  In House Database
Rent Charges                  $26.95/SF Annually
Percent Finished              100%


C030810                        PGP VALUATION INC                              55

------------------


Rent Analysis
Actual Rent $26.95 - $26.95/SF

Remarks This restaurant is set away from the Murray Scholls Town Center. The lease commenced on January 1, 2000. Some of the tenants in the center are Van Duyn Chocolates, Doddle Pad, Oreck Vaccums, 24 Hour Fitness, Walgreens, Starbucks and Hollywood Video. The property is set away from the shopping center and is next to a man made lake with water fountains.












































C030810                        PGP VALUATION INC                              56

                               LEASE COMPARABLE 7
                               ------------------

[PICTURE OMITTED]

                                  (C020282-16)


Property Identification
Record ID                     57
Property Type                 CB; Commercial/Retail Building, Other
Property Name                 Sweet Tomatoes
Address                       6600 SW Cardinal Lane, Tigard,
                              Washington County, Oregon
Physical Data
Net                           SF 6,500
Stories                       1
Year Built                    1999
Condition                     Good
General Lease Data
Tenant                        Sweet Tomatoes
Lease Type                    NNN
General Tenant Summary
Verification                  John Wittal, Pacific Realty Associates, 9503)
                              624-6300, July 11, 2002; Confirmed by Gary Cox

Rent Analysis
Actual Rent                   $26.92/SF; $26.92/SF Average

Remarks The lease rate is for ten years with two, five year options. There are annual rent escalations tied to the CPI. No tenant improvements were provided. The lease commenced in September 1999.


























C030810                        PGP VALUATION INC                              57

                               LEASE COMPARABLE 8
                               ------------------

[PICTURE OMITTED]

                                  (C020392-17)


Property Identification
Record ID                       80
Property Type                   CB; Commercial/Retail Building
Property Name                   Izzy's Pizza Restaurant
Address                         5833 SW Macadam Avenue, Portland,
                                Multnomah County, Oregon

Physical Data
Land Size                       38,842
Gross SF                        8,548
Net SF                          7,236
Stories                         1.5
Year Built                      1978
Condition                       average

General Lease Data
Lease Type                      Triple Net

General Tenant Summary
Verification                    Appraisal of property
Tenant Improvements             $200,000 paid by tenant


C030810                        PGP VALUATION INC                              58

------------------------------


Rent Analysis
Actual Rent                   $16.53/SF + $4.37/SF
                              amortized TI's = $20.90 adjusted

Remarks This restaurant has a corner location. There are 1,125 square feet of unfinished storage area and 160 square feet of low cost office space not included in the net square footage. There are 61 parking spaces indicating 8.4 spaces per 1,000 square feet. The site coverage is 20 percent and there is dining for 203 people. In the tenth and final year of the lease the rent will have escalated to $24.78 per square foot (see Improved Sale 7). The lease commencement was in May of 2002.








































C030810                        PGP VALUATION INC                              59

------------------------------


The five industrial lease comparables presented indicate a shell rental rate range of $.31 to $.33 per square foot per month. Comparables 3, 4, and 5 ($.31/SF/Mo. And $.33/SF/Mo.) represent the low to high end of the comparable range and reflect leases of large generic warehouse/office space in northwest Portland. All three comparables are similar to the subject with regard to access and availability of off-street parking, but are inferior to the subject in terms of general overall appeal. However, this is offset by their slightly superior functional design, reflecting average to good truck staging areas, open warehouse space, and continuous 20-foot clear height. Considering these, factors, Comparables 3 and 5 are slightly older comparables and at the low end of the rental range for shell space. Comparable 4 is a listing and is at the high end.

Comparables 1 and 2 ($.314 and $.33/SF/Mo.) represent the low to high end of the comparable range and are located in the Alderwood Corporate Park. According to the listing agent, the landlord was able to offer a lower shell rental rate to the tenant representing Comparable 1 ($.314/SF/Mo.), as the previous tenant that occupied the space paid a termination fee of $90,000 to vacate the space prior to the lease expiring. While these comparables are similar to the subject with regard to size, condition, quality of construction, and location, they are superior with regard to age and inferior in appeal. Comparable 1 is a low indicator for the subject's manufacturing/industrial space and Comparable 2 is a reasonable indicator.

Based on the preceding analysis, the subject's manufacturing space is in the middle range of the comparable range. Consequently, for the use of the subject as a general manufacturing or warehouse use, a market rent of $.32 per square foot per month is concluded for the shell lease rate for the subject. In discussions with several leasing brokers in the area, buildings with upgraded electrical and water supply, like the subject, do not receive higher rent than buildings with typical electrical or water supplies.

Regarding the subject's office area, the office surcharge is generally a function of quality, cost, and condition of the build-out, not location or other general real estate issues. In the market, average quality (good to new condition) office space, as supported by all the Comparables ($.60 and $.65/SF/Mo.), typically leases at a surcharge of approximately $.60 to $.65 per square foot depending upon size and quality of finish. The 3,270 square feet of existing office space is approximately nine years in age. This space is in good condition but slightly dated. The estimated rent for this space is $.60 per square foot triple net. The mezzanine office space of 1,163 square feet is in average condition and inferior quality to the existing office space. A surcharge of $.50 per square foot per month (triple net) is concluded for this area.

In the brewhouse, the basement level (933 SF), the second floor level (933 SF) and the third floor level (324 SF) would be limited to small item storage, if any. This is due to the fact that the access to these areas are limited to stairways only and would not be attributed value for general warehouse use by typical users.

Comparable 6 ($26.95/SF) is a freestanding restaurant (Beaches) adjacent to a community shopping center in Beaverton with views of Murray Hill Pond. Access and exposure are good and considered superior to the subject. The larger building size (5,975 SF) versus the subject's (2,791 SF) plus brew house of (933
SF) places upward

C030810                        PGP VALUATION INC                              60

------------------------------


pressure on the lease rate. The lease transaction date of January 2000 puts downward pressure on the lease rate. Overall, Comparable 6 ($26.95/SF/Yr.) is a high lease rate indicator.

Comparable 7 ($34.85/SF/Yr., adj.) is the lease of a freestanding Sweet Tomatoes restaurant located in Tigard and adjacent to Home Depot and Office Depot. The restaurant has exposure to Interstate 5 and average access from Cardinal Lane. The size of the site (54,885 SF) and building ((6,500 SF) are larger than the subject which places downward pressure on the lease rate. Its location next is Interstate 5 is superior to the subject's secondary location in an industrial area. Overall, this is a high indicator at ($34.85/SF/Yr.).

Comparable 8 ($21.85/SF/Yr., adj.) is the lease of an Izzy's freestanding Pizza restaurant located in Portland in a mixed use area of commercial, industrial and residential structures on Macadam Avenue. The restaurant has average exposure and good access. The size of the site (34,842 SF) and building size (7,263 SF) are larger than the subject and put downward pressure on the lease rate. The parking ratio for the comparable is 8.8 spaces per 1,000 square feet versus the subject's .91 spaces per 1,000 square feet. The quality, condition and age are inferior to the subject. The location of the comparable is superior to the subject. Overall, it is a reasonable lease rate indicator.

Based on the three freestanding restaurant comparables and the subject's existing improvements that are joined with a manufacturing building, it is our opinion that the subject could not achieve the same rental rate as the above comparables. We estimate a market lease rate for the subject restaurant at $18.00 per square foot annually or $1.50 per square foot triple net monthly.

                         POTENTIAL GROSS INCOME SUMMARY

Shell                             23,975 SF X $.32/SF/Mo. X 12 Mos. = $92,064
Existing Office                    3,270 SF X $.60/SF/Mo. X 12 Mos. = $23,544
Restaurant &First Floor Brewhouse  3,724 SF X $1.50/SF/Mo.X 12 Mos. = $67,032
                                            ($18.00 SF/Yr.)
Second Floor Office                1,163 SF X $.50/SF/Mo. X 12 Mos. = $ 6,978


Total Potential Gross Income                                         $189,618


VACANCY AND CREDIT LOSS
-----------------------
This expense category accounts for the time period between tenants, as well as possible prolonged vacancies under slow market conditions. This assignment reflects the probable vacancy during the economic life of the property, not necessarily the current vacancy. As discussed in the Highest and Best Use section, the overall industrial vacancy for the subject's northwest submarket area has averaged between 7 and 12 percent in the last four years. If owner occupied facilities of 10,000 square feet or less were included in the surveys, the overall vacancy would probably be less, and most likely closer to 5 percent. There is no vacancy information for restaurants. The subject has been 100 percent occupied since opening between 1993-1995 and has created a strong lunch business. A survey of the subject's neighborhood indicates there are no

C030810                        PGP VALUATION INC                              61

------------------------------


apparent high quality restaurants similar to the subject. Based on current conditions, the subject should continue as a good location for its present restaurant use.

Vacancy allocation by investor's is typically 5 percent. The subject is currently 100 percent occupied and has been for an extended period. Relatively low vacancy rates are anticipated in the neighborhood over the long term due to the desirability of the area. Based on this, a stabilized vacancy of 5 percent is concluded for the subject.

OPERATING EXPENSES
------------------
The estimated market rent for the subject is based on a triple net expense structure, with the owner responsible for management and structural maintenance. The tenant is responsible for all other operating expenses, including real estate taxes, insurance, utilities, non-structural repairs, and typical maintenance.

Professional Management--The professional management expense is estimated at 3 percent of the effective gross income. This is at the mid-range of the typical management expense levels of 2 to 4 percent for general industrial facilities, and is appropriate considering the character of the subject and the triple net expense structure.

Reserves for Replacement--Reserves for replacement are not typical annual cash expenditures, but rather, the annualized cost of major expenses in the future, such as repair of roof systems, repair and replacement of heating systems, et cetera. The reserves for replacement allowance by buyers and sellers for this type of property is typically allocated at 2 percent of effective gross income, or $.10 per square foot per year. Considering the subject's age and condition, a typical market allocation of 2.0 percent of effective gross income which equates to approximately $.12 per square foot, is concluded.

Vacant Space Expense/Leasing Commissions/Tenant Improvement Costs--These three expense items are associated with periodic re-leasing of the building when tenants vacate. These items are real expenses experienced by property owners over the life of the improvements; however, they are not typically recognized as a stabilized operating expense by typical buyers and sellers in the marketplace. It is subsequently not reflected in the market generated overall capitalization rates. Therefore, to maintain consistency with the market, no stabilized vacant space expense, leasing commissions, or tenant improvement costs will be applied in this analysis.

EXPENSE/NOI CONCLUSION
----------------------
The total operating expenses are estimated to be 5 percent of effective gross income, or $9,481. Deducting the total expenses from the estimated effective gross income of $180,137, indicates a stabilized net operating income estimate of $171,130.

C030810                        PGP VALUATION INC                              62

------------------------------


OVERALL CAPITALIZATION RATE

The final step in the Income Capitalization Approach is to capitalize the estimated net income by an appropriate rate. The capitalization rate is estimated utilizing the market sales method. The overall capitalization rate of each sale is derived by dividing its net income by its sale price. This technique illustrates what purchasers are willing to pay for the net income available from competitive investment properties. The capitalization rates indicated by these sales are based on their projected, or anticipated, contract income. This method best approximates the decision-making processes of the typical investor. In concluding an overall capitalization rate for the subject property, a bracketing process is used, reflecting the superior or inferior physical and income-producing characteristics of each sale.

The tabulation chart below presents the market data utilized to estimate the overall capitalization rate for the subject.

                        CAPITALIZATION RATE COMPARABLES
No.     Location          Sales   Year   Size (SF)  Sales                 OAR
                          Date    Built  (Office)   Price/CEV   NOI/SF    (%)


1. Delicor Warehouse        3/02   1971    21,600    $971,500    $3.71    8.25%
   1645 NE 72nd Avenue             (12%)
   Portland, Oregon


2. Curl's Warehouse         6/02   1990    74,040   $4,050,000   $4.72    8.62%
   5665 NW Wagon Way                &      (7%)
   Hillsboro, Oregon               1998


3. Integrated Electrical    9/01   2000    45,000    $4,400,000   $8.64   8.84%
   Services Facility                       (67%)
   6950 NE Campus Way
   Hillsboro, Oregon

4. Jana's Classics Facility 3/02    1986   76,558    $4,600,000   $5.16   8.59%
   18555 SW Teton Avenue                   (16%)
   Tualatin, Oregon

All of the capitalization rate comparables are industrial buildings with similar general industrial design and utility. They have varying physical and financial characteristics, and bracket the subject in overall physical and locational characteristics.

The overall capitalization rates indicated by the market sales range between
8.25 and 8.84 percent. Comparable 1 (8.25%) indicates the low end of the comparable range. It is a single tenant warehouse/office building located adjacent to I-84. It has inferior location, access and is inferior in age (1971) versus the subject's newer remodeled age of (1993-95). The existing tenant is a regional credit tenant with a superior lease (absolute net) which places downward pressure on the capitalization rate. The smaller size of the comparable (21,600 SF versus the subject's 25,138 SF) places downward pressure on the capitalization rate. This is a low indicator for the subject.

Comparable 3 (8.84%) represents the upper end of the capitalization rate range. This comparable is newer in age (2000) versus the subject's (1956, 1993-95 age) which places downward pressure on the overall capitalization rate. The comparable has a

C030810                        PGP VALUATION INC                              63

------------------------------


67 percent office build-out which is an over improvement in comparison to the general industry standards of 5 to 25 percent. The over improvement places upward pressure on the overall rate. The location of the comparable is approximately ten miles west of the City of Portland in comparison to the subject's close-in Portland location, another factor pushing the capitalization rate upward. Overall, it is a high indicator.

Comparable 2 (8.62%) is a slightly low capitalization rate indicator for the subject. This comparable has a location similar to Comparable 4, ten miles from the City of Portland. The larger size (74,040/SF) places upward pressure on the capitalization rate. The age of the comparable (1990-98) is slightly superior to the subject's (1956, 1993-95). The comparable has a smaller office build-out (9% vs. 32%) for the subject which is within the range for office space in industrial buildings. This is a "sale-leaseback." which tends to place downward pressure on the cap rate. The date of sale (6/02) provided slightly favorable interest rates pushing the cap rate downward. Overall, it is a slightly low rate for the subject.

Comparable 4 (8.59%) is a single user larger building (76,558/SF) versus the subject's (25,138/SF of net rentable area) which places upward pressure on the cap rate. The age of the comparable (1986) is inferior to the subject's age of (1956, 1993-95). It is a "sale-leaseback" with the seller signing a 15-year lease. This places downward pressure on the cap rate. Overall, the terms of the sale make this comparable a slightly low rate for the subject.

Based on the above analysis, with the most weight given to Comparables 2 and 3, (8.62% to 8.84%) the overall capitalization rate of 8.75 percent is concluded for the subject.
Restaurant capitalization rates in the Portland area tend to range from 8 to 11 percent.

The newer restaurants in good locations and of good quality construction achieve capitalization rates toward the lower end. The two restaurants sales discussed in this appraisal have an 8 percent capitalization rate (Applebee's) and a 10 percent capitalization rate (Chinaman). The subject's restaurant is of good quality to excellent quality. Its location in relation to other high quality constructed restaurants is a negative feature. Overall, a capitalization rate of
8.75 percent seems reasonable and appropriate for the subject's restaurant.

CONCLUSION

The Income Capitalization Approach is summarized on the following page. Dividing the estimated net operating income by the concluded overall capitalization rate, results in a value range conclusion for the subject of ($171,130 / 8.75%) $1,955,771 rounded to:

                                   $1,950,000
                                   ----------

This value conclusion is subject to the Extraordinary and Ordinary Assumptions, and Limiting Conditions presented in the letter of transmittal and on pages 8, 9, and 10.

C030810                        PGP VALUATION INC                              64

                     INCOME CAPITALIZATION SUMMATION TABLE
                     -------------------------------------
                            Portland Brewing Company
POTENTIAL GROSS INCOME:

  Brewing Facility
    Shell Rent
        First Floor:                    23,975 SF x     $0.320 /SF/Mo. x 12     = $92,064
                                                                                           $92,064
    Office Surcharge
        First Floor/ Existing Office     3,270 SF x     $0.60 /SF/Mo.  x 12     = $23,544
        First Floor Conversion to Office 3,724 SF x     $1.50 /SF/Mo.  x 12     = $67,032
        2nd Floor Office Area:           1,163 SF x     $0.50 /SF/Mo.  x 12     =  $6,978
                                        ------                                             -------
                                         8,157 SF                                          $97,554

TOTAL POTENTIAL GROSS INCOME:                                                           = $189,618

LESS: VACANCY AND CREDIT LOSS                           5.00%                           =  ($9,481)
TOTAL EFFECTIVE GROSS INCOME                                                            = $180,137

  LESS EXPENSES
     Management                                         3.00% of EGI $5,404
     Reserves for Replacement                           2.00% of EGI $3,603
  Total                                                                                 = ($9,007)

NET OPERATING INCOME                                                                    = $171,130
NOI/SF                                                                                  =    $6.81


                              VALUATION OF INCOME
                Net Operating                           Capitalization
                  Income                Divided By      Rate                            = Value

                 $171,130               Divided By      8.75%                           =$1,955,771

INDICATED VALUE, INCOME CAPITALIZATION APPROACH (R/O)                                   = $1,950,000
                                                                                          ==========

*The shell space of 23,975 SF consists of : (16,981 SF + 3,270 SF + 933 SF +
 2,791 SF)











C030810

                           SALES COMPARISON APPROACH
                           -------------------------


The Sales Comparison Approach to value is based on the principle of substitution, and states that no one would pay more for the subject property than the value of similar property in the market. In the case of the subject property, this analysis will utilize direct comparison using the price per square foot basis of comparison, as it is commonly used by buyers and sellers in the market. Direct comparison analysis compares improved sales to the subject property on a price per square foot basis. The price per square foot is based upon physical characteristics of the property such as size, age, quality, condition, location, interior improvements, building coverage and overall appeal. Both industrial and restaurant building sales have been presented.

An Improved Sales Tabulation Chart and Improved Sales Location Map are located on the following two pages, summarizing the comparables utilized in the direct comparison analysis.

Narrative continues on page 83.







































C030810                        PGP VALUATION INC                              66

                        IMPROVED SALES TABULATION CHART
No.     Location                Sale   Sale      Building    Finished    Year    Site       Sale      Comments
                                Date   Price     Size (SF)   Area (SF)   Built   Coverage   Price/SF

1.  3460 NW Industrial St.      2/02 $1,375,000  28,487      7,122        1955     65%       $48.27   A tilt up concrete, single
    Portland, Oregon                                         (25%)                                    tenantindustrial building with
                                                                                                      a 20 foot truss height, and
                                                                                                      three dock-high loading doors.
                                                                                                      The access and exposure is
                                                                                                      AVERAGE.

2.   2720 NW 29th Avenue        9/02 $2,250,000  60,230       4,818       1951     39%       $37.36   Fair to average quality
     Portland, Oregon                   Adj.                   (8%)                           Adj.    poured in place concrete
                                     $1,945,000                                              $32.29   building with a 13.6 foot
                                                                                                      truss height. The agent
                                                                                                      indicated there was
                                                                                                      approximately one acre of
                                                                                                      excess land valued at $7.00
                                                                                                      per square foot. This comp
                                                                                                      has a corner location and
                                                                                                      minimal appeal. There are
                                                                                                      three truck wells and one
                                                                                                      grade level door.

3.   2850 NW 31st Avenue        1/2  $3,256,500  71,868      20,000       1957     70%       $45.31   Average quality, tilt-up
     Portland, Oregon                                         (28%)                                   concrete building with
                                                                                                      building truss height of 30
                                                                                                      feet. There are 60 parking
                                                                                                      spaces or .83 spaces per
                                                                                                      1,000 square feet. The comp
                                                                                                      backs up to the railroad
                                                                                                      tracks. There is dock-high
                                                                                                      and grade level loading.

4.   10360 SW Spokane Ct.       6/02 $1,960,000  29,600       5,015       1998     32%       $66.22   Newer concrete tilt-up with
     Tualatin, Oregon                                         (17%)                                   corner location at SW Teton
     (C030810-88)                                                                                     Avenue & Spokane Ct. The comp
                                                                                                      has truck well and grade
                                                                                                      level loading and a 22 foot
                                                                                                      truss height, sprinklers,
                                                                                                      heat and insulation in the
                                                                                                      warehouse. There are 64
                                                                                                      parking spaces or 2.40 space
                                                                                                      per 1,000 square feet.

5.   9788 SE 17th Avenue        9/02 $1,125,000  20,662       2,066       1976     45%       $54.45   Average condition and
     Milwaukie, Oregon                                        (10%)                                   quality, concrete tilt-up
                                                                                                      warehouse/office located in
                                                                                                      Milwaukie Industrial Park.
                                                                                                      There are 22 parking spaces
                                                                                                      or 1.06 spaces per 1,000 SF.

6.   Applebee's Restaurant      3/02 $2,650,000   5,825       N/A         1997      8%      $454.94   This is a wood frame and
     12717 SE 2nd Circle                                                                              brick veneer restaurant in
     Vancouver, Washington                                                                            good to excellent condition
                                                                                                      with a parking ratio of 17.17
                                                                                                      vehicle parking spaces per
                                                                                                      1,000 square feet. The
                                                                                                      current lease terminates in
                                                                                                      2016 with current annual rent
                                                                                                      of $38.61/SF/Yr. There are
                                                                                                      escalations of 3 percent
                                                                                                      annually and two, 5-year
                                                                                                      options. This sale involved a
                                                                                                      1031 Exchange.

7.   Chinaman Restaurant        2/03 $1,525,000   7,263       N/A         1978     21%      $209.97   This is a wood frame and
     5833 SW Macadam Ave.                                                                             stucco building in average
     Portland, Oregon                                                                                 condition. There are 61
                                                                                                      parking spaces indicating an
                                                                                                      average of 8.40 spaces per
                                                                                                      1,000 square feet of space.

C030810

                           IMPROVED SALES LOCATION MAP
                           ---------------------------



[MAP OMITTED]





















































C030810                        PGP VALUATION INC                              68

                                 IMPROVED SALE 1
                                 ---------------


[PICTURE OMITTED]

                                  (C030810-13)

Property Identification
Record ID                     718
Property Type                 IB; Industrial Building
Address                       3460 NW Industrial Street, Portland,
                              Multnomah County, Oregon
Location                      NW
Tax ID                        1N1E29CA 1100
Sale Data
Grantor                       Glen W. & Helen W. Stevens Trust
Grantee                       Donald W. & Susan K Jensen
Sale Date                     February 28, 2002
Deed Book/Page                2002-036949
Property Rights               Fee Simple
Financing                     Cash to seller
Verification

                              John Bowman, September 16, 2002; Confirmed by Brett Gresham Mark McClung, (503) 279-1700, Cushman & Wakefield; Confirmed by Gary Cox, September 5, 2003

Sale Price                    $1,375,000
Land Data
Land Size                     1.010 Acres or 43,996 SF
Front Footage                 203 ft NW Industrial Street
Zoning                        IH, Heavy Industrial
Topography                    Level
Utilities                     All available
Shape                         Rectangular (216' x 203')






















C030810                        PGP VALUATION INC                              69

---------------

General Physical Data
Building Type                   Single tenant
Gross SF                        28,487
Finished Office SF              2,279
Year Built                      1955

Indicators
Sale Price/Gross SF             $48.27

Remarks
The building was purchased for owner occupancy. Construction characteristics include concrete tilt-up exterior walls, grade level and dock high truck doors, 16 to 18-foot clear height, and two doors to facilitate rail access. The building is of average quality and in average condition for its age.






C030810                        PGP VALUATION INC                              70

                                 IMPROVED SALE 2
                                 ---------------


[PICTURE OMITTED]

                                   (C030810-06


Property Identification
Record ID                     839
Property Type                 IB: Industrial Building
Address                       2720 NW 29th Avenue, Portland,
                              Multnomah County, Oregon 97210
Location                      NW
Tax ID                        1N1E29AC-00900
Sale Data
Grantor                       Michael Powell of Powell's Bookstores
Grantee                       Applied Industrial Technologies
Sale Date                     September 19, 2002
Property Rights               Fee Simple
Financing                     $562,500 down payment; 1st Key Bank for
                              $1,687,500 due in 10 years.
Verification                  Todd Collins, 503.227.2500, August 25, 2003;
                              Confirmed by Gary Cox

Sale Price                    $2,250,000

Land Data
Land Size                     3.57 Acres or 155,509 SF
Front Footage                 400 ft NW Industrial; 408 ft NW 29th Avenue
Zoning                        IH
Topography                    Level
Utilities                     All available
Dimensions                    408' x 400' appx.
Shape                         Slightly off rectangular.


C030810                        PGP VALUATION INC                              71

---------------


General Physical Data
Building Type:                  Single User
Gross SF                        60,230
Finished Office SF              4,818
Year Built                      1951
Indicators
Floor Area Ratio                39%
Sale Price/Gross SF             $37.36

Remarks

The existing 4,818 square feet of office space were in rough condition. After the purchase, the buyer installed new office space. There is approximately one acre of excess land according to the buyer's broker which was estimated to have a value of $7.00 per square foot or $305,000. The property has three truck wells and one grade level loading door.







































C030810                        PGP VALUATION INC                              73

                                 IMPROVED SALE 3
                                 ---------------


[PICTURE OMITTED]

                                   (C020408-46


Property Identification
Record ID                       680
Property Type                   IB; Industrial Building
Address                         2850 NW 31st Avenue, Portland,
                                Multnomah County, Oregon
Location                        NW
Tax ID                          R316463
Sale Data
Grantor                         CNF Properties, Inc.
Grantee                         Ardanoia LLC
Sale Date                       January 25, 2002
Deed Book/Page                  02-015067
Financing                       Cash
Verification                    Todd Collins, Macadam Forbes; Confirmed by Bryan
                                Chase
                                PH: (503)227-2500
Sale Price                      $3,256,500
Land Data
Land Size                       2.360 Acres or 102,802 SF
Topography                      Level
Utilities                       All public to property
Shape                           Effectively rectangular
Rail Service                    Rail spur & rail doors
General Physical Data
Building Type                   Single tenant
Shell SF                        71,868
Finished Office SF              20,000
Construction Type               Concrete

C030810                        PGP VALUATION INC                              73

--------------------------


Roof Type                       Bow strung
Foundation                      Dock high concrete
Electrical                      Heavy
Sprinklers                      Yes
Floor Height                    22' clear
Year Built                      1957
Condition                       Average

Indicators
Sale Price/Shell SF             $45.31
Floor Area Ratio                0.70
Land to Building Ratio          1.43:1

Remarks

Owner/user to owner/user sale that was not exposed to the open market. Mezzanine storage of 20,000 square feet above office. Office area of 20,000 square feet includes 15,000 square feet of traditional office and 5,000 square feet of air conditioned production space. Freeze protection heat and no insulation in warehouse. Recessed dock and grade truck loading, and rail loading doors.


































C030810                        PGP VALUATION INC                              74

                                IMPROVED SALE 4
                                ---------------

[PICTURE OMITTED]

                                  (C030810-85)


Property Identification
Record ID                       800
Property Type                   IB; Industrial Building
Address                         10360 SW Spokane Court, Tualatin,
                                Washington County, Oregon
Location                        TUAL
Tax ID                          2S123BC 00100
Sale Data
Grantor                         M Marie Turnidge
Grantee                         Paramount Development LLC
Sale Date                       June 17, 2002
Deed Book/Page                  2002-068591
Property Rights                 Fee Simple
Marketing Time                  15 Months
Financing                       Cash to seller
Verification                    Chuck Kimball, Riverwood Properties; Confirmed
                                by Brett Gresham
                                PH: (503) 362-9431
Sale Price                      $1,960,000
Land Data
Land Size                       2.100 Acres or 91,476 SF
Zoning                          MG, General Manufacturing
Topography                      Level
Utilities                       All available to site
Shape                           Generally rectangular (203' x 347')


























C030810                        PGP VALUATION INC                              75

---------------


General Physical Data
Building Type                   Single tenant
Gross SF                        29,600
Finished Office SF              5,032 (17%)
Year Built                      1998
Indicators
Sale Price/Gross SF             $66.22

Remarks
Represents the sale of a single-tenant, concrete tilt-up building purchased for owner occupancy. Construction characteristics include three dock high truck doors, one grade level truck door, 22-foot clear height, sprinklers, and both heat and insulation in the warehouse. There is approximately 3,000 square feet of mezzanine storage area above the ground floor office area that is capable of supporting additional office build-out. According to the broker, while no value was directly attributed to the mezzanine area, the buyer and seller considered it an amenity. The site is improved with 71 delineated parking spaces or 2.40 spaces per 1,000 square feet.





































C030810                        PGP VALUATION INC                              76

                                IMPROVED SALE 5
                                ---------------


[PICTURE OMITTED]

                                  (C030810-101)


Property Identification
Record ID                       774
Property Type                   IB; Industrial Building
Address                         9788 SE 17th Avenue, Milwaukie,
                                Clackamas County, Oregon
Location                        Milw
Tax ID                          00017252
Sale Data
Grantor                         Bruce & Sherie Kindler
Grantee                         Daryle & Danielle - Protemp Associates
Sale Date                       September 18, 2002
Deed Book/Page                  02-088529
Financing                       $828,000 cash,
                                $297,000 seller contract at 8% for 5 years
Verification                    Rod Brokenshire, (503) 227-2500, Macadam Forbes;
                                Confirmed by Gary Cox, September 17, 2003
Sale Price                      $1,125,000
Land Data
Land Size                       1.050 Acres or 45,738 SF
Zoning                          M, Manufacturing
Topography                      Level to sloping
Utilities                       All to property
Shape                           Slightly irregular rectangle


C030810                        PGP VALUATION INC                              77

---------------


General Physical Data
Building Type                   Single tenant
Gross SF                        20,622
Area Breakdown                  Warehouse 18,564
                                Grade Office 1,058
                                2nd Level Office 1,000
Construction Type               Tilt-up concrete
Roof Type                       Flat - built-up comp.
Foundation                      Concrete slab
Electrical                      Average
Sprinklers                      None
Floor Height                    21-23'
Year Built                      1976
Condition                       Ave. to good for age
Indicators
Sale Price/Gross SF             $54.45

Remarks
Purchased for owner occupancy. Roof cover replaced approximately four years ago. Small area slopes down along boundary not buildable. Not in flood plain of Johnson Creek. A second offer was made on the property at $1,200,000 if the first offer fell through.


































C030810                        PGP VALUATION INC                              78

                                IMPROVED SALE 6
                                ---------------

[PICTURE OMITTED]

                                  (C030487-02)


Property Identification
Record ID                       840
Property Type                   CB; Commercial/Retail Building
Property Name                   Applebee's
Address                         12717 SE 2nd Circle, Vancouver, Clark County,
                                Washington 98684
Sale Data
Grantor                         Commercial Net lease Realty Service
Grantee                         David M. Kirkwood
Sale Date                       March 29, 2002
Property Rights                 Leased Fee
Verification                    Ross Candoo, (206) 352-3900;
                                Confirmed by Gary Cox
Sale Price                      $2,650,000
Land Data
Land Size                       69,130
Front Footage                   223 ft SE Mill Plain
Zoning                          C3
Topography                      Level
Utilities                       All to site
Dimensions                      223 x 310
Shape                           Rectangular
Income Analysis
Net Operating Income            $224,899



























C030810                        PGP VALUATION INC                              79

---------------


Indicators
Floor Area Ratio                        0.08
Land to Building Ratio                  12.50:1
Overall or Cap Rate                     8.49%

Remarks

The selling broker reported that the property sold at a 8 percent cap rate based on income at the time of sale. The actual absolute triple net income was reported at $224,899 per year. The tenant's lease runs through 2016 with two, five-year options. The lease contains an annual 3 percent rent increase. This was an all cash sale.






























































C030810                        PGP VALUATION INC                              80

                                IMPROVED SALE 7
                                ---------------


[PHOTO OMITTED]

                                  (C020391-17)

Property Identification
Record ID                       841
Property Type                   CB; Commercial/Retail Building
Property Name                   Chinaman Restaurant
Address                         5833 SW Macadam Avenue, Portland,
                                Multnomah County, Oregon 97201
Sale Data
Grantor                         Frank T. Ernandes
Grantee                         Barry Menashe
Sale Date                       February 18, 2003
Verification                    Barry Menashe, Buyer (503) 221-9925; confirmed
                                by Gary Cox, September 22, 2003.
Sale Price                      $1,525,000
Land Data
Land Size                       34,842
Front Footage                   131 ft SW Macadam Avenue;
                                291 ft SW Pendleton
Zoning                          CS
Topography                      level
Utilities                       All to site.
































C030810                        PGP VALUATION INC                              81

---------------

Indicators
Floor Area Ratio                        0.21
Land to Building Ratio                  4.76:1

Remarks

The buyer is an investor and had a new tenant in one week. At the time of purchase there was a ten year lease signed by Izzy's Pizza Restaurant, however the building was vacant. The buyer stated, the owner did not have to buy out Izzy's lease. This sale comparable is also Restaurant Lease Comparable 8. The parking ratio is 8.4 spaces per 1,000 square feet of building. The building was reported to have sold with a 10 percent cap rate.












































C030810                        PGP VALUATION INC                              82

-------------------------


COMPARABLE ANALYSIS FOR LIGHT MANUFACTURING/OFFICE PORTION
----------------------------------------------------------
The five comparables industrial building sales presented indicate a sale price range of $32.29 adjusted to $66.44 per square foot.

Comparable 4 ($66.22/SF) is an owner/user purchase that represents the high end of the comparable range. It is slightly larger in size (29,600 SF) versus the subject (25,138 SF) placing downward pressure on the sale price. It is newer in age (1999 Est.) and has a superior parking ratio of 2.40 spaces per 1,000 square feet compared to the subject's .91 spaces per 1,000 square feet. The overall age of the comparable (1998) versus the subject's (1956, 1993-95) is superior. It is inferior in appeal and location. Overall, it is a reasonable to slightly high indicator.

Comparable 2 ($32.29/SF adjusted) is an owner/user purchase that represents the low end of the comparable range, and is a low value indicator for the subject. This comparable has similar access and exposure. It is inferior in condition, quality, appeal and age 91951). The building coverage of the comparable (32%) is superior to the subject's (52%) building to land coverage ratio. A downward adjustment was made to this comparable for excess land. Overall, it is a low indicator.

Comparable 1 ($48.27/SF) is an owner/user purchase that is similar in location. It is inferior in quality, condition, age (1955), appeal, and the site coverage of the comparable (65%) is inferior to the subject's (52%). Overall, it is a low indicator.

Comparable 3 ($45.31/SF) is an owner/user purchase a short distance from the subject in the same neighborhood. Its size (71,868 SF), quality, condition, age
(1957) and coverage ratio are inferior. The office build-out of 20,000 square feet (28%) puts downward pressure on the price per square foot. The building to land coverage ratio of 70 percent is inferior to the subject's 52 percent. Overall, it is a low indicator of value.

Comparable 5 ($54.45/SF) is an owner/user purchase similar in location, and inferior in age (1976), quality, condition, and appeal. The comparable has more truck staging area with a 45 percent building to land coverage ratio. The parking ratio of the comparable is slightly superior (1.06 spaces per 1,000 square feet versus the subject's .91 spaces per 1,000 square feet of building. Overall, it is a low value indicator.

Considering the subject's overall location and physical characteristics relative to the comparables, with the most emphasis on Comparable 4, a unit value of $65.00 per square foot is concluded for the subject's light manufacturing/industrial and office area. This equates to a total value estimate by the Sales Comparison Approach of ($65.00 /SF x 21,414 SF) (25,138 - 2,791 SF
- 933 SF)$1,391,910.

COMPARABLE ANALYSIS FOR RESTAURANT AND BREWHOUSE (GROUND FLOOR)
---------------------------------------------------------------
The appraisers did not find any restaurant sales in combination with light manufacturing/office buildings, similar to the subject. The two restaurant comparables presented below are both freestanding buildings and are high indicators in comparison to the subject.


C030810                        PGP VALUATION INC                              83

-------------------------


Comparable 6 ($454.94/SF) is an Applebee's restaurant and is similar to the subject in quality, condition, and age. The comparable is superior with exposure on a major commercial arterial versus the subject's secondary location in an industrial neighborhood. The comparable's freestanding building design is also superior to the subject restaurants, light manufacturing/office structure. The comparable is also superior in parking ratio 17.17 spaces for each 1,000 square feet of restaurant space compared to the subject's .91 spaces per 1,000 square feet. The comparable also has a building to land coverage ratio of 8 percent while the subject's coverage ratio is 52 percent. The comparable sold with a lease in place until 2016 with two, 5-year options and annual rent increases of 3 percent. The current rent is $38.61 per square foot annually compared to the subject's estimated market rent of $18.00 per square foot annually. Overall, it is a high indicator of value for the subject.

Comparable 7 ($209.97/SF) is a recent restaurant purchase in a mixed-use industrial, commercial and residential area. The comparable sold with a ten-year lease in place to Izzy's Pizza restaurant which was signed in May of 2002 with an average rent of $23.00 per square foot annually triple net. However, at the time of the purchase, the comparable was vacant. The size of the comparable (7,263 SF) is larger than the subject's 2,791 square feet plus 933 square foot brew house. This places downward pressure on the sale price. The comparable's condition, quality, appeal and age (1979) are inferior to the subject. Its location and parking ratio of 8.40 spaces per 1,000 square feet are superior. It is also superior with a building to land coverage ratio of 21 percent compared to the subject's 52 percent. Overall this is a high indicator.

The two restaurant sale comparables indicate a range from $209.97 to $454.94 per square foot. The subject is a unique property in that it is joined to a light manufacturing building and offices. The restaurant could not be sold as an individual unit from its multipurpose building use. In this respect, even though the subject is a high quality designed restaurant in good to excellent condition, it would not fall within the range of the two restaurant sales above. The subject restaurant portion of the subject would receive a higher sales price per square foot than its adjoining light manufacturing and office use. It is our opinion the estimated value for the restaurant section of the subject would be in the $140.00 per square foot range. Based on the 2,791 square feet of restaurant and the 933 square feet of ground floor brewhouse, which we have included in the restaurant square footage, the estimated value of the restaurant area is $521,360 (3,724 SF x $140/SF). The combination of the light manufacturing/office and restaurant portions of the subject are ($1,391,910 + $521,360) $1,913,270, rounded to:

               ONE MILLION NINE HUNDRED FIFTEEN THOUSAND DOLLARS

                                   $1,915,000
                                   ----------



C030810                        PGP VALUATION INC                              84

                         ANALYSIS OF VALUE CONCLUSIONS
                         -----------------------------


INDICATED VALUES
        Income Capitalization Approach: $1,950,000

        Sales Comparison Approach: $1,915,000

        Cost Approach: Not presented

The Analysis of Value Conclusions is the final step in the appraisal process and involves the weighing of the individual valuation techniques in relationship to their substantiation by market data, and the reliability and applicability of each valuation technique to the subject property.

The Income Capitalization Approach to value is generally considered to be the best and most accurate measure of the value of income-producing properties, as the value estimate by this approach is based upon the premise that industrial properties are owned for their income-producing ability. Reliable income and expense information was available. However, the subject is a hybrid property with different uses that could be both owner-occupied and leased out. Based on this potential dual use as either an owner-user property or an investment, the Income Capitalization Approach is given equal weight in this analysis.

The Sales Comparison Approach is based on an analysis relating comparable properties to the subject property, utilizing direct comparison on a price per square foot basis. Industrial buildings similar to the subject are typically purchased by owner/users. Considering recent sales of industrial properties with similar utility in competing areas of the Portland metropolitan area were available. However, there were no industrial properties that also included a functioning high quality restaurant in an industrial area. The absence of similar sales that are a combination light manufacturing/office and restaurant uses compares with the lack of similar lease comparables in the Income Capitalization Approach. The Sales Comparison Approach is given equal weight with the Income Capitalization Approach.

The Cost Approach was not presented due to the older age of a substantial portion of the improvements, which would have required large subjective adjustments for accrued depreciation, and phased constructions significantly reducing the reliability of the value estimate. In addition, due to the built-up character of the area, current comparable land sales are extremely limited.

















C030810                        PGP VALUATION INC                              85

-----------------------------


With primary emphasis placed on both the Income and Sales Comparison Approaches, the estimated market value (before a cost of conversion adjustment) of the fee simple interest in the subject, as of September 4, 2003, is:

                ONE MILLION NINE HUNDRED THIRTY THOUSAND DOLLARS

                                   $1,930,000
                                    ---------


COST OF CONVERSION ADJUSTMENT FOR WAREHOUSE/OFFICE
--------------------------------------------------
The above value reflects the subject before deductions for additional expenses to transform the subject from its brewery use (special use) to a light manufacturing use. Expenditures would exist for leveling and resurfacing floor areas where there are builtup vat pads. We have estimated a cost to remove the rebar supported pads. The flooring has additional drainage systems and has a slight slope. We have included a cost to pour over the existing 11,321 square feet of light manufacturing space (16,971 SF - 5,650 SF ) with the sloping floor.

Additional expenses include demolition costs to remove non-load bearing partition walls in the manufacturing areas and to fill holes in the loading bearing concrete walls opened up for conveyor belt use to another building.

We have not included any conversion costs for the brewhouse for the basement, second or third floors of 2,190 square feet. (This square footage was not included in the net rentable area in the "as is" fee simple market value but will be included in the value in use).

Using the Marshall Valuation Service to estimate these costs indicates an expense of approximately $95,000, rounded.

These expenses will be deducted to conclude an "as is" market value for the subject of ($1,930,000 - $95,000) $1,835,000.


             ONE MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND DOLLARS

                                   $1,835,000
                                   ----------

This value conclusion is subject to the Extraordinary and Ordinary Assumptions, and Limiting Conditions presented in the letter of transmittal and on pages 8, 9, and 10.










C030810                        PGP VALUATION INC                              86

                                  VALUE IN USE












































C030810                        PGP VALUATION INC                              87

                             VALUE IN USE ANALYSIS
                             ---------------------


USE VALUE METHODOLOGY
---------------------
As previously defined, the use value of the subject represents "the value a specific property has for a specific use." The most common method utilized by buyers and sellers in the market in determining the use value of a special use property is the Cost Approach, which is based on the principle that the value of the property is significantly related to its physical characteristics, and that no one would pay more for the subject than it would cost to build a facility providing similar utility in today's market on a comparable site. By using the Cost Approach, components of the property that were given partial or no value in the market value analysis are given full value in the use value analysis to reflect full utility by the current user for the subject's current use as a brewery.

The Income Capitalization Approach, as previously defined, does not apply as special use properties such as the subject are typically owner occupied. As such, there is no reliable comparable market information regarding lease rates, expenses, vacancy, and capitalization rates for brewery facilities. In addition, the appraisers did not find any leasing information regarding other breweries. Therefore, the Income Approach is not utilized in this analysis. Similarly, due to the lack of comparable market information regarding sales of similar brewery facilities, the Sales Comparison Approach is not utilized.

Similar to the market value analysis, in addition to the primary improvements, the subject includes cold storage improvements (24' x 30'), a metal siding ammonia shack (11' x 14'), and metal roof and side walls (15' x 64') constructed in the alley way between the subject building at 2730 and a second building at 2750 NW 31st Avenue, used for cold storage for the subject, but not included in this appraisal.

At the end of the section, the contributory value of the subject's secondary improvements and cold storage improvements will be added. The contributory value of these improvements is also based on their depreciated replacement cost.

In the following valuation, the market value of the subject site as general industrial land is estimated and added to the depreciated cost of the improvements.

SITE VALUATION
--------------
In this section, the market value of the combined subject site will be estimated by comparing it with recent sales of vacant industrial zoned land located in the subject's market area.

UNIT OF COMPARISON/ADJUSTMENTS
------------------------------
The price per square foot unit of comparison will be used in this analysis. This indicator will be used as it best reflects the behavior of the typical buyer and seller in the subject market. General analysis reflecting market behavior is utilized to determine which comparables are superior or inferior to the subject. This analysis establishes value parameters for the subject, allowing for a final conclusion of value.



C030810                        PGP VALUATION INC                              88

---------------------


PRESENTATION


Located on the Land Sales Tabulation Chart on the following page is a summary of four land sale comparables utilized to estimate the market value of the combined subject site. A location map and detailed data sheet on each sale is presented following the Land Sales Tabulation Chart. Following the last comparable data sheet, the comparables will be summarized and compared to the subject, and a final estimated site value will be concluded.

Narrative continues on page 100.












































C030810                        PGP VALUATION INC                              89

                                                     LAND SALES TABULATION CHART
------------------------------------------------------------------------------------------------------------------------------------
                                Sale       Sales      Size
No. Location                    Date       Price      (SF)    Price/SF    Zoning              Comments
------------------------------------------------------------------------------------------------------------------------------------
1.  SW 129th Avenue , N. of     4/01     $400,000    84,506     $4.73       MG     Land was purchased  and assembled  with two other
    SW Herman Street                                                               lots and a 53,000  square foot spec  building was
    Tualatin, Oregon                                                               constructed.

2.  13339 NE Airport Way        5/02   $1,325,000   243,936     $5.43      IG-2    This  comparable  is located  along  Airport Way.
    Portland, Oregon                                                               Three spec. buildings are planned for this site.

3.  West End of                 7/02     $364,425    77,972     $4.67       GI     This  comparable is in a cul-de-sac and is within
    NW Graham Circle                                                               close   proximity  to   Interstate   84  and  the
    Troutdale, Oregon                                                              municipal airport.

4.  3960 NW 268th Ave.          2/03     $245,885    43,560     $5.64  Industrial  This  comparable  was purchased to incorporate it
    Hillsboro, Oregon                       Adj.                 Adj.              with the Hillsboro Municipal Airport. There is an
                                         $195,885               $4.50              older  single  family  structure  on the property
                                                                                   that was given some value.  We have estimated the
                                                                                   improvements  value at $50,000.  The  purchaser's
                                                                                   agent  indicated the land and  improvements  were
                                                                                   purchased   as  a   package   and  no  value  was
                                                                                   independently assigned to the improvements.
------------------------------------------------------------------------------------------------------------------------------------
C040148





























C040148                        (C)2004 PGP VALUATION INC                      90

                           LAND AND SALES LOCATION MAP
                           ---------------------------















                                  [MAP OMITTED]








































C040148                        (C)2004 PGP VALUATION INC                      91

                                   LAND SALE 1
                                   -----------










                                  [MAP OMITTED]












                              (C030810 Land Sale 1)
Property Identification
-----------------------
Record ID                               1096
Address                                 SW  129th  Avenue,   N.  of  SW  Herman,
                                        Tualatin,   Washington  County,   Oregon
                                        97062
Location                                TUAL

Sale Data
---------
Grantor                                 Richard H. Leonard
Grantee                                 FHA (Ltd)
Sale Date                               April 18, 2001
Financing                               $192,000  down,   $208,000   carried  by
                                        seller.
Verification                            Dave   Ellis,   Trammell   Crow,   (503)
                                        644-9400; Confirmed by Gary Cox

Sale Price                              $400,000

Land Data
---------
Zoning                                  MG
Topography                              Level
Utilities                               All at site
Shape                                   Rectangular
Landscaping                             None

Land Size Information
---------------------
Gross Land Size                         1.940 Acres or 84,506 SF
Useable Land Size                       1.940 Acres or 84,506 SF 100.00%

C040148                        (C)2004 PGP VALUATION INC                      92

Indicators
----------
Sale Price/Gross Acre                   $206,186
Sale Price/Gross SF                     $4.73
Sale Price/Useable Acre                 $206,186
Sale Price/Useable SF                   $4.73

Remarks
-------
These two lots (10 & 11) were purchased to assemble with two adjacent parcels totaling 64,469 square feet. The owners have constructing a 53,000 square foot concrete tilt-up that can be used by a single user or multi-tenant. This was a spec building.












































C040148                        (C)2004 PGP VALUATION INC                      93

                                   LAND SALE 2
                                   -----------










                                  [MAP OMITTED]











                              (C030810 Land Sale 2)

Property Identification
-----------------------
Record ID                               1237
Property Type                           IL; Industrial Land
Address                                 13339 NE  Airport  Way (west of NE 138th
                                        Ave.),   Portland,   Multnomah   County,
                                        Oregon 97230
Location                                COL
Tax ID                                  T1N, R2E, Sec 14DC, TL 3100

Sale Data
---------
Grantor                                 Dehina Investments, LLC
Grantee                                 Airport Way Commons
Sale Date                               May 17, 2002
Deed Book/Page                          02-89153
Property Rights                         Fee simple
Conditions of Sale                      Arms Length
Financing                               Cash to seller
Verification                            Bob  Humphrey,   Buyer   Representative,
                                        503.635.9454,   August  6,  2002;  Other
                                        sources:    CoStar   Comps,   MetroScan;
                                        Confirmed by Dan Orman

Sale Price                              $1,325,000

Land Data
---------
Zoning                                  IG-2, General Industrial 2
Topography                              Level
Utilities                               All available
Shape                                   Almost rectangular

C040148                        (C)2004 PGP VALUATION INC                      94

-----------

Land Size Information
---------------------
Gross Land Size                         5.600 Acres or 243,936 SF
Front Footage                           500 ft Feet along Airport Way

Indicators
----------
Sale Price/Gross Acre                   $236,607
Sale Price/Gross SF                     $5.43

Remarks
-------
Located along Airport Way, an area that has experienced significant industrial, business park, and commercial development during the last 10 years. A three building, 86,000 square foot, speculative industrial and flex park is planned for this site, with construction nearing completion (second quarter 2003). The site is all usable, and LID costs have been previously paid by the seller.







































C040148                        (C)2004 PGP VALUATION INC                      95

                                   LAND SALE 3
                                   -----------








                                  [MAP OMITTED]









                              (C030810 Land Sale 3)
Property Identification
-----------------------
Record ID                               1326
Property Type                           IL; Industrial Land
Property Name                           MML Diagnostics Expansion-site
Address                                 West end of NW Graham Circle, Troutdale,
                                        Multnomah County, Oregon
Location                                TROU
Tax ID                                  1N3E23C 300

Sale Data
---------
Grantor                                 Toyo Tanso USA, Inc.
Grantee                                 MML Diagnostics Packaging
Sale Date                               July 10, 2002
Deed Book/Page                          2002-122392
Property Rights                         fee Simple
Financing                               Cash to seller
Verification                            Jeff Ruzich,  seller,  November 4, 2002;
                                        Other  sources:  Mike  Merino,   Norris,
                                        Beggs  &   Stevens,   Comps   Inc.   and
                                        Multnomah  County records;  Confirmed by
                                        Brett Gresham, Gary S. Cox confirmed with Mike Merino of Norris, Beggs and
                                        Simpson (503) 223-7181. June 2003

Sale Price                              $364,425

Land Data
---------
Zoning                                  GI, General Industrial
Topography                              Level
Utilities                               All available to site
Shape                                   Irregular




C040148                        (C)2004 PGP VALUATION INC                      96

-----------


Land Size Information
---------------------
Gross Land Size                         1.790 Acres or 77,972 SF

Indicators
----------
Sale Price/Gross Acre                   $203,589
Sale Price/Gross SF                     $4.67

Remarks
-------
Purchased by the adjacent property owner for future expansion. This property is now on the market again with an asking price of $5.50 per square foot.










































C040148                        (C)2004 PGP VALUATION INC                      97

                                   LAND SALE 4
                                   -----------








                                  [MAP OMITTED]









                              (C030810 Land Sale 4)

Property Identification
-----------------------
Record ID                               1475
Address                                 3960   NW   268th   Avenue,   Hillsboro,
                                        Washington County, Oregon 97124

Sale Data
---------
Grantor                                 Jon D. Newton
Grantee                                 Port of Portland
Sale Date                               February 13, 2003
Property Rights                         Fee Simple
Financing                               Cash
Verification                            Bill  Bach,  9/19/03,   (503)  944-7525,
                                        Confirmed by Gary Cox.

Sale Price                              $245,885

Land Data
---------
Zoning                                  Indus
Topography                              Level
Utilities                               All to site.
Dimensions                              160' x 272'
Shape                                   Rectangular

Land Size Information
---------------------
Gross Land Size                         1.000 Acres or 43,560 SF
Front Footage                           160 ft NW 268th Avenue

Indicators
----------
Sale Price/Gross Acre                   $245,885
Sale Price/Gross SF                     $5.64


C040148                        (C)2004 PGP VALUATION INC                      98

-----------

Remarks
-------
This land was purchased to be incorporated into the Portland Hillsboro Airport. There was a single family house on the lot that was given some value. We have estimated the value of the improvements at $50,000. The buyer's agent stated the improvements and land were purchased in a package deal with no specific value allocated for the improvements.

















































C040148                        (C)2004 PGP VALUATION INC                      99

---------------------

ANALYSIS OF COMPARABLES
-----------------------

All of the comparables are either similar or larger in size than the subject's (1.05 AC) and range in size from 1.00 to 5.60 acres. With consideration given to each property's characteristics, an average overall value will be concluded for the subject.

The four comparable land sales presented indicate a range in sale prices from $4.67 to $5.43 per square foot. Comparable 2 ($5.43/SF) is a 5.6-acre site that is all usable and is slightly off rectangular. The larger size places downward pressure on the sales price. The transaction date of August 2002 also places downward pressure on the sales price. The location is superior to the subject. Overall, it is a low indicator.

Comparable 1 ($4.73/SF) is a 1.94-acre parcel close to the low end of the range of value. This interior site is inferior in location within the Tualatin/Sherwood area and lacks the corner location of the subject. The 2001 sales transaction date places downward pressure on the price per square foot. Overall, it is a low indicator.

Comparable 3 ($4.67/SF) is a 1.79-acre parcel that represents the low end of the range. It is slightly larger in size (1.79 AC) which places downward pressure on the sales price. The location is inferior to the subject's. It has level topography and is irregular in shape. It is currently listed on the market at $5.50 per square foot. Overall, it is a low indicator of value.

Comparable 4 ($5.64/SF adj. to $4.50/SF) is a one-acre parcel that represents the low end of the value range and is a 2003 sale similar in size to the subject. The topography, shape, and utilities to the site are similar to the subject. The location is inferior to the subject. We have made a $50,000 adjustment for the older single family house improvements and the out buildings. Overall, it is a low indicator.

SITE VALUE CONCLUSION
---------------------

Based on the above comparable analysis, a market value of $6.00 per square foot is concluded for the subject site. This equates to a total market site value of ($6.00/SF x 45,738 SF) $274,428, rounded to:

                                    $275,000
                                    ========













C040148                        (C)2004 PGP VALUATION INC                     100

                     SCENARIO 1 - VALUE IN USE COST APPROACH
                     ---------------------------------------

In this section, the previously concluded land value is added to the depreciated improvement cost as discussed below.

IMPROVEMENT COST ANALYSIS
-------------------------

The replacement cost new of the subject improvements will be estimated utilizing the Marshall Valuation Service, the subject's actual construction costs trended upward and the estimated costs from another brewery. The analysis is presented below.

MARSHALL VALUATION SERVICE--The Marshall Valuation Service Calculator Cost Method gives average costs for typical buildings of each type, based on averages of detailed construction estimates, actual cost breakdowns, and total end costs of many actual projects. However, because each building is in some way unique, these average cost figures must be further refined to reflect such features as heating/cooling, the height of the walls, and the shape of the structure.
Finally, these costs are refined further for current national economic pressures, and local cost conditions; and lump sum items are added for features that are not included in the refined square foot cost.

The subject's building is best identified by the Marshall Valuation Service and divided into components: WAREHOUSE COMPONENT--is an average cost, Class C, light manufacturing building with a base cost of $32.01; OFFICE COMPONENT--a good quality cost, Class C, ground floor office space with a base cost of $95.28 per square foot with a combination average quality second-story Class C office area ($68.16/SF); RESTAURANT COMPONENT--The Interior restaurant/kitchen space is identified as generally excellent quality, with a base cost of $166.54 per square foot; BREWHOUSE COMPONENT--The ground floor of the brewhouse is identified as generally good quality ($62.60/SF) based on a loft building. The second and third-story are low quality ($30.50/SF) and the basement is an average quality unfinished interior ($19.87/SF). These base construction cost estimates include the following: construction interest, permits, architect's and engineering fees, taxes during construction, and contractor's overhead and profits. Located on a following page is a chart summarizing the respective refinements and calculations pursuant to the Marshall Valuation Service Calculator Cost Method.

The total building shell and office build-out costs indicated on the chart equates to $1,874,118 or $68.58 per square foot.

R&H Construction Company constructed the majority of the subject and improvements in 1993-1995. These improvements included a 5,650 square foot warehouse addition, a 2,791 square foot pub and restaurant, a 3,270 square foot office, and a three-story brewhouse with basement of 3,123 square feet. All of this square footage was added onto an existing industrial building of approximately 11,321 square feet. The R&H cost estimate for the construction and interior build-out of the restaurant and office space was approximately $1,694,000. We have added an additional $300,000 ($26.50/SF) ($300,000/11,321
SF) for the existing concrete industrial building shell indicating a total cost of $1,994,000.






C040148                        (C)2004 PGP VALUATION INC                     101

---------------------------------------

We have trended this $1,994,000 estimate upward from 1994 3 percent annually or 27 percent in total (3% x 9 years) indicating a cost estimate increase of $538,380 to $2,532,380 ($1,994,000 + $538,380) or $92.66 per square foot
($2,538,380/27,328 SF).

The two replacement cost estimates for the subject range from $68.58 to $92.66 per square foot which is a wide variation in the price per square foot.

The trending upward of the subject represents the top of the range and exceeds the current Marshall Valuation Service Cost estimate by 35 percent ($92.66 SF - $68.58 SF = $24.08/$68.58/SF).

Because we are appraising the subject's "value in use," there have been additional upgrades to the subject's special use property that would not be included in the Marshall replacement costs estimates of a light manufacturing building, restaurant, office, and brewhouse. The Marshall Valuation Service does not have replacement costs for a brewery or a brewhouse, the three-story building housing the copper kettles.

We have concluded on the original 1994 construction costs trended upward to the current time that will include the subject breweries additional electrical power, water capacity, and drainage system that is not included in the Marshall Valuation Service.

We will approach this "value in use" cost approach using two scenarios. Scenario 1 will use the original construction costs trended upward and Scenario 2 will use the base costs from the Marshall Valuation Service with the contributory value of the increased electrical supply, water supply and drainage system added as lump sums.

In each  scenario,  in  addition  to the  building  costs,  an  estimate of site improvements and miscellaneous additional soft costs must be included. As mentioned in the Improvement Description, the subject contains site improvements consisting of: (1) asphalt paving; (2) concrete curbs, sidewalks, drainage and lighting; and (3) landscaping. The total area of the site improvements is equal to the area of the improved portion of the site less the building footprint, or approximately (45,738 SF - 23,975 SF) 21,763 square feet. The cost of site improvements are estimated at $3.00 per square foot based on similar restaurant/office/industrial projects, and generally supported by Marshall Valuation Service. This equates to a total estimated site improvement cost of ($3.00/SF x 21,763 SF) $65,000, rounded.

Miscellaneous indirect costs not included in the Marshall Valuation Service cost are items such as appraisal fees, legal fees, and environmental reports. These indirect costs usually run in the range of $20,000 to $50,000. Given the size of the subject development and its specialized character, an expense toward the upper end of the range of $50,000 is estimated.

IMPROVEMENT COST CONCLUSION- SCENARIO 1
---------------------------------------

Adding site improvement and miscellaneous soft costs to the total building costs, indicates a total building and site improvement cost new estimate of ($2,532,212 + $65,000 + $50,000) $2,647,212.



C040148                        (C)2004 PGP VALUATION INC                     102

---------------------------------------

ABSORPTION
----------

Facilities such as the subject property are typically built for owner/users, or are developed on a built-to-suit basis. In either case, they are occupied immediately after construction is completed. Thus, absorption costs are not typically associated with developments of these types of facilities, and will therefore not be added in this analysis.

Narrative continues on page 105.














































C040148                        (C)2004 PGP VALUATION INC                     103

====================================================================================================================================
                                                  BUILDING REPLACEMENT COST NEW
                                                    Marshall Valuation Service
====================================================================================================================================
                                       Warehouse  Restaurant    Office   2nd Floor  Brewhouse    Brewhouse     Brewhouse
                                                      &                   Office    Main Floor   2nd & 3rd     Basement
                                                   Kitchen                                         Floor                     TOTAL
                                      ----------------------------------------------------------------------------------------------
Base Square Foot Cost                    $32.01     $166.54     $95.28    $68.16      $62.60       $30.50       $19.87
    SQUARE FOOT REFINEMENTS
Dock-High Floor                           $2.75       $0.00      $0.00     $0.00       $0.00        $0.00        $0.00
Heating & Cooling                         $0.00       $0.00      $0.00     $4.05       $0.00       ($4.75)       $0.00
Sprinklers                                $1.85       $3.35      $2.96     $2.96       $2.96        $2.96        $2.96
        Adjusted Square Foot Cost        $36.61     $169.89     $98.24    $75.17      $65.56       $28.71       $22.83
    HEIGHT AND SIZE REFINEMENTS
Height per Story Multiplier                1.104       1.000      1.000     1.000       1.000        1.000        1.000
Floor area-perimeter Multiplier            0.975       1.000      1.000     1.000       1.000        1.000        1.000
    Combined height & site Multiplier      1.076    $169.89     $98.24    $75.17      $65.56       $28.71       $22.83

        FINAL CALCULATIONS
Refined Square Foot Cost                 $39.39     $169.89     $98.24    $75.17      $65.56       $28.71       $22.83
Current Cost Multiplier                    1.020       1.020      1.020     1.020       1.020        1.020        1.020
Local Cost Multiplier                      1.100       1.100      1.100     1.100       1.100        1.100        1.100
Final Square Foot Cost                   $44.20     $190.62    $110.23    $84.34      $73.56       $32.21       $25.62
Component Size (SF)                      16,981       2,791      3,270     1,163         933        1,257          933
Component Cost                         $750,560    $532,011   $360,437   $98,088     $68,631      $40,488      $23,903 = $1,874,118

====================================================================================================================================
C020450



























C040148                        (C)2004 PGP VALUATION INC                     104

---------------------------------------

ENTREPRENEURIAL PROFIT & OVERHEAD
---------------------------------

Entrepreneurial profit and overhead compensates the developer for project risk and management. It is unlikely that a developer would proceed with a development unless adequate profit is available to justify the effort. This cost component includes office overhead, staff, and profit. The profit component is typically used to cover excess lease-up or holding costs if absorption does not meet expectations. Entrepreneurial profit and overhead generally ranges between 5 and 20 percent of the improvement replacement cost new (including land acquisition) depending upon project size, location, and marketability.

Considering that the subject is a special-use owner-built property, which is constructed under significantly higher risk conditions than a typical build-to-suit development, but without a significant real estate profit motive, entrepreneurial profit and overhead at the mid range of 10 percent is concluded for the subject and will be utilized in this analysis. This equates to $290,000, rounded. Adding this to the previously concluded improvement replacement cost, indicates a total replacement cost new for the subject of ($2,647,212 + $290,000) $2,937,212.

DEPRECIATION
------------

From the improvement replacement cost new, a dollar amount of depreciation may be deducted. There are three types of depreciation: physical, functional, and external. Physical depreciation is the result of physical wear and tear on the improvements. Functional obsolescence is the result of design or physical problems, which reduce the income-producing ability, or desirability of the subject. External obsolescence is the result of outside influences (economic, neighborhood) which decrease the value of the property.

All three types of depreciation have been considered, and it is concluded that physical is applicable to the subject improvements. Functional and external obsolescence were considered and external obsolescence was found to exist. The subject does not have any functional obsolescence for its "value in use" even though for another user, other than a brewery, the basement, second and third floor of the brewhouse would provide minimal utility. ( In the "as is" fee simple market value, these areas are not included as rentable square feet). However, in the value in use, these areas will be included.

Physical depreciation is caused by deterioration of the improvements caused by wear and tear over time. This depreciation is generally divided into two categories: curable and incurable. In the case of the subject improvements, no deferred maintenance is known to exist. Therefore, only incurable physical depreciation is applicable.

Incurable physical depreciation of the existing improvements will be estimated utilizing an age/life method, in which the estimated effective age of the improvements are divided by the estimated economic life, resulting in a depreciation estimate. The subject improvements are estimated to have a typical economic life of 40 years based on the Marshall Valuation Service. Based upon the actual age and condition of these improvements, and considering the recent renovation to significant portions of the property, the following effective ages are estimated for the separate components of the subject:

C040148                        (C)2004 PGP VALUATION INC                     105

---------------------------------------

       ------------------------------------------------------------------
        Component Description     Size    Effective Age     Depreciation
       ------------------------------------------------------------------
        Warehouse Component    16.981 SF    10 Years            25.0%
        Restaurant              2,791 SF     5 Years            12.5%
        Office (Ground Floor)   3,270 SF     5 Years            12.5%
        Office (2nd Floor)      1,163 SF     5 Years            12.5%
        Brewhouse               3,123 SF     5 Years            12.5%
       ------------------------------------------------------------------
        WEIGHTED AVERAGE         27,328                        18.00%
       ------------------------------------------------------------------

The above analysis indicates an average depreciation estimate of 18 percent. This is applied to the total replacement cost new of the subject as summarized on the table on the following page. Therefore, total incurable physical depreciation for the subject is estimated at ($2,937,212 x .18) $528,698.

We have also included depreciation for external obsolescence. The micro-brewing industry market in Oregon and Washington is at or near a saturation point. Three breweries have closed down in the last four years. The breweries are facing increased competition and a fickle customer base that purchases beer based on the trend at the time. As new beers are brewed, those beer companies with large advertising budgets will draw the public to the new brands. The distributing companies play a large role in the different beers that are on the market shelves. A distributor represents several suppliers and will stock those beers on the shelves that are the most fashionable at the time, at the loss of shelf space to other clients whose beer is not a front runner.

The subject has capacity to brew between 110,000 and 130,000 barrels annually. The most they have ever brewed in anyone year has been 67,000 barrels. They are currently on pace to brew 48,000 barrels in 2003, approximately 9,000 barrels less than in 2002, due to loss of a major account.

Because of the market saturation, merger, consolidation, and closing down of breweries, It is our opinion that if a brewery were to close, an owner would not be able to achieve a price equal to or greater than the replacement cost new. This is based on the over built condition. We estimate external obsolescence for the subject of 15 percent.

DEPRECIATED REPLACEMENT COST CONCLUSION
---------------------------------------

Deducting the incurable physical depreciation and the external obsolescence from the replacement cost new estimate for the subject improvements indicates a depreciated replacement cost estimate of ($2,937,212 - $528,698 - $440,582) $1,967,932.

VALUE CONCLUSION - SCENARIO 1
-----------------------------

The Cost Approach is summarized on the chart on the following page. Adding the estimated depreciated cost of the subject's improvements to the previously concluded site value, results in a market value conclusion of the fee simple interest in the subject by the Cost Approach of ($1,967,932 + $275,000) $2,242,932, rounded to $2,240,000.

C040148                        (C)2004 PGP VALUATION INC                     106

=======================================================================================
                             VALUE IN USE-SCENARIO 1
                          COST APPROACH SUMMATION TABLE
=======================================================================================
                                                   $/SF           SF
TOTAL IMPROVEMENT COST NEW                         $92.66   X   27,328  =   $2,532,212
                Site Improvements                                              $65,000
                Indirect Costs                                                 $50,000
PLUS:           Absorption Costs                    0.00%               =           $0
                Entrepreneurial Profit & Overhead  10.00%               =     $290,000
                                                                         --------------
TOTAL REPLACEMENT COST NEW                                              =   $2,937,212

LESS: DEPRECIATION
        Physical
                Incurable       18%     $528,698
                Curable                       $0
                Functional                    $0
                External        15%     $440,582
TOTAL                                                                   =    ($969,280)
                                                                         --------------

DEPRECIATED REPLACEMENT COST OF IMPROVEMENTS                            =   $1,967,932

PLUS: ESTIMATED LAND VALUE (R/O)   45,738 SF x      $6.00 /SF           =     $275,000
                                                                         --------------
TOTAL                                                                   =   $2,242,932

                                                                         ==============
INDICATED VALUE, COST APPROACH (R/O)                                    =   $2,240,000
                                                                         ==============


=======================================================================================













C040148                        (C)2004 PGP VALUATION INC                     107

---------------------------------------

SCENARIO 2 FOR ESTIMATING THE VALUE IN USE
------------------------------------------

A second method of estimating the subject's "value in use" is to apply the Marshall Valuation Service replacement costs for the subject based on its individual components as light manufacturing, restaurant and office; and then adding the contributory replacement costs based on the subject's increased electrical power, water supply and increased drainage.

Initially above, we discussed the replacement cost for the subject from the Marshall Valuation Service was $68.58 per square foot. We will use this cost per square foot times the subject's 27,328 square feet. This results in a primary base value without the contributing additional electrical, water and drainage. The primary base cost of $68.58 per square foot indicates a replacement cost new of $1,874,154 ($68.58/SF x 27,328 SF). To this we will add the site improvement costs of $65,000 and $50,000 in indirect costs discussed earlier. The total replacement cost becomes $1,989,154.

ENTREPRENEURIAL PROFIT
----------------------

Applying the 10 percent entrepreneurial profit used in the "as is" fee simple value and Scenario 1, additional costs of $230,000, rounded, will be added. ($1,989,154 +$275,000 =$2,264,154 x 10%)$226,415.

DEPRECIATION
------------

We have included 18 percent for incurable physical depreciation and 15 percent for external obsolescence. The total depreciation is $732,321. This depreciation subtracted from the total replacement cost new in Scenario 2 of $2,219,154 indicates a depreciated replacement cost of the improvements of $1,486,833.

LAND VALUE
----------

The land value of $275,000 is added to the depreciated replacement cost new to of $1,486,833 to indicate a cost of $1,760,000. To this cost we will add the contributory value of the increased electrical power, water supply and drainage. The Marshall Valuation Service does not provide any costs for increased drainage. There was no line item in the initial R&H cost estimate for drainage. We have concluded that it was included in the total plumbing costs.

SECONDARY IMPROVEMENTS
----------------------

As previously discussed, the contributory value of the subject's additional amenities will be estimated based on their depreciated replacement costs. To estimate the depreciated replacement cost of these subject improvements, Marshall Valuation Service was utilized. The subject's Walk-in cooler (24'x 30') in the shipping area has a base cost of $28,000 with a $2,000 deduction for a shared wall indicating $26,000 for the walk-in cooler.




C040148                        (C)2004 PGP VALUATION INC                     108

---------------------------------------

The Ammonia Shack is a 154 square foot metal building with a concrete foundation. The base construction costs estimate is $14.57 per square foot and $8.84 per square foot for the covering for the conveyor system that extends outside of the subject building. These costs include the following: construction loan costs including interest during the construction period, permits, architect's and engineering fees, taxes during construction, and contractor's overhead and profits.

The  following   tabulation  chart  presents  the  respective   refinements  and
calculations pursuant to the Marshall Valuation Service Calculator Cost Method.

--------------------------------------------------------------------------------
                                                                    Covering for
Building Description                  Ammonia Shed                    Conveyor
--------------------------------------------------------------------------------
Base Square Foot Cost                   $14.57                          $8.84

Square Foot Refinements
-----------------------
Heating & Cooling                        $0.00                          $0.00
Sprinklers                               $0.00                          $0.00
                                         -----                          -----
Adjusted Square Foot Cost               $14.57                          $8.84

Height And Size Refinements
---------------------------
Height per Story Multiplier               1.000                          1.00
Floor Area-Perimeter Multiplier           1.000                          1.00
                                          -----                          ----
Combined Height & Site Multiplier         1.000                          1.00

Final Calculations
------------------
Refined square foot cost                $14.57                          $8.84
Current cost multiplier                 x 0.99                         x 0.99
Local multiplier                        x 1.09                         x 1.09
                                        ------                         ------
Final square foot cost (R/O)            $15.72                          $9.54
Component Size (SF)                       154                            970
--------------------------------------------------------------------------------
Estimated Component Cost (R/0)          $2,421                         $9,254
--------------------------------------------------------------------------------

The total building shell costs indicated on the chart above equates to $11,675. With respect to entrepreneurial profit and overhead, while secondary improvements are not constructed with a real estate profit motive, this category is minimal and does not include any profit.

Given the condition and functional utility of the secondary improvements for sheltering the conveyor belt as it extends out one building (2730 NW 31st Avenue) and travels into a second building, (2750 NW 31st Avenue) and the ammonia shed, housing the machinery for the cooling process, a physical depreciation estimate of 50 percent is concluded. Deducting this from the subject's replacement costs new results in a depreciated replacement cost estimate of ($11,675 x .50) $5,838, rounded to $6,000.

INCREASED ELECTRICAL POWER AND WATER CAPACITY
---------------------------------------------

The subject building has a heavy electrical service capacity which is above the needs of the typical industrial building. According to plant manager, Mr. Bill Wrey, there is a 208-volt, 2500-amp system and a 480-volt 1200-amp system. Typical light manufacturing buildings have 240 or 480-volts with three phase power and 600, 800 or 1000-amps

C040148                        (C)2004 PGP VALUATION INC                     109

---------------------------------------

according to brokers in the area. The typical cost per square foot for electrical in a light manufacturing building is $5.51 per square foot according to the Marshall Valuation Service (Section 44, page 5, March 2002).

Both subject electrical systems exceed the typical build-out. The plant manager indicated the cost of the electrical when installed was approximately $330,000 or $13.12 per square foot in 1994. Based on 3 percent annual appreciation, this would increase the base electrical cost 27 percent (3% x 9 years) to $16.66 per square foot under current conditions. In a review of the 1994 construction costs by R&H Construction, the costs for electrical amounted to $108,045. This would indicate, based on Mr. Wrey's estimate, that additional electrical power was added when the brewing equipment was installed in order to arrive at his dollar total of $330,000.

The Marshall Valuation Service does not have a cost break down per square foot for electrical service for a brewery. A post office processing facility has an electrical supply cost of $18.33 per square foot for good quality construction (Section 44, page 5, March 2002) and an engineering and research laboratory has a replacement cost estimate of $20.74 per square foot for good quality electrical construction. The subject is estimated to be closer to the post office processing facility at $18.33 per square foot. However, we will use the subject's original costs per square foot trended upward which is $16.66 per square foot. This indicates the subject's additional electrical is estimated at $11.15 per square foot ($16.66/SF - $5.51/SF) or $304,707 (27,328 SF x
$11.15/SF).

Using a depreciation estimate of 18 percent, (based on the depreciation of the subject building) the indicated incurable physical depreciation subtracted from the $304,707 ($304,707 x 18%) indicates the depreciated replacement cost new of $249,860, rounded to $250,000.

INCREASED WATER CAPACITY
------------------------

The Marshall Valuation Service indicates the cost per square foot for good quality plumbing in a light manufacturing building is $2.45 per square foot (Section 44, page 4, March 2002). The plant manager for the subject indicated the initial plumbing cost, with increased water capacity, cost approximately $100,000 in 1994 or $3.66 per square foot ($100,000/27,328 SF) for a three-inch water line. Based on a 3 percent annual appreciation or 27 percent over nine years, the appreciated replacement cost would increase to $4.65 per square foot in 2003. There was no plumbing cost for breweries in the Marshall Valuation Service.

A review of the 1994 R&H Construction costs estimated plumbing expenses were $84,198. Based on Mr. Wrey' estimated of $100,000 there would have been additional costs after the R&H construction.

A post office processing facility has a replacement cost new for good quality plumbing of $5.56 per square foot (Section 44, page 4, March 2002) and an engineering and research laboratory has a replacement cost new of $19.60 per square foot for good quality plumbing. The subject is estimated to be closer to the post office processing facility at $5.56 per square foot. In using the subject plant managers estimated water



C040148                        (C)2004 PGP VALUATION INC                     110

---------------------------------------

supply cost trended upward, The indicated contributory water supply cost is estimated at $2.20 per square foot ($4.65/SF - $2.45/SF) or $60,122 (27,328 SF x
$2.20/SF).

A depreciation estimate of 18 percent, the indicated incurable physical depreciation for the subject building will be subtracted from the $60,122 to indicate the depreciated replacement cost new of $49,300, rounded to $50,000.

SCENARIO 2 TOTAL VALUE ADJUSTMENT TO VALUE IN USE
-------------------------------------------------

Based on the above analysis, the net adjustment equates to ($26,000 + $6,000 + $250,000 + $50,000) $332,000. Adding this to the concluded "value in use" for the subject's primary improvements indicates an overall value in use for the subject by the Cost Approach of ($1,760,000 + $332,000):


                                   $2,092,000
                                   ==========





































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



===============================================================================================
                            VALUE IN USE - SCENARIO 2
                          COST APPROACH SUMMATION TABLE
===============================================================================================
                                         $/SF          SF
TOTAL IMPROVEMENT COST NEW              $68.58   X   27,328             =           $1,874,154
        Site Improvements                                                              $65,000
        Indirect Costs                                                                 $50,000
PLUS:   Absorption Costs                        0.00%                   =                   $0
        Entrepreneurial Profit & Overhead      10.00%                   =             $230,000
                                                                                   ------------

TOTAL REPLACEMENT COST NEW                                              =           $2,219,154

LESS: DEPRECIATION
        Physical
                Incurable       18%     $399,448
                Curable                       $0
                Functional                    $0
                External        15%     $332,873
TOTAL                                                                   =            ($732,321)
                                                                                   ------------

DEPRECIATED REPLACEMENT COST OF IMPROVEMENTS                            =           $1,486,833

PLUS: ESTIMATED LAND VALUE (R/O) 45,738 SF x  $6.00 /SF                 =             $275,000
TOTAL                                                                   =           $1,761,833

INDICATED VALUE, COST APPROACH (R/O)                                    =           $1,760,000
                                                                                   ============
PLUS: Contributory Value of Walk-In Cooler (R/O)                        =              $26,000
PLUS: Contributory Value of Ammonia Shack & Outside Cover for Conveyor  =               $6,000
PLUS: Contributory Value of Increased Electrical Supply                 =             $250,000
PLUS: Contributory Value of Increased Water Capacity                    =              $50,000

                                                                                   ============
TOTAL ESTIMATED USE VALUE                                               =           $2,092,000
                                                                                   ============


===============================================================================================
C030810










C040148                        (C)2004 PGP VALUATION INC                     112

                             VALUE IN USE CONCLUSION
                             -----------------------

The following two values were provided based on two different scenarios in estimating the value in use.

                        ----------------------------------
                         Scenario 1            $2,240,000
                         Scenario 2            $2,092,000
                        ----------------------------------

SCENARIO 1 was based on the upward trending of the subject's original costs of construction over a nine-year period at 3 percent annually. The 3 percent was determined by the appraisers based on an average estimated appreciation. In actuality, the annual appreciation could be higher or lower and may not particularly apply to the subject's construction costs. However, without a current replacement cost estimate by R&H Construction of the subject brewery, this was the next best way to apply the given costs for the subject. This scenario is considered to be credible and is given good weight.

SCENARIO 2 was based on the current generic Marshall Valuation Service replacement costs for a typical light manufacturing building, restaurant, office, and for the brew pub, the replacement costs for a loft were used. The Marshall Service does not have specialty costs for a brewery. Applying these base costs did not take into account the contributory value for the increased electrical power, water and drainage system. The plant manager provided approximate amounts for the costs of these increased systems. We trended these costs upward and compared them with other buildings with increased services from the Marshall Valuation Service. This Scenario which was used to support Scenario 1 appears to make more assumptions than the first scenario. We have given this scenario less weight.

Based on the two scenarios, the subject's "Value in Use" is $2,150,000.

                 TWO MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS

                                   $2,150,000
                                   ==========





















C040148                        (C)2004 PGP VALUATION INC                     113

                           CERTIFICATION OF APPRAISAL
                           --------------------------

We certify that, to the best of our knowledge and belief:

o    The statements of fact contained in this report are true and correct.

o The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

o We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

o We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

o Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

o Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

o Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice, as set forth by the Appraisal Standards Board of the Appraisal Foundation.

o We, Gary S. Cox, MAI and Brian L. Kelley, MAI , have made a personal inspection of the property that is the subject of this report.

o No one provided significant real property appraisal assistance to the persons signing this certification.

o The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

As of the date of this report, I, Appraiser List, am currently certified under the continuing education program of the Appraisal Institute.


--------------------------------------  ----------------------------------------
Gary S. Cox, MAI                                        Date
OR State Certified General Appraiser
No. C000712


--------------------------------------  ----------------------------------------
Brian L. Kelley, MAI                                    Date
OR State Certified General Appraiser
No. C000141


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